QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IMS Health Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB number.

IMS HEALTH INCORPORATED 901 Main Avenue Norwalk, CT 06851

March 28, 2008

Dear Shareholder:

        You are cordially invited to attend the 2008 Annual Meeting of Shareholders of IMS Health Incorporated on May 2, 2008, at 11:30 a.m. at The Hyatt Regency, 1800 East Putnam Avenue, Greenwich, Connecticut.

        The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting and provides information about IMS.

        Your vote is important. Whether you plan to attend the meeting or not, please vote by telephone, over the Internet or complete and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may withdraw your proxy and vote your shares.

Sincerely,

DAVID R. CARLUCCI Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 2, 2008

DATE:	Friday, May 2, 2008
TIME:	11:30 a.m.
PLACE:	The Hyatt Regency, 1800 East Putnam Avenue, Greenwich, Connecticut
ITEMS OF BUSINESS:	•	To elect four Class III Directors for a three-year term.
	•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.
	•	To approve amendments to the Restated Certificate of Incorporation to declassify the Board of Directors.
	•	To reapprove the business criteria used for performance goals under the Executive Annual Incentive Plan.
	•	To transact any other business that may properly come before the meeting.
RECORD DATE:	Holders of IMS Common Stock of record at the close of business on March 7, 2008 are entitled to vote at the meeting.
ANNUAL REPORT:	The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2007 (the "2007 Annual Report"), which is not part of the proxy soliciting materials, is enclosed.
PROXY VOTING:
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held May 2, 2008:

•This Proxy Statement and the 2007 Annual Report are available at www.imshealth.com

By Order of the Board of Directors,

ROBERT H. STEINFELD Senior Vice President, General Counsel and Corporate Secretary
Dated: March 28, 2008 Norwalk, Connecticut

Other Matters		79
Shareholder Proposals For 2009 Annual Meeting		79
Incorporation By Reference		79
Solicitation of Proxies		80
Reduce Mailings		80
APPENDIX A—	Director Independence Standards (Excerpts from Guidelines for Determining Director Independence)	A-1
APPENDIX B—	Proposed Changes to Certificate of Incorporation Resulting From Proposal No. 3 (Amendment of the Restated Certificate of Incorporation to Declassify the Board of Directors)	B-1

IMS HEALTH INCORPORATED
901 Main Avenue
Norwalk, Connecticut 06851

PROXY STATEMENT

Introduction

        You are invited to attend the 2008 Annual Meeting of Shareholders of IMS Health Incorporated ("IMS," the "Company," "we," or "us") on Friday, May 2, 2008, beginning at 11:30 a.m. (the "Meeting"). The Meeting will be held at The Hyatt Regency, 1800 East Putnam Avenue, Greenwich, Connecticut.

        Our Board of Directors (the "Board") is requesting your proxy to vote at the 2008 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. We are sending this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, proxy card, and the Company's 2007 Annual Report to inform you about the Meeting and request that your shares be represented and voted at the Meeting. These materials are being mailed to shareholders entitled to vote at the Meeting starting March 28, 2008.

The Company

        IMS is a leading global provider of market intelligence to the pharmaceutical and healthcare industries. We are incorporated in the state of Delaware, have operations in more than 100 countries and employ approximately 7,800 employees worldwide. Our principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851. Our telephone number is (203) 845-5200.

About the Annual Meeting

    What is the purpose of the Meeting?

        At the Meeting, holders of IMS Common Stock will consider and act upon the following items of business:

—	Election of four Class III Directors for a three-year term;
—	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008;
—	Approval of amendment of the Restated Certificate of Incorporation to declassify the Board;
—	Reapproval of the business criteria used under for performance goals the Executive Annual Incentive Plan; and
—	Transaction of any other business that may properly come before the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to Be Held May 2, 2008:

•This Proxy Statement and the 2007 Annual Report are available at www.imshealth.com

        The Board recommends a vote FOR the election of each of the four nominees proposed for election as Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008, FOR approval of the amendment of our Restated Certificate of Incorporation to declassify the Board, and FOR reapproval of the business criteria used under the Executive Annual Incentive Plan.

    Who is entitled to vote at the Meeting?

        Only shareholders of record on March 7, 2008, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. At that date, IMS had 181,329,836 shares of Common Stock outstanding.

    What are the voting rights of shareholders?

        Each share of Common Stock is entitled to one vote. There is no cumulative voting.

    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        If your shares are registered directly in your name with IMS's transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the "shareholder of record." This Proxy Statement, proxy card and the 2007 Annual Report have been sent directly to you by IMS.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. In that case, this Proxy Statement and the 2007 Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following their instructions for voting.

    How do shareholders vote?

        If you are a shareholder of record, you may have your shares voted on matters presented at the Meeting in any of the following ways:

    In person—You may attend the Meeting and cast your vote there.

    By proxy—Shareholders of record have a choice of voting by proxy:

•
Over the Internet. The Web site for Internet voting is on your proxy card;

•
By using a toll-free telephone number noted on your proxy card; or

•
By completing a proxy card and mailing it in the postage-paid envelope provided.

        If you are a beneficial owner, please refer to your proxy card or the information forwarded by your broker, bank or nominee to see which of the above choices are available to you.

        A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:00 p.m. E.D.T. on May 1, 2008.

    If a shareholder gives a proxy, how are the shares voted?

        Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (your "proxies") will vote your shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Meeting.

        If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board recommends, which recommendations are set forth above.

        It is possible that items of business other than those listed above may be brought before shareholders at the Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the persons named as proxies on the proxy card will vote shares for which you have given a proxy on the matter as recommended by the Board, or, if no Board recommendation is given, the proxies will vote the shares in their discretion. In any event, the individuals named as proxies must comply with the rules of the Securities and Exchange Commission (the "SEC") when voting shares on a discretionary basis. At the date of this Proxy Statement, we had not received any notice regarding any other matter to come before the Meeting that was timely in accordance with our Bylaws. The individuals named as proxies on the proxy card accompanying this Proxy Statement are David R. Carlucci, Chairman, Chief Executive Officer and President of IMS, Leslye G. Katz, Senior Vice President and Chief Financial Officer of IMS, and Robert H. Steinfeld, Senior Vice President, General Counsel and Corporate Secretary of IMS.

    If I vote by proxy, may I still attend the Meeting?

        Voting over the Internet, by telephone or by sending in a signed proxy card will not prevent you from attending the Meeting and voting in person.

    How can I revoke a proxy?

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to the Corporate Secretary of IMS, which must be filed with the Corporate Secretary by the time the Meeting begins, or by attending the Meeting and voting in person.

    If I hold shares in the IMS Health Incorporated Savings Plan, how can I vote them?

        If you participate in the IMS Health Incorporated Savings Plan and have contributions invested in IMS Common Stock, the proxy card will serve as a voting instruction for the Trustee of the Plan. You must return your proxy card before April 30, 2008. We will then forward your proxy card to the Trustee. If your proxy card is not received before that date or if you sign and return the proxy card without instructions marked in the boxes, the Trustee will vote your shares of Common Stock held in the Plan in the same proportion as other shares of Common Stock held in the Plan for which the Trustee received timely instructions.

    What constitutes a quorum?

        A quorum of shares is necessary to hold a valid shareholders' meeting. The IMS Bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at meetings of shareholders. Shares for which a shareholder directs an "abstention" from voting, as well as shares that a broker holds in "street name" and votes on some matters but not others ("broker non-votes," which result when brokers have not received voting instructions from their customers on certain non-routine matters), will be counted for purposes of establishing a quorum.

    What vote is required to approve each item of business?

        Directors are elected by a majority of votes cast unless the election is contested, in which case Directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted "for" a Director nominee exceeds the number of votes cast "against" the Director nominee. If an incumbent Director in an uncontested election does not receive a majority of votes cast for his or her election, the Director is required to submit a letter of resignation to the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee is required to consider any such offer of resignation and to recommend to the Board the action to be taken with respect to the tendered offer of resignation. The Board is required to take action within 90 days of the date of the certification of election results, unless such action would cause the Company to fail to comply with any requirement of the New York Stock Exchange ("NYSE") or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If you are present at the Meeting but do not vote for or against a particular nominee, or if you have given a proxy and abstained on a nominee, or if there are broker non-votes, the shares withheld or not voted will not affect the outcome of the election of Directors.

        For the ratification of the appointment of the independent registered public accounting firm and the management proposal regarding business criteria under the Executive Annual Incentive Plan, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Meeting is required for approval. If you are present at the meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted will have no effect on whether the proposal receives a sufficient affirmative vote to approve the proposal.

        The management proposal to amend the Restated Certificate of Incorporation requires the affirmative vote of 80 percent of the outstanding shares. For this item, if you are present at the meeting but do not vote or if you abstain from voting, or if there are broker non-votes, the shares not voted will have the same effect as a vote against the proposal.

    If I cannot attend the meeting, what are the deadlines for voting?

        If you choose to vote over the Internet or by telephone, you must complete the process no later than 11:00 p.m. E.D.T. on May 1, 2008 and in that case it is not necessary for you to return your proxy card.

        If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of IMS by the time the Meeting begins.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table shows information regarding the number of shares of Common Stock "beneficially owned" by each of our Directors, each of our named executive officers listed in the Summary Compensation Table below, all of our current Directors and executive officers as a group, and each person known to be a beneficial owner of more than five percent of our outstanding stock. "Beneficial ownership" includes shares that a shareholder has the power to vote or the power to transfer, and also includes Common Stock options that were either exercisable at the specified date or will become exercisable within 60 days thereafter and shares deliverable in connection with stock units. Unless otherwise indicated in the footnotes, this information is presented as of March 3, 2008. Percentages are based upon the number of shares of Common Stock outstanding at March 3, 2008, plus the number of shares that the indicated person or group had a right to acquire within 60 days after such date and shares deliverable in connection with stock units.

        The table reflects information provided by the Directors, executive officers and beneficial owners of more than five percent of our outstanding Common Stock. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed, and the beneficial ownership of the person or group does not exceed one percent of the outstanding Common Stock. Restricted stock units and deferred stock units represent shares subject to restrictions on transferability and, in the case of units, do not have voting rights until settlement at specified future dates. Share figures have been rounded down to whole shares.

Name	Number of Shares and Nature of Ownership(1)
Bruce F. Boggs	9,430	Direct
	59,503	Restricted/Deferred Stock Units
	175,000	Right to Acquire Within 60 Days by Exercise of Options

243,933
David R. Carlucci	612	Direct
	311,621	Restricted/Deferred Stock Units(2)
	690,000	Right to Acquire Within 60 Days by Exercise of Options

1,002,233
Constantine L. Clemente	7,315	Direct
	27,518	Restricted/Deferred Stock Units
	39,000	Right to Acquire Within 60 Days by Exercise of Options

73,833
James D. Edwards	13,954	Direct
	6,405	Restricted/Deferred Stock Units
	30,000	Right to Acquire Within 60 Days by Exercise of Options

50,359
Kathryn E. Giusti	11,596	Direct
	6,405	Restricted/Deferred Stock Units
	39,000	Right to Acquire Within 60 Days by Exercise of Options

57,001

John P. Imlay, Jr	58,076	Direct
	25,927	Restricted/Deferred Stock Units
	49,257	Right to Acquire Within 60 Days by Exercise of Options

	133,260
Robert J. Kamerschen	37,209	Direct
	13,633	Restricted/Deferred Stock Units
	49,257	Right to Acquire Within 60 Days by Exercise of Options

	100,099
Leslye G. Katz	15,016	Direct
	24,530	Restricted/Deferred Stock Units
	163,334	Right to Acquire Within 60 Days by Exercise of Options

	202,880
H. Eugene Lockhart	8,862	Direct
	20,000	Restricted/Deferred Stock Units
	52,923	Right to Acquire Within 60 Days by Exercise of Options

	81,785
Gilles V. J. Pajot	121,011	Direct
	82,112	Restricted/Deferred Stock Units
	710,097	Right to Acquire Within 60 Days by Exercise of Options

	913,220
M. Bernard Puckett	13,159	Direct
	11,383	Restricted/Deferred Stock Units
	49,195	Right to Acquire Within 60 Days by Exercise of Options

	73,737
Robert H. Steinfeld	28,981	Direct(3)
	46,882	Restricted/Deferred Stock Units
	404,983	Right to Acquire Within 60 Days by Exercise of Options

	480,846
William C. Van Faasen	21,047	Direct
	11,035	Restricted/Deferred Stock Units
	89,331	Right to Acquire Within 60 Days by Exercise of Options

	121,413

Bret W. Wise	2,000		Direct
	8,096		Restricted/Deferred Stock Units

	10,096
All Current Directors and
Executive Officers as a
Group (21 in number)	384,026		Direct
	836,519		Restricted/Deferred Stock Units
	3,448,904		Right to Acquire Within 60 Days by Exercise of Options

	4,669,449	(4)
FMR, LLC	21,021,321	(5)
Ariel Capital Management LLC	19,497,203	(6)
Wellington Management Company, LLP	9,940,200	(7)

(1)
No Director or named executive officer listed in the Summary Compensation table pledged any shares of Common Stock of the Company as security.

(2)
This figure includes shares which Mr. Carlucci electively deferred, which absent such deferral would have resulted in direct ownership by him of 244,156 shares.

(3)
Mr. Steinfeld shares investment and voting rights with his spouse with respect to these shares.

(4)
Represents 2.52% of the outstanding Common Stock at March 3, 2008.

(5)
Represents 11.59% of the outstanding Common Stock at March 3, 2008. The information concerning FMR LLC ("FMR") and related entities was obtained from a Schedule 13G/A filed with the SEC on February 14, 2008, reporting beneficial ownership at December 31, 2007. FMR filed the Schedule 13G/A together with its wholly owned subsidiary, Fidelity Management & Research Company ("Fidelity"), and Edward C. Johnson, 3rd, Chairman and a principal shareholder of FMR. This Schedule 13G/A reported that FMR had sole voting power over 548,321 shares of Common Stock and sole dispositive power over 21,021,321 shares of Common Stock. It also reported that Fidelity, a registered investment advisor, beneficially owned 20,473,000 shares of Common Stock, as a result of acting as investment adviser to various registered investment companies (the "Funds"). This Schedule 13G/A reported that Mr. Johnson and FMR, through its control of Fidelity, each had sole dispositive power over the 20,473,000 shares. Voting power with respect to such shares resides with the respective Boards of Trustees of each of the Funds. FMR further reported that Strategic Advisers, Inc. ("Strategic"), a wholly-owned subsidiary of FMR and a registered investment adviser, beneficially owned 4,262 shares of Common Stock, as a result of providing investment advisory services to individuals, and that FMR's beneficial ownership of Common Stock includes such 4,262 shares. FMR also reported that Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR and a bank, is the beneficial owner of 135,804 shares of Common Stock, as a result of service as investment manager of institutional accounts. This Schedule 13G/A reported that Mr. Johnson and FMR, through its control of PGATC, each had sole dispositive power over, and sole power to vote or direct the voting of, the 135,804 shares of Common Stock owned by such institutional accounts. FMR also reported that Fidelity International Limited ("FIL") and various of its foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 408,255 shares of Common Stock. FMR states that FMR and FIL are of the view that shares held by the other need not be aggregated for purposes of Section 13(d) of the Exchange Act, however, FMR made its Schedule 13G/A filing as though all the shares are owned by FMR and FIL on a joint basis. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)
Represents 10.75% of the outstanding Common Stock at March 3, 2008. The information concerning Ariel Capital Management, LLC ("Ariel") was obtained from a Schedule 13G/A filed with the SEC on February 11, 2008, reporting beneficial ownership at January 31, 2008. This Schedule 13G/A reported that Ariel had sole voting power over 16,258,183 shares and sole dispositive power over 19,425,278 shares. The address of Ariel is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(7)
Represents 5.48% of the outstanding Common Stock at March 3, 2008. The information concerning Wellington Management Company, LLP ("Wellington Management") was obtained from a Schedule 13G/A filed with the SEC on February 14, 2008, reporting beneficial ownership at December 31, 2007. This Schedule 13G/A reported that Wellington Management had shared voting power over 1,308,700 shares and shared dispositive power over 9,940,200 shares. The address of Wellington Management is 75 State Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. Filing persons must furnish us with copies of the Section 16(a) reports they file. We assist our Directors and executive officers in meeting these and other reporting obligations that arise as a result of their service to us. Based solely on our review of the Section 16(a) reports we have received and written representations from some filers that no other reports were required, we believe that all filing requirements applicable to our executive officers, Directors and greater-than-ten-percent shareholders were complied with for the 2007 fiscal year, except that two reportable share acquisitions made on behalf of Mr. Carlucci through a broker managed account, with one made prior to Mr. Carlucci joining IMS and the other in 2003, involving approximately 612 shares in the aggregate, reportable by Mr. Carlucci on a Form 3 and Form 5 were reported late on two Form 5 filings, due to an oversight on the part of the broker to properly inform the Company of the acquisitions.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The members of the Board are grouped into three classes. After election, each class holds office for a three-year term. The term of the current Class III Directors expires at the Meeting.

        The Board currently consists of ten members. After 12 years of valued service as Director of our Company and its predecessors, Mr. Robert J. Kamerschen will retire immediately following the Meeting, at which time the number of Directors of the Company shall decrease to nine.

        The Board proposes the election of David R. Carlucci, Constantine L. Clemente, Kathryn E. Giusti, and M. Bernard Puckett as Class III Directors at the Meeting for a three-year term expiring at the 2011 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE

        Unless you otherwise instruct, proxies will be voted for election of all the nominees, all of whom are now members of the Board. If any nominee is unwilling or unable to serve as a Director and the Board does not, in that event, choose to reduce the size of the Board and the number of Class III Directors, the persons voting the proxy may vote for the election of another person in accordance with their judgment.

        The following information provides, for each nominee for election as a Class III Director, the nominee's name, age, position with IMS, principal occupations during the last five years, and other directorships in public companies, as well as the year the nominee first became a Director.

DIRECTORS STANDING FOR ELECTION

        CLASS III DIRECTORS. The following Directors have terms ending in 2008:

        DAVID R. CARLUCCI. Mr. Carlucci, age 53, has served as a Director and as Chairman, Chief Executive Officer and President of IMS since April 2006, and as a Director and as Chief Executive Officer and President from January 2005 until April 2006. From October 2002 until January 2005, he was President and Chief Operating Officer of IMS. From January 2000 until January 2002, Mr. Carlucci was General Manager, IBM Americas, which comprises all of IBM's sales and distribution operations in the United States, Canada and Latin America. From January 1998 to January 2000, he was General Manager, IBM's S/390 Division. From February 1997 to January 1998, Mr. Carlucci was Chief Information Officer for IBM. Mr. Carlucci is also a director of MasterCard, Inc.

        CONSTANTINE L. CLEMENTE. Mr. Clemente, age 70, has served as a Director of IMS since December 2001. Since September 2002, Mr. Clemente has engaged in a number of personal investment and major non-profit activities. From August 2002 until September 2002, he provided consulting services to Pfizer, Inc. Mr. Clemente retired from Pfizer, Inc. in August 2002. From May 1999 until August 2002, he was Executive Vice President—Corporate Affairs; Secretary and Corporate Counsel of Pfizer. From 1992 until May 1999, Mr. Clemente served as Senior Vice President—Corporate Affairs; Secretary and Corporate Counsel of Pfizer. Mr. Clemente joined the legal division of Pfizer in 1964 and served Pfizer in a number of domestic and international positions after that time.

        KATHRYN E. GIUSTI. Ms. Giusti, age 49, has served as a Director of IMS since February 2002. Since March 2006, she has served as Chief Executive Officer, and from January 1998 until March 2006, she served as the President, of the Multiple Myeloma Research Foundation, a non-profit organization aimed at funding research for and advancing awareness of multiple myeloma. She is also Chief Executive Officer of the Multiple Myeloma Research Consortium, a collaboration of leading myeloma research institutions dedicated to accelerating drug development through innovative research efforts. From 1992 through March 1997, she worked for G.D. Searle & Company, a subsidiary of Pharmacia Corporation, where she most recently served as Executive Director, Worldwide Arthritis Franchise.

        M. BERNARD PUCKETT. Mr. Puckett, age 63, has served as a Director of IMS since June 1998. From August 2002 until September 2007, Mr. Puckett served as Chairman of the Board of Openwave Systems, Inc. Mr. Puckett has been a private investor since January 1996. He previously held the position of President and Chief Executive Officer of Mobile Telecommunication Technologies Corporation, a telecommunications firm, from May 1995 until January 1996. In addition, he served as President and Chief Operating Officer of that firm from January 1994 until May 1995. Mr. Puckett also serves as a director of Direct Insite Corporation and Skilled Healthcare Group, Inc.

DIRECTORS CONTINUING IN OFFICE

        CLASS I DIRECTORS. The following Directors have terms ending in 2009:

        JOHN P. IMLAY, JR. Mr. Imlay, age 71, has served as a Director of IMS since June 1998. Mr. Imlay has been Chairman of Imlay Investments, an Atlanta-based private venture capital investment firm, since 1990. From January 1990 until November 1996, Mr. Imlay was Chairman of Dun & Bradstreet Software Services, Inc., a software company, and he served as Principal Executive Officer of Dun & Bradstreet Software Services, Inc. from January 1990 to January 1993 and as President of that company from January 1990 until March 1992.

        H. EUGENE LOCKHART. Mr. Lockhart, age 58, has served as a Director of IMS since June 1998. Since May 2005, Mr. Lockhart has been an Operating Partner of Diamond Castle Holdings, LLC, a private equity investment firm, and from February 2003, a Venture Partner for Oak Investment Partners, a private equity investment firm. From February 2000 until February 2003, Mr. Lockhart was President and Chief Executive Officer of NewPower Holdings, Inc., a provider of energy and related services. Prior to joining NewPower Holdings Inc., Mr. Lockhart served at AT&T Corporation as President of Consumer Services from July 1999 until February 2000 and as Executive Vice President and Chief Marketing Officer from February 1999 until June 1999. From April 1997 until October 1998, Mr. Lockhart was President, Retail, of Bank of America Corporation, a financial services firm, and from March 1994 until April 1997, he served as President and Chief Executive Officer of MasterCard International, Inc., a credit card company. Mr. Lockhart also serves as a director of the following public companies: Asset Acceptance Capital Corp., Huron Consulting Group Inc. and RadioShack Corporation.

        CLASS II DIRECTORS. The following Directors have terms ending in 2010:

        JAMES D. EDWARDS. Mr. Edwards, age 64, has served as a Director of IMS since October 2002. He retired in 2002 as Managing Partner—Global Markets, for Arthur Andersen LLP, a position he had held since 1998. Mr. Edwards began his career with Arthur Andersen in 1964 and served in several positions after that time. Mr. Edwards is also a director of the following public companies: Cousins Properties, Inc., Crawford & Company, Huron Consulting Group Inc. and Transcend Services, Inc.

        WILLIAM C. VAN FAASEN. Mr. Van Faasen, age 59, has been a Director of IMS since June 1998. Mr. Van Faasen has served as Lead Director of IMS since February 2006. On December 31, 2007, Mr. Van Faasen retired from Blue Cross and Blue Shield of Massachusetts, a health insurance firm in Boston, Massachusetts, where he served as Chairman of the Board since July 2005. From February 2004 until July 2005, he served as Chairman and Chief Executive Officer; from March 2002 until February 2004, he was Chairman, President and Chief Executive Officer and from September 1992 until March 2002, he was President and Chief Executive Officer, of Blue Cross and Blue Shield of Massachusetts. Mr. Van Faasen is also a director of Liberty Mutual Insurance Company and NSTAR.

        BRET W. WISE. Mr. Wise, age 47, has been a Director of IMS since December 2006. Since January 2007, Mr. Wise served as Chairman, Chief Executive Officer and President of Dentsply International Inc., a global medical device company located in York, Pennsylvania. Since August 2006, he has served as a director of Dentsply International. From January 2006 to January 2007, he was President and Chief Operating Officer, from January 2005 to January 2006, he was Executive Vice President, and from December 2002 until January 2005, he was Senior Vice President and Chief Financial Officer of Dentsply International Inc. Mr. Wise was Senior Vice President and Chief Financial Officer of Ferro Corporation of Cleveland, Ohio, a global chemical company from June 1999 to November 2002; Vice President and Chief Financial Officer of WCI Steel, Inc., of Warren, Ohio from August 1994 to June 1999 and prior to June 1994 was a partner with the global accounting firm KPMG.

CORPORATE GOVERNANCE AT IMS

Board of Directors

        The Board is responsible for supervision of the overall affairs of IMS. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular, as well as special, meetings of the Board and its committees. In addition, to promote open discussion among our non-management and independent Directors, those Directors meet in regularly scheduled executive sessions without the participation of the management Directors.

        The Board has appointed an independent Director to serve in a lead capacity ("Lead Director"). The Lead Director is an independent Director appointed annually by the Board. The Lead Director's responsibilities include presiding over executive sessions of the non-management/independent Directors, facilitating information flow and communication between the Directors and the Chairman of the Board and performing such other duties specified by the Board and outlined in the Charter of the Lead Director, which can be found in the "Investors" section of our website at http://www.imshealth.com. Currently, the Lead Director is William Van Faasen.

        To assist in carrying out its duties, the Board has delegated authority to three committees: the Audit Committee, the Human Resources Committee and the Nominating and Governance Committee. The Board held nine meetings during 2007. Overall attendance at Board and Committee meetings was 90%. No Director attended fewer than 86% of the total number of meetings of the Board and of the Committees of the Board on which the Director serves.

Documents Establishing Our Corporate Governance

        The Board has a long-standing commitment to sound and effective corporate governance practices. In November 2003, the NYSE adopted significant new corporate governance rules for listed companies. The SEC also adopted a number of new rules affecting corporate governance and disclosure in 2002 and 2003 with the implementation of the Sarbanes-Oxley Act of 2002. The Board already had in place for several years many of the new NYSE requirements and, together with management, continues to engage in an ongoing review of our corporate governance policies in order to meet the applicable highest standards.

        The following key documents are the foundation of corporate governance at IMS:

  •
  Corporate Governance Principles, as well as:

  —
  Charter of the Lead Director

  —
  Shareholder Rights Plan Policy

  •
  Code of Ethics for Principal Executive Officer and Senior Financial Officers

  •
  Policy on Business Conduct

  •
  Guidelines for Determining Director Independence

  •
  Charters for the three Board Committees:

  —
  Audit Committee

  —
  Human Resources Committee

  —
  Nominating and Governance Committee

  •
  Policy and Procedures Governing Related-Person Transactions

        These documents and other important information on our governance are posted in the "Investors" section of our website, and may be viewed at http://www.imshealth.com. We will also provide printed copies of these documents free of charge to any shareholder who sends the General Counsel a request at: IMS Health Incorporated, 901 Main Avenue, Norwalk, Connecticut 06851.

        The Board's Corporate Governance Principles address a number of important governance matters such as:

  •
  Selection and monitoring of the performance of senior management;

  •
  Succession plans for the Chairman, Chief Executive Officer and President and certain other members of our senior management;

  •
  Qualifications for Board membership, including mandatory retirement for Board members at age 72;

  •
  Functioning of the Board, including the requirement for Executive Sessions at each Board meeting, and effective February 2006, the election of a Lead Director; and

  •
  Committee responsibilities.

        In February 2008, the Board amended our Bylaws to provide that Directors shall be elected by a majority of the votes cast in uncontested elections. Under this majority voting standard, a majority of the votes cast means the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. Prior to this amendment to our Bylaws, Directors were elected by a plurality of the votes cast in both uncontested and contested elections.

        In addition to amending the Bylaws, the Board also amended our Corporate Governance Principles to provide that incumbent directors who fail to receive a majority of the votes cast in an uncontested election shall promptly tender an offer of resignation following certification of the vote. Pursuant to the amended Corporate Governance Principles, our Nominating and Governance Committee shall consider any such resignation offer and shall recommend to the Board the action to be taken. The Board is required to take action within 90 days following certification of the vote, unless such action would cause the Company to fail to comply with any requirement of the NYSE or any rule or regulation promulgated under the Exchange Act.

        In December 2006, we adopted a written "Policy and Procedures Governing Related-Person Transactions." The key terms of this policy are as follows:

  •
  This policy applies to transactions in which IMS is to be a participant and in which a "related person" has or will have a direct or indirect material interest.

  •
  A "related person" means a Director, nominee for Director, executive officer, or shareholder which beneficially owns more than five percent of any outstanding class of our voting securities.

  —
  The term also includes immediate family members of such persons and entities that employ such persons and their immediate family members or in which they have a substantial ownership interest.

  •
  The policy states that we should not engage in related-person transactions, unless:

  —
  The transaction offers clear advantages to the Company, and its purpose is not to confer an advantage on the related person;

    —
    We are acquiring goods or services, and comparable goods or services are not available from unrelated third parties;

    —
    We are selling goods or services, and the terms of the transaction are comparable to terms we provide to unrelated third parties;

    —
    The transaction will be approved for the Company by independent decision-makers in good faith and without influence of the Director, executive officer or principal shareholder who has a conflicting interest;

    —
    The transaction will not impair continued service to us of any Director or executive officer; or

    —
    The transaction is in our best interests.

  •
  Related-person transactions must be approved or ratified by the Nominating and Governance Committee, based on full information about the proposed transaction and the related person's interest.

  •
  The policy does not apply to some transactions, such as:

  —
  Compensation arrangements with Directors and executive officers, including perquisites, which are governed by the Human Resources Committee and its policies;

  —
  Transactions with shareholders on non-discriminatory terms;

  —
  Transactions of less than $5,000 in aggregate value;

  —
  Certain limited purchases for normal use of standardized products or services at prevailing prices from a business entity deemed to be a related person;

  —
  Purchases of financial services other than investment banking services from an affiliate of a principal shareholder who is not a Director or executive officer, if the principal shareholder is a passive institutional investor; or

  —
  Other transactions that do not have any meaningful risk to us or potential to confer undue advantage on a related person.

  •
  Each Director, nominee, and executive officer has a duty to alert IMS to any potential related-person transaction.

  •
  The Nominating and Governance Committee is required to refer information to the Board regarding any related-person transaction that is likely to be significant in the Board's assessment of independence of a non-employee Director.

        We believe that our Corporate Governance Principles, Code of Ethics for Principal Executive Officer and Senior Financial Officers, Policy on Business Conduct, Guidelines for Determining Director Independence, Committee Charters, Policy and Procedures Governing Related-Person Transactions and other governance documents meet current requirements and reflect the highest standards of corporate governance.

Independence of Directors

        We believe the key to effective corporate governance is that a substantial majority of the Directors be independent. The Board adopted the following statement at its meeting on February 12, 2008:

        "We have determined that the following IMS Directors are currently independent:

    Constantine L. Clemente
    James D. Edwards

    Kathryn E. Giusti
    John P. Imlay, Jr.
    Robert J. Kamerschen
    H. Eugene Lockhart
    M. Bernard Puckett
    William C. Van Faasen
    Bret W. Wise

Our determination of 'independence' means that we find that the Director has no material relationship with IMS, directly or indirectly, that would interfere with his or her exercise of independent judgment as a Director of IMS. Regarding Directors who are members of the Audit Committee, we find that each Director meets an even higher standard, in that each of them has not, other than in his or her capacity as a member of the Board or a Board committee, accepted directly or indirectly any consulting, advisory or compensatory fee from, or been an affiliated person of, IMS or any subsidiary."

        The Board made its determination of independence in accordance with its "Guidelines for Determining Director Independence" referred to above. The Guidelines provide:

  •
  A Director cannot be independent if he or she fails to meet the objective requirements as to "independence" under the NYSE listing standards.

  •
  If a Director meets the objective NYSE standards, he or she will be deemed independent, absent unusual circumstances, if in the current year and the past three years the Director has had no related-person transaction or relationship with IMS or an "interlocking" relationship with another entity triggering disclosure under the SEC disclosure rules. These rules require disclosure of related-person transactions and interlocking relationships in our proxy statements. The SEC changed its rules regarding disclosure of related-person transactions in 2006. We apply the new rules to determine independence for 2006 and later years, but for years prior to 2006, we apply the rules as in effect for the relevant year.

  •
  If a Director who meets the objective NYSE independence requirements has had either a disclosable transaction or relationship or the Nominating and Governance Committee or the General Counsel requests that the Board consider any other circumstances in determining the Director's independence, the Board will make a subjective determination of independence.

  •
  The independence of Audit Committee members is determined in accordance with the higher applicable standards, referred to by the Board in its statement above.

        Attached to this Proxy Statement as Appendix A is an excerpt from the Guidelines containing the categorical standards by which we determine "independence," other than the objective requirements under the NYSE listing standards.

Committees of the Board and Meetings

        Our Board has three standing committees:

  •
  Audit Committee

  •
  Human Resources Committee

  •
  Nominating and Governance Committee

        In 2007, the Audit Committee of the Board consisted of Messrs. Edwards (Chairman), Lockhart, Van Faasen and Wise. The Board has determined that Mr. Edwards is an "Audit Committee Financial Expert" as such term is defined in the SEC rules. Each member of the

Audit Committee is financially literate and is an independent Director as defined in the NYSE listing standards. Based on information provided by each Audit Committee member, Messrs. Lockhart, Van Fassen and Wise also meet the requirements for qualification as an Audit Committee Financial Expert under the SEC's rules.

        The Audit Committee held twelve meetings in 2007. Throughout the year, the Committee met with senior members of our financial management team, our Director of Internal Audit, our Chief Financial Officer, our General Counsel and our independent registered public accounting firm. The primary functions of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm's qualifications and independence; and (iv) the performance of the independent registered public accounting firm and the Company's internal audit function.

        The Audit Committee fulfills its responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter, amended and restated as of April 17, 2007, which include:

  •
  Monitoring the preparation of, and reviewing with (i) management, (ii) the individual in charge of our internal audit function and (iii) the independent registered public accounting firm, our annual audited financial statements and unaudited interim financial statements;

  •
  Supervising the relationship between the Company and our independent registered public accounting firm, including: having direct responsibility for its appointment, compensation and retention; reviewing the scope of its audit services; approving its non-audit services; and confirming its independence;

  •
  Overseeing management's implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls, including a review of legal, compliance and regulatory matters affecting the Company, the Company's exposure to significant risks and the Company's internal auditing program; and

  •
  Providing the Report of the Audit Committee for inclusion in the annual proxy statement.

        In 2007, the Human Resources Committee of the Board consisted of Messrs. Puckett (Chairman), Clemente, Imlay and Kamerschen. This Committee held seven meetings during 2007. At each of its meetings, the Committee met with the Chairman and Chief Executive Officer and Senior Vice President Human Resources. At each of its meetings the Committee also met with external expert advisors. Each member of the Human Resources Committee is an independent director as defined in the NYSE listing standards. The primary function of the Human Resources Committee is to assist the Board in the discharge of its responsibilities to the shareholders, potential shareholders, other constituents and the investment community by:

  •
  Periodically reviewing and evaluating IMS's philosophy, goals and objectives with respect to the compensation and benefits of employees generally and the executive management in particular to assure consistency with the philosophy and policies of the Board;

  •
  Establishing and reviewing the executive compensation and benefits policies, plans, programs, and arrangements of IMS for Board-approved corporate officers and certain other senior management positions;

  •
  Establishing the compensation policies, plans and programs for non-employee members of the Board;

  •
  Monitoring the administration of our compensation and benefits programs for executives, employees and non-employee members of the Board including equity awards;

  •
  Overseeing the executive performance appraisal process, management development programs and succession planning process for senior executives of IMS and making annual presentations summarizing these matters to the Board;

  •
  Reviewing and discussing with management the IMS Compensation Discussion and Analysis required by the SEC rules and recommending inclusion of the Compensation Discussion and Analysis in the annual proxy statement; and

  •
  Providing the Committee Report on Executive Compensation for the annual proxy statement.

        In 2007, the Nominating and Governance Committee of the Board consisted of Messrs. Kamerschen (Chairman), Clemente and Lockhart and Ms. Giusti. This Committee held three meetings during 2007. Each member of the Nominating and Governance Committee is an independent Director as defined in the NYSE listing standards. The primary function of the Nominating and Governance Committee is to provide counsel to the Board with respect to:

  •
  Board organization, membership, and function;

  •
  Board committee structure and membership; and

  •
  General corporate governance matters and practices, including review and approval of related person transactions.

        This Committee is responsible for identifying individuals it believes are qualified to be Board members and recommending to the Board the nominees to stand for election as Directors. In this process, the Committee weighs the following criteria regarding a potential nominee: the relevance of the candidate's experience to the business of IMS and how that experience interplays with that of the other Board members; the candidate's enhancement of the diversity of the Board; the candidate's independence from conflict or direct economic relationship with IMS; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. In addition, the Committee considers candidates who allow the Board to maintain relationships with our customers and other stakeholder groups and to respond to developments in the market in which we operate. It is also expected that nominees will be individuals who possess the character, judgment, skill and reputation and hold positions or affiliations befitting a Director of a U.S. publicly held company of IMS's size.

        This Committee will consider shareholders' recommendations of nominees for membership on the Board under the same process described above for candidates identified by the Committee. Shareholders may recommend candidates for membership on the Board to the Nominating and Governance Committee by submitting the names in writing to: Robert H. Steinfeld, Senior Vice President, General Counsel and Corporate Secretary, IMS Health Incorporated, 901 Main Avenue, Norwalk, Connecticut 06851. The Bylaws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an Annual or Special Meeting. These procedures are described below under the caption "Shareholder Proposals for 2008 Annual Meeting." Shareholders should provide the same information and follow the same procedures when recommending candidates for consideration by the Committee, except that it is recommended that the shareholder submit the candidate's name at least five months before the anniversary date of the last Annual Meeting.

How to Contact the Board and its Committees

        We have established a process by which shareholders and other interested parties can contact our Board, or a committee of the Board.

  •
  To contact the Board or a Board committee, you can send an email to imsbod@imshealth.com, or write to the following address:

Board of Directors
IMS Health Incorporated
901 Main Avenue
Norwalk, Connecticut 06851

  •
  All complaints and concerns will be received and processed by the Lead Director and the General Counsel's Office.

  •
  Complaints relating to IMS accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

  •
  You will receive a written acknowledgement from the General Counsel's Office upon receipt of your written complaint or concern.

  •
  You can report your concerns anonymously or confidentially.

        Our policy on Director attendance at annual meetings calls for Directors to be invited but not required to attend IMS's annual meetings of shareholders. No Directors attended the 2007 Annual Meeting of Shareholders other than Mr. Carlucci.

Compensation of Directors

        The following table sets forth information regarding the compensation earned by or awarded to Board members who are not employees of IMS for Board service in 2007. Mr. Carlucci is the only IMS employee now serving on the Board.

Director Compensation for Fiscal 2007

Name	Retainers & Meeting Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Total ($)
Constantine L. Clemente(3)	67,500	55,944	22,042	145,486
James D. Edwards(4)	91,500	62,250	22,042	175,792
Kathryn E. Giusti	61,500	55,944	22,042	139,486
John P. Imlay, Jr.(5)	69,000	55,944	22,042	146,986
Robert J. Kamerschen	79,000	55,944	22,042	156,986
H. Eugene Lockhart	73,500	55,944	22,042	151,486
M. Bernard Puckett	79,000	55,944	22,042	156,986
William C. Van Faasen(6)	107,000	55,944	22,042	184,986
Bret W. Wise(5)	75,000	34,055	0	109,055

(1)
Compensation shown in the "Stock Awards" and "Option Awards" columns reflects the expense recognized for financial statement reporting purposes for fiscal 2007 in accordance with FAS 123R for equity awards, including awards granted in earlier years but which remained unvested in all or part of 2007. The compensation amounts were not discounted for estimated forfeitures related to the service-based vesting condition. The following table shows the grant date fair value of each grant of restricted stock units ("RSUs") to our Directors in 2007 and the aggregate number of stock awards and aggregate number of options held by each Director at December 31,

  2007. Each Director was granted 4,971 RSUs on April 17, 2007. Deferred shares includes vested RSUs, the settlement of which has been deferred by the Director. No stock options were granted to Directors in 2007:

	Granted in 2007(a)	Number Held at December 31, 2007
Name	Fair Value of RSUs at Grant Date ($)	Restricted Stock Units (Unvested) (#)	Deferred Shares (#)	Stock Options (#)
Constantine L. Clemente	147,987	6,405	20,395	39,000
James D. Edwards	147,987	6,405	6,750	30,000
Kathryn E. Giusti	147,987	6,405	0	39,000
John P. Imlay, Jr.	147,987	6,405	19,195	49,257
Robert J. Kamerschen	147,987	6,405	7,228	49,257
H. Eugene Lockhart	147,987	6,405	13,595	52,923
M. Bernard Puckett	147,987	6,405	4,978	49,195
William C. Van Faasen	147,987	6,405	6,880	89,331
Bret W. Wise	147,987	6,436	1,300	0

  (a)
  In 2007, each Director was granted 4,971 RSUs which vest in four equal annual installments beginning one year after grant. RSU awards are subject to earlier vesting upon death or disability of the Director, in the event of a Change in Control, or in other circumstances as determined by the Human Resources Committee.

(2)
Fair value of stock options is determined using the Black-Scholes option pricing model, based on the same assumptions as are used for calculating fair value for purposes of our financial statements except without discounting award value for estimated forfeitures related to service-based vesting conditions. These assumptions are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which shall be deemed to be part of this Proxy Statement.

(3)
Mr. Clemente deferred 100% of his 2007 cash fees into 2,285 deferred shares.

(4)
Mr. Edwards deferred 100% of his 2007 cash fees into deferred cash.

(5)
Messrs. Imlay and Wise deferred 50% of their 2007 cash fees into 1,146 and 1,272 deferred shares, respectively.

(6)
Lead Director.

        The following table summarizes our policy for compensating non-employee Directors as in effect at March 1, 2008.

Annual Board Retainer:	$45,000, payable in quarterly installments
Audit Committee Chair Annual Retainer:	$15,000 annually, payable in quarterly installments
Other Committee Chairs Annual Retainer:	$10,000 annually, payable in quarterly installments
Lead Director Annual Retainer:	$35,000 annually, payable in quarterly installments
Meeting Attendance Fees:	$1,500 for each Board meeting, $1,500 for each Board committee meeting

Restricted Stock Units ("RSUs"):	Effective 2007, Directors are awarded:
•
2,620 RSUs annually; these RSUs vest in four equal annual installments beginning one year after grant, subject to acceleration upon death, disability or upon termination in other circumstances as determined by the Human Resources Committee;
•
Grant of RSUs with a value of $70,000 annually; these RSUs vest in four equal annual installments beginning one year after grant, subject to acceleration upon death, disability or termination in other circumstances as determined by the Human Resources Committee.
•
Upon the initial election of a Director, a one-time grant of RSUs with a value of $40,000; these RSUs vest five years after grant, subject to acceleration upon death, disability or termination in other circumstances as determined by the Human Resources Committee. Prior to December 2006, this grant to a Director upon initial election was in the form of restricted stock.
	•	RSUs are settled by delivery of shares, and until that time do not have voting rights, but carry a right to payment of dividend equivalents, subject to vesting of the RSUs and payable upon settlement.

        Commencing in 2006, we granted RSUs in place of stock options as the form of annual equity grant to Directors. Previously, Directors received a grant of 7,000 stock options annually, which vested and became exercisable in three equal annual installments or earlier upon termination of service by death, disability or retirement or upon termination in other circumstances as determined by the Human Resources Committee, and expired seven years after grant or earlier following termination of service.

        Directors may elect to defer all or part of their compensation under our Non-Employee Directors' Deferred Compensation Plan, a non-qualified plan. Under this Plan, the participating Directors may direct deferrals to an account to be credited as deferred cash or deferred share units. The number of share units acquired is determined by dividing the cash amount deferred by 100% of the fair market value of the IMS stock at the deferral date. Deferrals of RSUs are also permitted. Dividend equivalents are credited on share units at the same rate as dividends are paid on Common Stock. Deferrals are non-forfeitable. A feature of the Plan permitting deferral of cash compensation into stock options is no longer available. For 2007, we changed the rate of interest credited on deferred cash to equal 120% of the long-term "applicable federal rate" as in effect in the preceding December, which under SEC rules does not constitute an "above market" interest rate.

        If there is a change in control of IMS, Directors' stock options and RSUs generally will become vested. For this purpose, the term "change in control" has the same meaning as under the change-in-control agreements, described below under the caption "Potential Payments Upon Termination or Change-In-Control."

        Expenses for attending Board and committee meetings and fulfilling other duties as Directors are reimbursed by IMS.

        The Board of Directors has adopted share ownership guidelines for non-employee Directors because it believes that each non-employee Director should maintain a meaningful investment in IMS. Each non-employee Director is expected to own shares with a value of five times the annual retainer amount. New non-employee Directors are given between seven and eight years to achieve the guideline. All Directors who have served at least four years have met these ownership guidelines as of December 31, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

        This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the accompanying tables below and text disclosing the compensation awarded to, earned by or paid to the named executive officers.

        Compensation of our named executive officers is determined under IMS's compensation program for senior executives. This program is governed by the Human Resources Committee of the Board. Currently, the Human Resources Committee determines the compensation of all executive officers of the Company. This discussion and analysis focuses on our named executive officers listed in the Summary Compensation Table and other compensation tables in this proxy statement.

Objectives of Our Compensation Program for Named Executive Officers

        Our executive team is critical to the success of IMS in fulfilling its mission and building value for shareholders. The principal objectives of our compensation program are to:

  •
  Permit us to recruit talented and well-qualified executives to serve in leadership positions;

  •
  Retain such experienced executives to lead our organization over the long-term, and succeed into positions of increasing responsibility;

  •
  Build corporate and shareholder value by:

  •
  Focusing our executives on achieving those key objectives critical to implementing the Company's business strategy;

  •
  Ensuring that our executives take a long-term perspective while concentrating on achievement of annual goals;

  •
  Holding executives directly accountable for results by placing a major portion of compensation in at-risk incentives based on achievement of performance objectives and creation of shareholder value; and

  •
  Aligning the interests of our executives with the interests of our shareholders;

  •
  Motivate our executives to succeed by providing compensation that is directly based on performance and that is competitive relative to results achieved;

  •
  Offer compensation opportunities that are fair in relation to the compensation of other employees and reasonable from the perspective of shareholders;

  •
  Give assurance of fair treatment and financial protection so that executives, without undue concern for their personal circumstances, can identify and consider transactions that would be beneficial to shareholders but which might change the control of IMS;

  •
  Provide reasonable financial benefits in the event the executive's services are no longer needed by the Company;

  •
  Safeguard the business of the Company, including protection from competition and other adverse activities by the executive during and after employment;

  •
  Pay compensation in an efficient and cost-effective manner, taking into consideration accounting and tax consequences; and

  •
  Fully comply with applicable rules and regulations, and administer compensation on a transparent basis in accordance with best practices of corporate governance.

        To accomplish these objectives, we intend that the levels of compensation available to executives who successfully enhance corporate and shareholder value be competitive with the compensation offered by other organizations that potentially compete for their services. This is critical to our ability to recruit executives who have demonstrated the qualities of leadership, a sharing of our values, and the energy and vision to guide IMS. It is likewise critical to our ability to motivate and retain high-quality executives who have demonstrated their value to our organization.

        In addition, we designed our program to tie a major portion of each senior executive's compensation to achievement of performance objectives. This "pay-for-performance" approach to compensation cascades throughout the organization and is supported by our global performance appraisal and job evaluation programs. As discussed below in greater detail, the principal measures of our business performance to which senior executive compensation is tied are revenues, operating income and, in the case of equity awards, the value returned to shareholders as measured by stock price appreciation.

Elements of Our Compensation Program for Named Executive Officers

        The following table details the elements of our compensation program which are designed to achieve our compensation objectives for the named executive officers:

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Salary*	Fixed annual compensation that provides ongoing income.	Intended to be competitive with marketplace and reflect the executive's relative value to IMS.
Annual Incentive*	Opportunity to earn performance-based compensation for achieving pre-set annual goals. For 2007, the primary goals were based on revenues and operating income.	Motivate and reward achievement of key annual corporate and personal objectives that build long-term shareholder value.
Long-term Compensation*:
—PERS (Performance-Based Restricted Stock Units)
	Opportunity to earn RSUs based on one-year performance; available in 2007 to Messrs. Carlucci, Pajot and Steinfeld and Ms. Katz. Under this program, a dollar amount equal to the annual incentive earned for the year is converted at year end into a number of RSUs—referred to as "PERS"—that remain subject to an additional two-year service requirement in order to vest.	Promote achievement of key corporate objectives and retention; the risk, reward and vesting requirements of PERS are designed to align executives' interests with shareholders.

—Long-Term Incentive Program ("LTIP") (for executives who are eligible for PERS)
Opportunity to earn stock and RSUs based on two-year performance. The stock portion of the award is payable at the end of the two-year performance cycle. The RSU portion of the award vests 100% two years after completion of each performance cycle. This program commenced in 2007, providing award opportunities to the executives eligible for PERS for the 2007-2008 performance cycle. Performance goals for this cycle are based on revenues and operating income.
Promote achievement of key multi-year corporate objectives and retention; the risk, reward and vesting requirements of these incentive awards are designed to align the executives' interests with shareholders.
—LTIP (for executives not eligible for PERS)
Opportunity to earn cash and RSUs based on two-year performance. Two year performance cycles commence annually and therefore overlap. Award opportunities were designated for the 2007-2008 performance cycle in early 2007 and awards were earned for the 2006-2007 performance cycle at the end of 2007. The cash portion of the award is payable shortly after the end of the two-year performance cycle. The RSU portion of the award vests 100% two years after completion of each performance cycle. Performance goals for these two cycles are based on revenues and operating income.
Promote achievement of key multi-year corporate objectives and retention; the risk, reward and vesting requirements of these incentive awards are designed to align executives' interests with shareholders.

—Restricted Stock Units ("RSUs")	Awards of specified number of shares of stock whose vesting and delivery is contingent upon completion of a specified period of future service.	Recognize promotion and special contributions, ease transfer/relocation, and facilitate recruitment of new executives; promote retention and alignment with shareholder interests.
—Stock options/stock appreciation rights	Not awarded in 2007.	More highly leveraged risk and reward long-term alignment with shareholder value; vesting promotes retention.
Retention Awards—RSUs	RSUs granted upon the hiring or promotion of an executive, or as means to assure long-term retention.	Encourage retention, particularly when business is transitioning, with longer-term vesting required; risk and reward alignment with shareholders.
Retirement Income
	Regular component of compensation program earned based on service. Defined contribution and defined benefit programs provide for pension or lump sum payment upon retirement based on length of service and annual compensation prior to retirement.	Key programs to attract hires and retain executives long-term; necessary in recruitment to replace retirement commitments of former employers in some cases.
Severance payments and benefits, including after a change in control	Payments and benefits upon termination of an executive's employment in specified circumstances.
Intended to provide assurance of financial security to attract hires and to retain executives, especially in disruptive circumstances such as a change in control and leadership transitions; encourage management to consider transactions that could benefit shareholders.

Benefits	Health and welfare benefits.	Competitive programs to provide family protection, facilitate recruitment and retention.
Perquisites	Limited personal benefits provided as an element of compensation.	Highly desired; used to recognize performance in a cost-effective manner; certain perquisites offered to encourage appropriate focus on health and promote financial and family well-being.

*
Salary, annual incentive and long-term compensation comprise "total direct compensation," which is intended to fall within the 50th to 75th percentile of competitive market compensation for target performance.

        In setting policies and administering the compensation of named executive officers, the Committee reviews and takes into account all elements of compensation, including total direct compensation, benefits and perquisites. The Committee reviews regularly scheduled as well as special reports and analyses of executive compensation in consultation with its independent outside advisers, Steven Hall & Partners, including current practices and trends among peer companies and general industry.

        Other policies and practices that contribute to achieving the objectives of our compensation program include:

        Stock Ownership Guidelines.    Our stock ownership guidelines require that the named executive officers own a significant equity stake in IMS during their employment. We expect our Chairman and Chief Executive Officer to own stock with a value of at least six times his salary, our Executive Vice President and Chief Operating Officer five times his salary, and other named executive officers three times his or her salary. A review of our comparator companies in 2007 performed by Steven Hall & Partners indicated that these ownership levels are competitive and, in some cases, higher than the competitive norm. Because stock units deferred by the executive and RSUs expose the executive to the full risk and reward of stock ownership, we include 100% of such deferred stock units and RSUs as stock ownership under the guidelines. We also count one-quarter of the shares that represent the profit component of a vested in-the-money option as ownership under the guidelines. An executive must reach his or her target ownership level within five years after becoming subject to the guidelines. All of the named executive officers employed at year-end substantially exceeded their target ownership level at that time. We have a policy that precludes executives from short selling, buying put options or writing call options, and engaging in other transactions that hedge the executive's risk of owning our stock.

        Employment Agreements.    We have employment agreements with three of the named executive officers who remained in service at the end of 2007, Mr. Carlucci, Mr. Pajot and Mr. Steinfeld. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination while requiring compliance with restrictive covenants. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and avoid frequent renegotiation of the terms of employment. Conversely, employment agreements can limit the ability of IMS to change certain employment and compensation terms. Our use of employment agreements reflects the fact that we recruited Mr. Carlucci and Mr. Pajot who had held high-level positions at other companies, that Mr. Pajot was asked by us to relocate and take on significant additional responsibilities, and that Mr. Steinfeld was promoted and asked to take on significant additional responsibilities. Executives in these circumstances have negotiated with us regarding the terms of their employment. The agreements embody the employment terms on which our Committee and the executives have reached agreement. Employment agreements for our most senior executive officers have been used since the founding of IMS. The terms of our current agreements are summarized in the section below under the caption "Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment-Related Agreements" and "Potential Payments Upon Termination or Change-In-Control." We have not entered into new employment agreements with persons who have become executive officers in several years, but executive officers who do not have employment agreements are covered by our Employee Protection Plan and change in control agreements which provide severance and other benefits upon certain terminations of employment.

        Business Protection Terms.    Our named executive officers are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections including obligations not to compete, not to hire away our employees, not to interfere with our relationships with suppliers and customers, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in agreements and equity awards. In addition, we have adopted a Code Of Ethics for Principal Executive Officer and Senior Financial Officers that requires named executive officers involved in preparing our financial statements, including the Chief Executive Officer and Chief Financial Officer, to adhere to high standards of conduct. Failure to comply with this Code Of Ethics or with the IMS Policy on Business Conduct or applicable laws will subject the executive to disciplinary measures, which may include loss of compensation, IMS stock, and benefits, and termination of employment. Similar forfeitures would apply to our Senior Vice President, General Counsel and Corporate Secretary under contractual provisions if we were required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, resulting from knowing or grossly negligent conduct.

        Equity Award Grant Policies.    The Committee has adopted a grant policy governing the approval process and time at which we grant equity awards, which includes both stock options and full-value awards such as RSUs. This policy provides that:

  •
  Equity awards granted to executive officers must be approved by the Committee or the full Board.

  •
  Grants to employees who are not executive officers may be approved by the Committee or the Board or, up to the limits permitted under the policy, by the Chief Executive Officer.

  •
  The grant date of any equity award must be set by the Committee when approving the grant; this may be at the date the Committee completes its actions authorizing the grant or at a later date specified by the Committee.

  •
  The Committee considers whether any material non-public information concerning the Company is pending.

  •
  If so, the grant of equity awards shall either be postponed or authorized to become effective at a time when the Committee expects material non-public information to no longer be pending.

  •
  However, such a grant may be made effective at a fixed date if the grant is approved in advance and the Committee determines that the grant would not provide an unintended benefit to the employee or an unintended cost to the Company, and the expense of the award will be measured and reflected in financial statements in compliance with applicable accounting rules.

  •
  In April 2007, the Committee made our regular annual grant of equity awards effective at the time it completed its actions to authorize the awards.

  •
  For newly hired or newly promoted executives, a grant having a specific dollar value may be authorized in advance of the hiring or promotion date, with the grant to be fixed and effective at the hiring or promotion date, or the grant may be made at a meeting of the Committee following the hiring or promotion date.

  •
  The date of hire means the date on which a person begins to fully perform the bona fide services of his or her employment, and is deemed to be an employee for all purposes.

  •
  Any grant that becomes effective at a specified time after Committee approval may be subject to retained authority of the Committee to cancel the award before it becomes effective.

  •
  In any case in which fair market value is being used to set the exercise price of a stock option or to determine the amount of an equity award to be granted, fair market value is equal to the average high and low sales prices of the Company's Common Stock on the grant date unless otherwise required by the applicable equity compensation plan.

Total Direct Compensation

        The Role of Benchmarking.    We intend that the levels of compensation available to executive officers who achieve their objectives and successfully enhance corporate value be competitive with the compensation offered by our comparator companies and other organizations that potentially compete for their services. This approach enables us to attract and retain the highest caliber of executive talent, which is critical to the long-term success of our Company in an increasingly challenging market.

        Specifically, we intend that, if our executive officers achieve our targeted corporate objectives in a given year, they will earn total direct compensation comparable to the total direct compensation earned by executives performing similar functions at comparable companies. Total direct compensation includes three elements: salary, annual incentive, and long-term compensation. We have developed a group of comparator companies, described below, that we use for "benchmarking" total direct compensation.

        Though this "benchmarking" is an important step in our process, its use is limited to setting the framework within which compensation will depend on performance:

  •
  For each executive, we use benchmarking to set the target level of annual incentive and long-term incentives so that such target amounts, together with salary, will result in total direct compensation within the range of the 50th to 75th percentiles of the comparator group.

  •
  For incentives with a performance goal, we set the target performance level which must be achieved to trigger the payout of the target incentive amount based on IMS Health's business plan and objectives.

  •
  For 2007 annual incentives and awards under our LTIP, a maximum payout level was set at 200% of the target payout level, and a threshold payout level was set at 75% of the target payout level. We believe these multiples are within the range of typical practice for performance-based incentives among U.S. companies and among our comparator group.

  •
  We base the performance levels required for payment of maximum or threshold incentives on our business plan and not as benchmarks against performance of other companies.

  •
  We set target total direct compensation levels at a particular time, early in each year, but executives receive payouts under their incentive awards after conclusion of the performance period, when results are evaluated and certified by the Committee and Board.

  •
  We set the terms of performance awards early in a given year to motivate executives to achieve performance goals.

  •
  When amounts are paid out, no benchmarking of the payout level versus other companies takes place.

  •
  Long-term incentive awards such as stock appreciation rights and RSUs provide for compensation linked to stock price. We benchmark the value of these awards as of the time of grant, but the ultimate payout is not controlled by any further benchmarking adjustments.

  •
  In benchmarking, we compare an executive's compensation level with that of executives in comparable positions at the comparator companies. In some cases, our executive's position responsibilities may differ substantially from those of the typical comparable executive at companies in the comparator group.

  •
  The data we use for benchmarking is gathered from proxy statements filed by the comparable companies with the SEC. Most companies file their proxy statements in March or April, reporting compensation information for the previous fiscal year. When setting target annual and long-term incentive amounts in early 2007, our Human Resources Committee generally had competitive compensation data from fiscal years ending in 2005. The age of the data makes benchmarking less precise.

  •
  We do not separately benchmark elements other than the elements included in total direct compensation. The Committee reviews information regarding prevailing levels of these other elements of compensation, but does not have a policy of setting each such element of pay at a particular benchmarked level.

        Comparator Companies.    In determining target levels of total direct compensation for named executive officers, we look at the levels of total direct compensation of executives among a consistent group of comparator companies from year to year with adjustments as required to reflect acquisitions and mergers, as well as relevant changes in size, performance and business operations. We review the same group of comparator companies in evaluating other aspects of executive compensation.

        Eighteen publicly traded companies were referenced for comparison purposes in evaluating the 2007 compensation of the named executive officers, including 12 healthcare and other information services companies and six medical supply companies. These are companies with which IMS competes for executive talent, or which have characteristics similar to IMS, including one or more of the following:

  •
  Projected revenues, growth, operating income, assets, market value and/or total shareholder returns;

  •
  Market presence outside the United States;

  •
  Leading market shares in significant or emerging markets; and

  •
  Similarities in scope of position responsibilities, executive qualifications and expertise, and/or performance challenges.

By the end of 2007, two* of the 18 companies had been removed from the list because the company was acquired or sold off a major portion of its business. The following comparator companies were referenced during 2007:

Pharmaceutical/Medical Supply Companies(6)	Healthcare and Other Information Services Companies(12)
Allergan, Inc.	Acxiom Corporation
Bausch & Lomb, Inc.*	Affiliated Computer Services, Inc.
Beckman Coulter, Inc.	Ceridian Corporation
Forest Laboratories, Inc.	Cerner Corporation
St. Jude Medical, Inc.	Covance Inc.
Stryker Corporation	DST Systems, Inc.
The Dun & Bradstreet Corporation
Emdeon Corporation*
Equifax Inc.
Fair Isaac Corporation
Fiserv, Inc.
Moody's Corporation

*
Since the designation of these comparator companies, Bausch & Lomb was acquired and Emdeon (formerly WebMD) sold off a major portion of its business. Therefore, these two companies were removed from the list of comparator companies during 2007.

        Compensation data for the comparator companies comes from benchmarking studies conducted by Steven Hall & Partners, the Committee's independent compensation consultants. In making decisions regarding 2007 total direct compensation, the Committee generally had data available from SEC filings by those companies reporting on their fiscal years ending in 2005. We recognized that executive compensation levels had trended upward in 2006, so that use of 2005 information for setting compensation would be conservative. In fact, as discussed in more detail below, based on 2006 actual compensation levels (information available by mid-2007), the CEO's target total direct compensation was at the 39th percentile of the comparator group rather than the 57th percentile based on 2005 comparator group information.

        Total Direct Compensation.    We place at risk a majority of total direct compensation, requiring achievement of performance goals as a condition to earning annual and most long-term incentives, with upside opportunity for higher levels of performance and, conversely, downside risk. We generally endeavor to position an executive's total direct compensation opportunity, earnable for performance at target levels, between the 50th and 75th percentile of the comparator group compensation for the corresponding position. We consider also the level of prior year compensation in setting total direct compensation and, absent unusual circumstances, do not reduce an executive's salary level or the target level of annual or long-term incentive opportunities as a multiple of salary.

        As shown in the table below, for 2007 we positioned total direct compensation at target payout levels for the CEO and CFO at levels near the 2005 median for their positions. In the case of Mr. Carlucci, our CEO, 2007 salary included an increase of approximately 3% as compared to the corporate salary increase budget of 4%. We set the target annual incentive level and the PERS portion of long-term incentive at a level equal to 110% of salary (as in effect before the raise). In comparison to 2006 target annual incentive, which was set at 100% of salary paid in 2006, the level of these target incentive awards in 2007 increased by 13.3%. We increased the LTIP portion of Mr. Carlucci's long-term incentives (at target valued at grant date) by 4%. These increases in incentive awards were intended to better position the CEO's total direct compensation within our targeted percentile range.

        In the case of Ms. Katz, who was promoted to Senior Vice President and Chief Financial Officer in 2007, her below median total direct compensation reflects her brief tenure in the CFO position. One pay element, long-term incentive compensation for 2007, was above median primarily due to awards of RSUs granted in recognition of her promotion and as a means to encourage long-term service and retention.

        We positioned total direct compensation for Mr. Pajot, our Executive Vice President and Chief Operating Officer, at a level approaching the 75th percentile. Mr. Pajot is an executive of long experience and deep knowledge of our business. Therefore, the Committee authorized compensation at this level to encourage his continued service and induce him in 2006 to agree to undertake increased responsibilities and relocate from Europe to work in the United States.

        We positioned the total direct compensation of Mr. Steinfeld, our Senior Vice President, General Counsel and Corporate Secretary, above the median level as an executive whose long-term service and duties, particularly in tax matters and policy, are deemed to be broader than those of most other general counsels at comparable companies.

        Prior to becoming Senior Vice President, Global Marketing and External Affairs in 2006, Mr. Boggs served as Senior Vice President and President, IMS Americas. Our compensation consultant was unable to provide market pricing information based on our comparator group for Mr. Boggs' new position, in part because few of the comparator companies disclose compensation levels for their marketing heads and in part because of Mr. Bogg's additional duties with respect to communications and external affairs. Based on the advice of our compensation consultant that Mr. Boggs' new responsibilities were of comparable value to those of his prior position, we determined to continue compensating Mr. Boggs at the same level as for his former group head role. Based on information provided by our consultant, we believe that Mr. Boggs' total direct compensation for 2007 represented below median compensation for a group head (at approximately the 36th percentile, but may have been in the range of the 75th percentile for a standard head-of-marketing position).

        Allowing for variances discussed above, we intend salaries to be conservative, in the range of market median for similar positions at our comparator companies. Salaries represent historic accumulation of past increases based on the Company's annual merit budget, value of the individual's position within the Company relative to similar positions, and total direct compensation relative to similar positions among comparator companies. The annual and long-term incentive elements of total direct compensation, which at target levels constitute the larger portion of pay, are variable and at risk based on performance. Allowing for variances described above, target annual and long-term incentive opportunities are estimated to fall within 50th to 75th percentile for comparable positions among our group of comparator companies. Annual incentives for 2007 were entirely contingent on achievement of adjusted (non-GAAP) revenue and adjusted (non-GAAP) operating income goals, as were 2007 long-term incentive awards. ("GAAP" refers to generally accepted accounting principles in the United States.) The payout values of annual and long-term incentive awards will vary from the target values based on performance and the market value of our stock. Salary and annual incentive compensation are paid in cash, with long-term incentive compensation generally distributed in the form of shares to our most senior executives and in a mix of shares and cash to the next tier of executive officers. We promote share ownership as a direct means of aligning the interests of our executives with the interests of our shareholders. While ownership guidelines also encourage long-term share holding, we expect that our executives will sell shares from time to time to meet family financial needs and diversify their holdings.

        We specify the amount of cash and shares that may be earned as annual incentive awards, PERS awards, and long-term incentive awards as a target amount based on achievement of a target level of performance. As shown in the "Grants of Plan-Based Awards" table, we also specify a lower "threshold" level at which cash or shares may be earned for performance below target, and a higher "maximum" level that may be earned for performance substantially exceeding targets. We set the threshold and maximum performance levels and payout levels early each year taking into account current business challenges facing IMS and our business plan and budget for the year, with a view that the threshold level should have a relatively high probability of achievement, the maximum level should be highly aggressive with a relatively low probability of achievement, and that the payouts associated with each should serve as a significant incentive. In addition, we intend that the performance levels required for threshold and maximum payouts will represent an appropriate return to our shareholders.

        The following table shows the total direct compensation authorized by the Committee for 2007 at each level of performance. Valuation of equity awards is based on fair value, except that the value of restricted stock units granted in 2006 as a retention award, with a three-year vesting period, is attributed to total direct compensation as one-third in 2006, one-third in 2007, and one-third in 2008 (so one-third of the grant date value is reflected in the 2007 table below). The promotion award granted to Ms. Katz in 2007 was similarly attributed to total direct compensation except that the award was annualized over a four-year vesting period. In addition, while cash amounts potentially earnable under 2007 LTIP grants by Mr. Boggs are included in this table, such amounts would only be shown in the Summary Compensation Table in the year earned, which would be 2008. Because we value performance-based incentive awards at the grant date and reflect them in total direct compensation in the year of grant, the long-term incentive awards to executive officers for the 2007-2008 performance period are shown above in this table rather than those for the 2006-2007 performance period (the 2006-2007 grant-date values were shown in the table that appeared in last year's Compensation Discussion and Analysis). Using the information presented to the Committee in late 2006 and early 2007, the table shows how the potential payouts of 2007 total direct compensation at target levels ranked against amounts paid for comparable positions by the comparator group companies (based on fiscal 2005 compensation information reported in 2006 proxies).

Total Direct Compensation "TDC"—Authorized for 2007
Components of TDC
Name	Performance Level	Salary		Annual Incentive		PERS			Long-Term Incentive Award		Restricted Stock Units			Total Direct Comp.		2007 TDC Percentile Positioning vs. Comparator Group in 2005
David R. Carlucci	Below Threshold: Threshold: Target: Maximum:	$ $ $ $	843,750 843,750 843,750 843,750	$ $ $ $	0 680,625 907,500 1,815,000	$ $ $ $	0 680,625 907,500 1,815,000		$ $ $ $	0 1,500,000 2,000,000 4,000,000		$0		$ $ $ $	843,750 3,705,000 4,658,750 8,473,750	57th
Gilles V.J. Pajot	Below Threshold: Threshold: Target: Maximum:	$ $ $ $	718,817 718,817 718,817 718,817	$ $ $ $	0 431,507 575,342 1,150,684	$ $ $ $	0 431,507 575,342 1,150,684		$ $ $ $	0 825,000 1,100,000 2,200,000	$ $ $ $	333,333 333,333 333,333 333,333	(a) (a) (a) (a)	$ $ $ $	1,052,150 2,740,163 3,302,834 5,553,518	74th
Robert H. Steinfeld	Below Threshold: Threshold: Target: Maximum:	$ $ $ $	395,000 395,000 395,000 395,000	$ $ $ $	0 168,801 225,068 450,136	$ $ $ $	0 168,801 225,068 450,136		$ $ $ $	0 375,000 500,000 1,000,000	$ $ $ $	166,667 166,667 166,667 166,667	(a) (a) (a) (a)	$ $ $ $	561,667 1,274,269 1,511,803 2,461,939	72nd
Bruce F. Boggs	Below Threshold: Threshold: Target: Maximum:	$ $ $ $	372,500 372,500 372,500 372,500	$ $ $ $	0 184,726 246,301 492,602		(b	)	$ $ $ $	0 525,000 700,000 1,400,000	$ $ $ $	166,667 166,667 166,667 166,667	(a) (a) (a) (a)	$ $ $ $	539,167 1,248,892 1,485,468 2,431,769	n/a	(c)
Leslye G. Katz	Below Threshold: Threshold: Target: Maximum:	$ $ $ $	375,000 375,000 375,000 375,000	$ $ $ $	0 150,000 200,000 400,000	$ $ $ $	0 150,000 200,000 400,000		$ $ $ $	0 337,500 450,000 900,000	$ $ $ $	62,500 62,500 62,500 62,500	(d) (d) (d) (d)	$ $ $ $	437,500 1,075,000 1,287,500 2,137,500	23rd

(a)
Reflects the value of restricted stock units granted as retention awards and annualized over the three-year vesting period.

(b)
Not eligible / not applicable.

(c)
Comparator company data not available for Mr. Boggs' current position.

(d)
Reflects the value of restricted stock units granted as a promotion award and annualized over the four-year vesting period.

        As shown above, total direct compensation for target performance ranged from the 23rd up to the 74th percentile for four of our five named executive officers, approximating our 50th to 75th percentile targeted positioning for three of the five executives.

        Awards Earned Based on 2007 Performance.    A detailed explanation of our Executive Annual Incentive Program ("AIP") and PERS awards for 2007 and Long-Term Incentive Plan ("LTIP") awards for performance periods including 2007 appears below under the caption "Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table—Non-Equity Incentive Plan Compensation" and "Equity Incentive Plan Awards." Under the AIP and PERS programs for 2007, IMS's adjusted (non-GAAP) operating income performance equaled 95.8% of the target level, while 2007 adjusted (non-GAAP) revenues equaled 98.7% of the target level. These same results are used as the basis for the level of second-year performance for the 2006-2007 performance period under the LTIP and also the level of first-year performance for the 2007-2008 performance period under the LTIP. Payouts under the LTIP are earned for performance over the full two-year performance period. For the 2006-2007 performance period, adjusted (non-GAAP) operating income and adjusted (non-GAAP) revenues both represented 99.3% of the target.

        Based on the blended 2007 performance (adjusted operating income and adjusted revenues, equally weighted), the preliminary award payout level under the AIP and related PERS program was calculated at 84.3% of the target payout, before discretionary adjustments. On the recommendation of the Chief Executive Officer based on his evaluation of the Company's execution of its strategy for 2007 and financial results achieved, the Committee exercised negative discretion and adjusted the AIP payout level downward from the calculated preliminary level of 84.3% to 75% of target, the threshold payout level. For the named executive officers, the Committee reviewed scores under the Performance

Management Program, which for all executive officers were determined to be at a level that met or exceeded expectations. The Committee authorized a 10% upward adjustment in Mr. Steinfeld's AIP payout to recognize results achieved in connection with litigation and tax matters, and a 10% downward adjustment in Ms. Katz's AIP payout in view of her limited tenure as CFO for less than the full year in 2007; these adjustments resulted in automatic matching adjustments in these executives' PERS awards.

        The Chief Executive Officer recommended, and the Committee agreed, to exercise negative discretion to adjust downward the payout level of the LTIP for the 2006-2007 performance period, from a calculated preliminary level of 94.9% to a final payout level of 90.2%. This adjustment was calculated by assuming that 2007 performance against the performance goals was at the threshold level; actual 2006 performance was above target for adjusted (non-GAAP) operating income and at target for adjusted (non-GAAP) revenues.

        The following table shows the actual and projected levels of earning of these performance-based awards for each named executive officer based on 2007 performance, as adjusted by the Committee as described above. For LTIP awards for which 2007 was the initial performance year of a two-year performance period, the table shows the award value that we have accrued as expense for accounting purposes based on 2007 performance (adjusted as described above and without reduction for estimated service-based forfeitures), and the projected value of the LTIP award for the 2007-2008 performance period attributable to adjusted 2007 performance. For these awards, the final award remains at risk and subject to our actual performance in 2008 as well as meeting the requirement for two years of future service to earn the restricted stock units portion of the award. Finally, the total column below shows the named executive officers' total direct compensation for 2007 as the sum of the other dollar-denominated columns plus, where applicable, the allocated 2007 portion of the retention award of restricted stock units in 2006, and salary earned in 2007, which together constitute total direct compensation.

Total Direct Compensation ("TDC") - Payout Levels Based on 2007 Performance

							Long-Term Incentive - 2007-08 Performance
									Projected Payout (2007 at Actual Performance and 2008 Projected at Target Performance) $
										TDC for 2007 (including non- performance based components)* $
	Annual Incentive		PERS					Award expense accrued for in 2007 $
Name	% of target	Award Amount $	% of target		Award Amount $		% of target
David R. Carlucci	75	680,625	75		680,625		89	542,385	1,780,000	3,985,000
Gilles V. J. Pajot	75	431,500	75		431,500		89	202,475	979,000	2,894,150
Robert H. Steinfeld	82	185,500	82		185,500		89	92,034	445,000	1,377,667
Bruce F. Boggs	75	184,700	(a	)	(a	)	89	159,989	623,000	1,346,867
Leslye G. Katz	68	135,000	68		135,000		89	82,831	400,500	1,108,000

*
Includes projected LTIP payout assuming full-period performance equals the percentage of target performance achieved in 2007. Also includes non-performance based components, consisting of salary and a portion of the value of the retention/promotion grants of RSUs, which amounts are shown in the table above titled "Total Direct Compensation ("TDC") Authorized for 2007".

(a)
Not eligible/not applicable.

        Pay-for-Performance Analysis.    Our compensation program is intended to reward performance relative to approved annual and longer-term performance goals. Our global performance for 2007 did not reach our targets under the AIP, PERS and LTIP programs. As shown by the above tables, 2007 performance, and the Committee's downward adjustments to payout levels under all three of these programs, resulted in below-target levels of compensation for named executive officers for 2007. Our 2007 performance goals, at target, represented year-over-year growth of 9% for adjusted (non-GAAP) revenues and 10% for adjusted (non-GAAP) operating income. We achieved actual growth for adjusted (non-GAAP) revenues of 8% and for adjusted (non-GAAP) operating income of 6%. Our three-year annual compound growth rate for revenues and operating income is 12% and 1%, respectively, on a GAAP basis. This has translated into a compound annual total return to stockholders return for 2007 of -15.7% and for the three- and five-year period through December 31, 2007 of 0.2% and 8.0%, respectively.

        As explained above, we use benchmarked compensation data from our comparator group in setting target levels of total direct compensation (salary, annual incentives, and long-term incentives) for the named executive officers. In 2007 (as in most years), our decisions for the year were made in the first quarter, with compensation data for our comparison group at that point dating from 2005. Later in 2007, when 2006 compensation data for the comparator group had become available, we asked our compensation consultant to review our compensation to the CEO based on actual compensation in 2006 (rather than the target compensation levels). Our consultant reported that total direct compensation for the comparator group CEOs grew by 19% in 2006. As a result, 2007 total direct compensation of the CEO, which the Committee targeted at the 57th percentile of comparator group based on 2005 compensation information, was actually at the 39th percentile of the comparator group based on 2006 rather than 2005 compensation information (salary at the 60th percentile, target annual incentive at the 49th percentile, and long-term incentives (at target valued at grant date) were at the 48th percentile). Our actual payout of total direct compensation to the CEO in 2006, even though incentives were paid at levels substantially above target due to strong 2006 performance, in fact represented actual total direct compensation at the 40th percentile for 2006. Perquisites were provided to the CEO at the 73rd percentile of the comparator group in 2006. The retirement benefits provided to the CEO are at the high end of those provided by the comparator group. The Committee's consultant indicated that such benefits are prevalent at mature firms and at companies, like IMS Health, that recruit executives from such organizations. We expect accruals of retirement benefits will be lower for the CEO in 2008 and subsequent years, as benefit accrual and expense recognition for the benefit provided to the CEO, in connection with his hiring and promotions, were higher in the first five years of his employment.

Retirement Programs

        Senior executives participate along with broad groups of employees and other executives in a number of plans that provide a pension or other forms of retirement benefits earned through service to IMS. These are briefly summarized as follows:

Name of Plan	Type of Plan	Key Terms
Retirement Plan	Tax-qualified cash-balance plan	•	Credit of 6% of annual compensation up to IRS limit ($225,000 in 2007)
			—	Annual retirement payments
			—	100% vesting after three years (effective January 1, 2008)
Retirement Excess Plan	Non-qualified "mirror"	•	Credit of 6% of annual compensation in excess of IRS limit
	of Retirement Plan		—	100% vesting after three years (effective January 1, 2008)
			—	Lump-sum payout permitted
Savings Plan	Tax-qualified 401(k) Plan	•	50% match of first 6% of employee contributions, up to IRS limit
			—	100% vesting after three years
Savings Equalization Plan	Supplement to 401(k) Plan	•	Current cash make-up for lost Savings Plan match due to IRS contribution and compensation limits.

        The Retirement Plan and Retirement Excess Plan are "defined benefit" arrangements, and the Savings Plan is a "defined contribution" arrangement. The Savings Equalization Plan provides current annual make-up payments and therefore is not considered a defined contribution plan.

        In addition, we have several programs that provide substantial additional retirement benefits for senior executives. Programs adopted before 2007 include the IMS Health Incorporated Supplemental Executive Retirement Plan ("SERP") covering the current Chairman and Chief Executive Officer, the IMS Health Incorporated Executive Pension Plan ("EXPP") and the IMS Health Incorporated U.S. Executive Retirement Plan ("US ERP") covering the General Counsel, and an individual arrangement covering the Executive Vice President and Chief Operating Officer. Detailed disclosure regarding these arrangements can be found below under the caption "Pension Benefits".

        Retirement benefit arrangements adopted in the past, particularly the SERP, EXPP, US ERP and individual arrangements, have enabled us to attract and retain experienced executive officers. To recruit executives who joined IMS after long-term service with other employers, including Mr. Carlucci in 2002 and Mr. Pajot in 1997, and to compensate them upon promotion, we offered attractive retirement programs in part to restore the executive's loss of retirement benefits, as well as the loss of valuable opportunities to earn future retirement benefits when leaving their prior employers to join us. In some cases, we have done this by crediting the named executive with supplemental years of service under the arrangement. Individual executives already employed by IMS have also at times negotiated for enhanced retirement benefits.

        During 2006, the Committee reviewed retirement programs provided to other senior executives. This review sought to evaluate the program in light of IMS's overall compensation and benefits strategy, in comparison to current market practices and the trend from defined benefit to defined contribution retirement programs. The Committee was assisted in this review by Towers Perrin HR Services and Steven Hall & Partners. Based on this review, we concluded that retirement benefits remain one of our most effective means to retain critical talent and encourage long-term service and that the level of benefits provided to this critical group of executives was significantly below marketplace practice and deficient in meeting their needs to build financial security over careers with our Company.

        Based on these findings, the Committee adopted the Defined Contribution Executive Retirement Plan effective January 1, 2007. Mr. Boggs and Ms. Katz, who are named executive officers not covered by a supplemental executive defined benefit retirement arrangement, have been designated along with other senior executives as participants in this Plan.

        We do not adjust the level of retirement benefits based on the value of an executive's IMS Health stock holdings, stock options, or other equity awards. Conversely, we do not adjust the level of equity awards granted as the long-term incentive component of an executive's total direct compensation for a given year in light of the value of retirement benefits. Retirement programs, particularly those agreed to upon hiring of an executive as a replacement for similar benefits offered by a previous employer, serve a function different from that of equity incentive awards, the amount of which we calibrate in our benchmarked process in setting total direct compensation. In particular, we value equity awards at grant and view them as an incentive to the executive to create future shareholder value. Any value ultimately realized by exercise of an option or by retaining shares acquired in connection with equity awards represents a performance based reward resulting from such incentive, a reward shared by our shareholders and the executives alike. In determining an executive's total direct compensation in relation to the median level among comparator group companies, the

Committee does not take into consideration whether the executive's retirement benefits are at, above or below median.

Severance Policies

        We provide severance protection to our senior executives in employment agreements, change in control agreements and a severance plan, as detailed below under the caption "Potential Payments Upon Termination or Change-In-Control". As discussed above, this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. When we recruit an executive, the executive invariably will seek to be protected in the event he or she is terminated without cause or suffers an adverse change in working conditions that amounts to "good reason" for the executive to terminate.

        The protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practice. Severance payments are determined as a multiple of salary and annual incentive, with payments for a qualifying termination before a change in control of two times salary and annual incentive provided to our CEO and COO and lower multiples of salary and annual incentive for other named executive officers, and payments for a qualifying termination in a defined period following a change in control of three times salary and annual incentive for our named executive officers other than Mr. Boggs (who is at two times). In the case of the CEO and COO, the levels of salary and annual incentive are commensurate with their responsibilities and the competitive marketplace and therefore higher than other executives, which results in substantially higher potential severance payments. We believe our levels of severance payments are appropriate because (i) our severance multiples are within the mainstream for severance arrangements for U.S.-based executives of public companies, (ii) if we declined to provide this competitive benefit, recruitment could be more difficult, (iii) payment of severance secures valuable business protection covenants for the Company, and (iv) the severance arrangements serve as a pre-set mechanism for an orderly transition to new leadership if and when the Board were to determine such transition to be in our best interests. In structuring severance arrangements, we do not provide for reductions in payments based on the amount of other compensation the executive might receive following termination, including the then value of prior equity awards or benefits under retirement plans earned for past service. Employee severance payments, including those made to our executives, are intended to make up for the loss of opportunity to continue in our employment and to provide a financial bridge until other employment is secured.

        Our severance arrangements include protection of the executive in the event of outright job termination not for cause ("cause" being limited to specified actions that are directly and significantly harmful to IMS) or in the event we change the executive's compensation opportunities, working conditions or responsibilities in a way adverse to the executive such that he or she has good reason to terminate. As a result of our negotiations in 2000 with Mr. Pajot to assume a position of higher responsibility, he became entitled to a liberal good reason provision allowing him to voluntarily terminate employment and receive the severance and other benefits accorded upon a termination for good reason We have taken this into account in structuring his compensation, including in our negotiations with Mr. Pajot in 2006 to assume his position of Executive Vice President and President—Business Management and relocate to the United States. He was subsequently promoted to Chief Operating Officer in 2007. Mr. Pajot has agreed to waive his right to accelerated vesting of certain equity awards granted after 2005 in the event he were to voluntarily terminate under the liberal good reason provision, which has permitted us to grant RSUs that he would forfeit upon his voluntary termination, thereby providing an inducement for longer term service and retention. However, he remains entitled to accelerated vesting of these RSUs and other post-2005 equity awards in the event IMS terminates his employment not for cause or we cause good reason to arise in 2006 or thereafter under the generally applicable definition and he then elects to voluntarily terminate employment. Mr. Steinfeld is also entitled to the benefit of a more liberal good reason definition that is included in his change-in-control agreement. Under the terms of his employment agreement, this more liberal definition applies to both his change-in-control agreement and his employment agreement, such that he is entitled to voluntarily terminate employment 12 months after a change-in-control of IMS and receive whichever benefits are more favorable to him from among those provided by his change-in-control agreement and his employment agreement, provided that there is no duplication of benefits. The liberal good reason definition was included in his change-in-control agreement that became effective in 1998 when IMS was spun off from the predecessor Cognizant Corporation. His subsequent employment agreement ensured that rights and benefits under his pre-existing change-in-control agreement (as the agreement has been or may be amended) will remain in effect to the extent that any such rights and benefits are more favorable than those contained in the provisions of his subsequent employment agreement.

        In line with competitive practices, we provide a higher level of severance payments and benefits if the executive is terminated without cause or for good reason within two years after a change in control. This protection, while potentially costly, provides a number of important benefits. First, it permits an executive to evaluate a potential change in control without concern for his or her own situation. Second, change in control transactions take time to unfold, and a stable management team can help to preserve our operations either to enhance the value received from a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption and retain its value to our stockholders. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of IMS in a third party. The Committee believes that the potential cost of executive change in control severance benefits are well within the range of reasonableness relative to general industry practice, and represents an appropriate cost relative to its benefits to IMS and its shareholders.

Perquisites

        We provide a number of perquisites to senior executive officers. We believe that our perquisites have been a cost effective benefit program that have helped us in attracting lateral hires and in retaining, recognizing and protecting our executives. As discussed above, we provide extensive expatriate benefits to Mr. Pajot, a citizen of France, as an inducement to him to work in the United States. Named executive officers (and other executives) also participated in our Executive Rewards Program. As more fully explained in footnote 3 to the Summary Compensation Table, in 2007 this program permitted executives to select from a number of different types of perquisites, including financial planning, tax preparation, estate planning, investment management, health club memberships and trainer fees, and, with prior approval, home security systems and country club memberships. The purpose of these benefits was to protect and enhance physical and financial health and safety. The program provided each named executive officer with a $10,000 annual benefit applied to these perquisites. The program was administered on a tax gross-up basis.

        For simplicity, the Committee has determined to replace the Executive Rewards Program starting in 2008 with an annual cash payment to each named executive. The Committee made this change because, although the cost of the Executive Rewards Program was relatively low, the direct payment by the Company of such a wide variety of types of perquisite requires extensive documentation. The Committee reviewed information showing that the value of our perquisites fell between the 50th and 75th percentile of our comparator group (excluding Mr. Pajot's expatriate benefits), and concluded that elimination of the Program should not reduce compensation. Therefore, each named executive in 2008 will receive an equivalent cash payment equal to $37,000 for the CEO and $17,000 for the other named executive officers to replace the value formerly provided under the Program. Other perquisites that will continue to be provided in 2008 include annual health examinations for executive officers and limited personal use of Company aircraft by the CEO and the COO. These remaining benefits are highly valued by executives relative to their cost and, serve to recognize and retain top quality senior officers. The Committee believes that the cost of providing these perquisites is reasonable, and that the program is appropriate.

Changes in 2007

        A number of changes arose in 2007, affecting our compensation program:

        Promotions.    During 2007, we promoted Gilles Pajot to become Executive Vice President and Chief Operating Officer. Mr. Pajot, who joined IMS in 1997, previously served as EVP and President—Business Management. We increased his salary for 2007 to an annual rate of $725,000, which rate applied in the final nine months of the year. This represented a 3.5% increase in the rate of his salary, within our merit increase budget. In recognition of Mr. Pajot's increased responsibilities as COO, we increased his annual incentive award opportunity for target performance equal from 71% of base salary to 82.8%, which rate applied to his salary as in effect early in 2007. The represented a 15.8% increase in the target level for annual incentive and under the PERS program for 2007 as compared to 2006. We also increased the target level of long-term incentive award opportunities for 2007 by 19%. Mr. Pajot continues to receive "expatriate" benefits which we agreed to before 2007 as an inducement to him to relocate to the United States. These benefits include tax equalization payments that, in effect, reimburse Mr. Pajot for U.S. taxes he must pay at rates in excess of the tax rates that would have applied to compensation if he had remained in the United Kingdom. The Committee recognized that total direct compensation for Mr. Pajot was positioned near the 75th percentile for his position in our peer group (based on 2005 compensation levels), and that benefit levels are relatively high as well, but authorized his compensation based on the Committee and Board's view that Mr. Pajot's abilities and experience are highly valuable to IMS, particularly his extensive knowledge of the global pharmaceutical industry and ability to help the Company execute its strategy.

        We also promoted Ms. Katz to the position of Senior Vice President and Chief Financial Officer in 2007. Previously, she had served as our Vice President and Controller. Upon her promotion, the Committee approved an increase of $60,000 in her annual salary, to $375,000, and a $34,000 increase to $200,000 in her target annual incentive for 2007. Her long-term incentive awards consisted of a grant of 8,573 RSUs with a grant-date fair market value of $250,000, in recognition of her promotion and to foster long-term retention, together with her designation as a participant in the PERS program. As Chief Financial Officer, her LTIP will be payable all in stock. The total grant date value of her long-term incentives at target levels was $650,000. Her salary and annual incentive were at levels below the median of the comparator group, but her long-term incentive award, including the retention grant on an unannualized basis was at the 55th percentile, resulting in total direct compensation at target for 2007 of $1,475,000. We also changed the terms of Ms. Katz's participation in the Defined Contribution Executive Retirement Plan to provide for contributions that in effect give credit for her service between September 21, 2001 and December 31, 2006.

        Form of Long-Term Incentives.    In 2007, we made changes to the form of our long-term incentive awards. To increase the pay-for-performance orientation of the program for key executives, the Committee shifted equity grants for Mr. Boggs and Ms. Katz from RSUs to performance-based RSUs consistent with the other named executive officers. The Committee intends to review the form of future equity grants on a continuing basis.

        Equity Grant Rate in 2007.    Our 2007 equity grant rate, calculated as the number of shares subject to equity awards at target performance divided by the number of shares outstanding, was 0.82% of the outstanding common stock. This rate was consistent with our 2006 rate of 0.78% and the 1.60% average for our comparator group in 2006. This low grant rate is largely attributable to the fact that our 2006 and 2007 grants were in the form of RSUs and cash rather than options or stock appreciation rights ("SARs"); an option or SAR generally has a lower grant date value than a full-value award such as an RSU, and therefore option or SAR grants tend to cover a larger number of shares at a comparable accounting expense. Named executive officers received grants representing 16.0% of the total grants in 2007. While 2007 equity incentive plan grants discussed above are calculated at target payout level, actual amounts realized will be earned out at the end of the performance cycle based on results attained relative to performance objectives.

2008 Program

        We currently expect our 2008 compensation program for senior executives will generally be similar to the 2007 program. Features of the 2008 program, based on decisions to date, will include:

  •
  Named executive officer 2008 salaries, as well as target award opportunities under the AIP and PERS programs, will remain at 2007 levels, except Ms. Katz's target award opportunities under the AIP and PERS programs will increase from 53.3% to 57.5% of salary. Target long term incentive award opportunities for our named executive officers will be reduced by 15% at the recommendation of management. The Committee implemented this action as a measure consistent with our restructuring, which also entails reductions in staff and other steps to contain expense.

  •
  Performance goals under our AIP, PERS and LTIP will include free cash flow (non-GAAP) as one of three measures of performance. For a historical perspective of free cash flow, please see the IMS website. We also will continue to use adjusted (non-GAAP) operating income and adjusted (non-GAAP) revenues, as described above, as performance goals each weighted 40% and free cash flow weighted 20%.

  •
  SARs will be granted representing 50% of the value of each named executive officer's long-term incentive, with an LTIP award (for the 2008-2009 performance period) representing the other 50%. SARs will have economic terms equivalent to stock options, including a strike price (equivalent to an option's exercise price) equal to fair market value of the underlying shares at the date of grant and a term of seven years. We are granting SARs to provide greater incentive tied to stock price in our long-term program, thus providing for motivation and potential rewards to our executives for achieving a higher stock price for our shareholders.

  •
  Perquisites provided under our Executive Rewards Program will be replaced by an annual cash payment to participants. See "Perquisites," above.

Tax Deductibility

        As stated above, Internal Revenue Code §162(m) limits the tax deductions that a public company can claim for compensation paid to some of its named executive officers. We generally seek to preserve such corporate tax deductibility for compensation to the extent practicable, although the Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility. We intend that performance-based compensation authorized and earned under the annual incentive, PERS, and long-term incentive programs qualify as performance-based compensation, so that such compensation likely would be tax deductible by IMS without limitation under §162(m). However, guidance on the requirements of §162(m) is not complete, so there can be no assurance that tax deductions for such compensation will be allowed. As discussed above, we provide certain benefits to Mr. Pajot, including certain perquisites, to compensate him for relocating to and working in the United States, which in 2007 resulted in an amount of approximately $260,000 of additional tax cost to us as a result of the portion of his remuneration and expatriate package that is not tax deductible by us under Internal Revenue Code §162(m), based on our estimated marginal federal income tax rate.

Decision-Making Responsibility

        Governance of our compensation program is the responsibility of the Committee, which is comprised solely of independent Directors. The Committee works with management, in particular the Chairman and Chief Executive Officer and the Senior Vice President of Human Resources, in making decisions regarding our compensation program. As discussed above, the Committee considers the recommendations of management, and particularly the Chief Executive Officer, in connection with many of the decisions in setting compensation. The Committee also has directly engaged Steven Hall & Partners, a nationally known compensation consulting firm, to assist in gathering and analyzing market data, including the data we used for benchmarking total direct compensation, informing the Committee regarding compensation standards and trends, advising the Committee on program design including vehicles and performance measures, assisting the Committee in connection with this Compensation Discussion & Analysis, and helping us with communications and implementation of compensation programs and policies. As discussed above, during 2007 our consultant prepared a review and analysis of the extent to which our Chief Executive Officer's compensation was aligned with performance. Other significant assignments included reviewing our selection of comparator companies, assistance in our review of Board remuneration, compliance with applicable regulations and review of the Committee charter. The Committee is solely responsible for approving payments to the consultant, and the consultant reports directly to the Committee, which is solely responsible for the engagement and termination of the engagement. Our consultant communicates with management in gathering information and supporting our program, but has been directed by us to exercise its independent judgment in advising the Committee on executive compensation matters. The consultant provides only executive compensation consulting services to us, and does not provide other services such as benefits administration or actuarial services.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON
EXECUTIVE COMPENSATION

        The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above. Based on this review and discussion with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

                      The Human Resources Committee
                      M. Bernard Puckett, Chairman
                      Constantine L. Clemente
                      John P. Imlay, Jr.
                      Robert J. Kamerschen

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation Tables

Summary Compensation Table For 2007

        The following table shows information regarding 2007 compensation for our current Chairman and Chief Executive Officer, our other three most highly compensated officers serving at the end of 2007, and our current Chief Financial Officer (the "named executive officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)(1)	Option Awards ($) (e)(1)	Non-Equity Incentive Plan Compensation ($) (f)(2)	Change in Pension Value ($)(g)	All Other Compensa- tion ($) (h)(3)	Total ($) (i)
David R. Carlucci Chairman, Chief Executive Officer and President	2007 2006	843,750 801,250	2,724,060 2,019,461	500,309 946,312	680,625 1,041,625	2,174,140 2,010,587	152,311 166,252	7,075,195 6,985,487
Gilles V. J. Pajot Executive Vice President and Chief Operating Officer	2007 2006	718,817 675,780	1,645,864 1,232,646	278,513 334,015	431,500 646,123	779,031 369,499	902,088 684,008	4,755,813 3,942,071
Robert H. Steinfeld Senior Vice President, General Counsel and Corporate Secretary	2007 2006	395,000 373,400	785,759 598,721	391,425 670,775	185,500 258,625	285,998 258,313	29,959 21,992	2,073,641 2,181,826
Bruce F. Boggs Senior Vice President Global Marketing, Communications & External Affairs	2007 2006	372,500 346,325	696,153 455,533	302,979 525,144	286,175 381,500	41,235 30,388	180,184 103,154	1,879,227 1,842,044
Leslye G. Katz Senior Vice President and Chief Financial Officer	2007 2006	375,000 310,350	380,223 103,512	149,043 262,349	180,100 286,500	81,776 18,934	148,965 36,736	1,315,106 1,018,381

(1)
The stock-based compensation amounts reported in the table reflect the expense the Company reported in its 2007 financial statements under FAS 123R without regard to estimated forfeitures related to service-based vesting conditions. This represents the fair value of the portion of the share-based payment awards expected to vest during the year with respect to awards granted in previous years and in the current year and the fair value of performance based awards not yet granted but for which we have accrued expense for accounting purposes based on 2007 performance. Fair value of stock options is determined using the Black-Scholes option pricing model, based on the same assumptions as are used for calculating fair value for purposes of our financial statements except without discounting award values for estimated forfeitures related to service-based vesting conditions. These assumptions are described in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which shall be deemed to be part of this Proxy Statement.

(2)
Amounts reported in this column represent the cash annual incentive award payable for 2007 performance under our Executive Annual Incentive Plan for the named executive officers and, in addition, includes the cash long-term incentive award payable for the 2006-2007 performance period under our Long Term Incentive Plan for Mr. Boggs and Ms. Katz.

(3)
"All Other Compensation" includes our 2007 defined contributions under the IMS Health Incorporated Savings Equalization Plan as follows: Mr. Carlucci, $49,811; Mr. Steinfeld, $12,859; Mr. Boggs, $12,750; and Ms. Katz, $11,858. Includes also 2007 defined contributions under the Defined Contribution—Executive Retirement Plan as follows: Mr. Boggs, $115,276; and Ms. Katz, $114,998. The Company also provided perquisites during 2007 to the named executive officers, the amounts of which are included in the All Other Compensation column. Each named executive officer participated in our Executive Rewards Program, which provided a pre-set annual allowance that the executive could apply to receive one or more of the perquisites approved under the Program. The perquisites offered under the Program were intended to promote physical and financial health and safety, and included financial planning and tax preparation, estate-planning, investment management, and health club membership and trainer fees. With pre-approval, fees for other types of clubs (such as golf, tennis, or social clubs) and for home security systems could be reimbursed under the Program. The Program also provided for a yearly physical exam and for reimbursement of taxes on income resulting from compensation under the Program. In 2007, this Program provided financial planning, legal fees, tax preparation and tax planning fees for all named executive officers, and club memberships for Messrs. Carlucci and Boggs, as well as a home personal security system for Mr. Carlucci. Apart from the Program, special benefits have been provided to officers as an inducement to accept job assignments that result in relocation or disturbance to their living situation. For Mr. Pajot, 2007 payments for living accommodations in the United States were $217,500, and expatriate payments covering international health care insurance, life insurance premiums, car allowance and car leasing costs; and personal transportation costs consistent with the terms of his employment agreement were $289,631. Perquisites also include compensation relating to the personal use of our aircraft by Messrs. Carlucci and Pajot totaling $47,646 and $8,324, respectively, which amounts are based on the operating and related incremental costs to us incurred as a result of such use. Tax gross-ups associated with such perquisites and special benefits were paid in 2007 as follows: Mr. Carlucci, $17,942; Mr. Pajot, $152,340; Mr. Steinfeld, $10,075; Mr. Boggs, $13,433; and Ms. Katz, $8,320. No gross-ups were payable in connection with personal use of the aircraft. We also make tax equalization payments to Mr. Pajot that in effect reimburse him for U.S. taxes he must pay on salary, bonus, exercise of options, vesting or settlement of restricted stock/RSUs, and savings and investments to the extent U.S. taxes on those items exceed the taxes that would have applied to the same items if he had received them as a United Kingdom resident; we made no payments to Mr. Pajot for 2007 under this tax equalization commitment.

Grants of Plan-Based Awards for Fiscal 2007

        The table below shows information regarding grants of plan-based awards made to named executive officers during 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(1)
(a)	(b)	Threshold($) (c)	Target($) (d)	Maxi- mum($) (e)	Threshold($) (f)	Target($) (g)	Maxi- mum($) (h)	(#) (i)	(j)
David R. Carlucci	2/13/2007 3/31/2007	680,625	907,500	1,815,000	680,625 1,500,000	907,500 2,000,000	1,815,000 4,000,000		1,815,000 4,000,000
Gilles V. J. Pajot	2/13/2007 3/31/2007	431,507	575,342	1,150,684	431,507 825,000	575,342 1,100,000	1,150,684 2,200,000		1,150,684 2,200,000
Robert H. Steinfeld	2/13/2007 3/31/2007	168,801	225,068	450,136	168,801 375,000	225,068 500,000	450,136 1,000,000		450,136 1,000,000
Bruce F. Boggs	2/13/2007 3/31/2007 3/31/2007	184,726 93,750	246,301 125,000	492,602 250,000	93,750 337,500	125,000 450,000	250,000 900,000		250,000 900,000
Leslye G. Katz	2/13/2007 3/31/2007 3/31/2007	150,000	200,000	400,000	150,000 337,500	200,000 450,000	400,000 900,000	8,573	250,000 400,000 900,000

(1)
Grant Date Fair Value calculated using the Fair Market Value (as defined in the 1998 Plan) of our Common Stock on the date of grant and assuming maximum performance for Equity Incentive Plan Awards.

Additional Information Relating to Summary Compensation Table and Grants of Plan-Based Awards Table

        The following provides background information to give a better understanding of the compensation amounts shown in the Summary Compensation Table and Grants of Plan-Based Awards Table above.

Non-Equity Incentive Plan Compensation

        The amounts shown in the two tables above as "Non-Equity Incentive Plan Compensation" result from cash-based awards under the AIP for all named executive officers and, in the case of Mr. Boggs and Ms. Katz, also result from cash-based awards under the LTIP. Cash-based awards means incentive awards for which we set a target cash amount that may be earned based on performance over a one- or two-year period, with the opportunity to earn higher-than-target or lower-than-target amounts based on performance that is higher or lower than the specified target level, and with payouts in cash. Awards under the LTIP with similar performance terms but which are to be paid out in shares or RSUs are treated as "Equity Incentive Plan Awards" in the above tables, as discussed below.

        The amounts in the column "Non-Equity Incentive Plan Compensation" shown in the Summary Compensation Table are the actual cash amounts paid to the named executive officers under the AIP in early 2008 for 2007 performance plus, in the case of Mr. Boggs and Ms. Katz, the cash amounts paid for the 2006-2007 performance cycle under the LTIP. The column "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" in the Grants of Plan-Based Awards Table shows the amounts that potentially could have been earned under the AIP for 2007 performance at threshold, target, and maximum levels and, for Mr. Boggs, also shows the cash amounts that potentially could be earned under the LTIP for 2007-2008 performance at threshold, target, and maximum levels. All of these awards are at risk, in that performance below the threshold level would result in no payout.

        AIP Awards—Named executive officers earned awards under the AIP in 2007 primarily based on the level of achievement of annual adjusted (non-GAAP) revenue and adjusted (non-GAAP) operating income targets set by the Human Resources Committee early in the year. If at least 80% of the financial goals were achieved, the Committee could adjust a participant's annual incentive (i) by ten percentage points upward or downward based on progress in achieving strategic objectives, based on the recommendation of the Chief Executive Officer, (ii) by 20 percentage points upward or downward based on other factors in the discretion of the Committee, and (iii) upward or downward by any amount, subject to award maximums, based on the participant's rated performance for the year in achieving individual goals and in his or her work-related skills and behaviors under the Performance Management Program. Target awards under the AIP equaled a pre-set percentage of the executive's salary, ranging from 53% to 110% of salary. The targeted performance level for adjusted (non-GAAP) revenues was $2,169 million, with a threshold level of 90% and maximum level of 110% of that amount. The targeted performance level for adjusted (non-GAAP) operating income was $491 million, with a threshold level of 95% and a maximum level of 107.5% of that amount. Performance at levels higher than target can result in payouts of up to 200% of the executive's award level for target performance on financial goals. Performance at the threshold level would result in payment of 75% of the amount payable for target financial performance, but no amount is payable for financial performance below threshold level. For purposes of the AIP, we weighted the revenues and operating income performance goals equally.

        Our senior executive officers were advised early in the year of their personal performance goals under our Performance Management Program. For 2007, these goals were based on individual efforts in the areas of: (i) financial performance—to meet budgeted levels of revenue and operating income, cash flow and earnings per share objectives, and ensure high standards of financial reporting practices; (ii) customer-related goals—to improve relations with key customers and become a trusted advisor to them, and improve customer satisfaction, (iii) business operations and metrics—with respect to integrating and leveraging acquisitions and good performance in production and development; (iv) people management and leadership—to improve employee engagement worldwide and continue focus on key people programs to address our critical needs, (v) communications—to increase brand awareness and recognition externally, and (vi) strategy—to broaden our capabilities to attract and grow future business. An executive's individual performance is graded under the Performance Management Program on a scale that recognizes that, in a given year, a few executives may be performing in a truly outstanding manner, but this cannot be a large number in relation to all Program participants. The Human Resources Committee assesses individual performance against these goals at year end, in determining the final amount of the annual incentive award and corresponding amount of PERS awards.

        LTIP Awards—The Committee authorized cash-based awards under the LTIP in 2006 for Mr. Boggs and Ms. Katz, earnable by performance in 2006 - 2007, and in 2007 for Mr. Boggs, earnable by performance in 2007 - 2008. For both of these performance periods, these awards were earnable by achievement of performance goals based 50% on adjusted (non-GAAP) revenues and 50% on adjusted (non-GAAP) operating income. For the 2006 – 2007 performance period, the target performance levels (including a discretionary adjustment to align second-year performance goals with annual budgets, which had the effect of making such goals more difficult to achieve) were $4,077 million of adjusted (non-GAAP) revenues and $961 million of adjusted (non-GAAP) operating income, with threshold levels and maximum levels for such revenues of 90% and 110% of the target level and for such operating income of 95% and 108% of the target level. For the 2007 – 2008 performance period, the target performance level is set based on the same target levels as applied for 2007 under the AIP plus 100% of that level projected for 2008, with threshold and maximum levels for such revenues of 90% and 110% of the target level and for such operating income of 95% and 107.5% of the target level. We determine revenues and operating income in the same manner under the LTIP as under the AIP. The 100% level established for the second year of the two-year performance period is set in order that awards will qualify as performance-based awards under Code Section 162(m), but the Human Resources Committee reserves its right to exercise negative discretion under the LTIP by reviewing the second year performance goals and raising them in light of budgets for that year and other circumstances. The Committee substantially raised the performance levels for the second year of the LTIP 2006 – 2007 performance period, and may do so for the 2007 – 2008 performance period as well. Awards under the LTIP may range from 0% to 200% of the participant's target award, depending on the level of performance.

        Performance Goals and Results Achieved—Under the AIP and LTIP, we set performance goals based on budgeted exchange rates in effect at the beginning of each of the years covered by the performance goals. To eliminate positive and negative effects of exchange rates on the performance results, we adjust revenues and operating income figures for purposes of these plans by applying the same exchange rates used for budgeting and goal-setting purposes (we refer to this as setting performance goals in "constant dollars"). Accordingly, "adjusted" revenues and operating income mean our revenues and operating income as determined for purposes of our financial statements under GAAP but adjusted to U.S. dollars based on the exchange rates in effect at the beginning of the year. The Human

Resources Committee also retains the authority to make adjustments for extraordinary charges, provided a threshold level of pre-adjustment revenues and operating income is achieved. In this regard, the Committee specified, when it set the financial goals for 2006, that the revenues and operating income goals were to be adjusted to eliminate the effects of adoption of FAS 123R and the effects in 2006 resulting from the termination of a proposed merger, because budgeted targets were set disregarding those items. Both positive and negative effects were to be eliminated.

        Under GAAP (applied as described in our financial statements), our 2007 revenues were $2,193 million and operating income was $393 million. For purposes of the AIP, PERS and LTIP programs, we adjusted operating income to eliminate the effects of a fourth quarter restructuring charge ($89 million), which resulted in an adjusted (non-GAAP) operating income for 2007 of $482 million. We adjusted revenues and further adjusted (non-GAAP) operating income to constant dollars. As a result of this currency exchange rate adjustment, for purposes of our incentive programs, 2007 adjusted (non-GAAP) revenues were $2,142 million and 2007 adjusted (non-GAAP) operating income was $471 million. These represented achievement at a level of 98.7% of target for adjusted (non-GAAP) revenues and 95.8% of target for adjusted (non-GAAP) operating income, resulting in a blended preliminary calculated level for AIP payouts of 84.3% of the target award. Our 2007 GAAP revenues of $2,193 million represented an increase of 12% (8% constant dollar) over 2006 revenues. Our 2007 adjusted (non-GAAP) operating income of $482 million represented an increase of 7% (6% constant dollar) over our 2006 adjusted (non-GAAP) operating income, which was $450 million. Before adjusting to eliminate the effects of costs ($6 million) associated with a proposed merger, our 2006 operating income on a GAAP basis was $444 million. GAAP operating income for 2007 was $393 million, representing a decline of 11% from 2006.

        At the recommendation of our Chief Executive Officer based on our execution of strategy in 2007 and the financial results achieved, the Committee determined to adjust the payout levels for the AIP and PERS programs downward to the threshold performance level (from 84.3% down to 75%). See the discussion above in the Compensation Discussion and Analysis. Accordingly, the Committee approved payouts under the AIP to each of the named executive officers near the threshold level of 75% of the target annual incentive. Individual adjustments were not made under the Performance Management Program, but the Committee adjusted the payout levels, as discussed in the Compensation Discussion and Analysis. This resulted in the AIP payouts for 2007 in the following amounts (which are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table): Mr. Carlucci, $680,625; Mr. Pajot, $431,500; Mr. Steinfeld, $185,500; Ms. Katz, $135,000; and Mr. Boggs, $184,700.

        For purposes of the LTIP, for the 2006 – 2007 performance period our adjusted (non-GAAP) revenues were $4,050 million and our adjusted (non-GAAP) operating income was $954 million, both representing performance at 99% of target, resulting in a preliminary calculated payout of 95% of the target award. Under GAAP, our 2007 revenues were $2,193 million, and our 2006 revenues were $1,959 million. For purposes of the LTIP, we adjusted both 2007 and 2006 revenues to eliminate the effects of changes in foreign currency exchange rates during each year, based on exchange rates in effect at the beginning of that year. As a result of this constant dollar adjustment, for purposes of the LTIP, 2007 adjusted (non-GAAP) revenues were $2,142 million and 2006 adjusted (non-GAAP) revenues were $1,908 million, totaling $4,050 million for the two years combined. As described above, for purposes of our LTIP, 2007 adjusted (non-GAAP) operating income, after elimination of the effects of changes in foreign currency exchange rates based on exchange rates in effect at the beginning of 2007 and the effects of the fourth quarter restructuring charge, was $471 million. After adjusting 2006 (non-GAAP) operating income to eliminate the effects of changes in foreign currency exchange rates, based on exchange rates in effect at the beginning of 2006, our 2006 adjusted (non-GAAP) operating income for purposes of our LTIP was $484 million, and when combined with 2007 adjusted (non-GAAP) operating income of $471 million, totals $954 million for 2006 and 2007 combined.

        At the recommendation of our Chief Executive Officer, the Committee determined to adjust the payout levels for the LTIP downward, based on our execution of strategy in 2007 and the financial results achieved. The adjustments were effected to result in a payout level that would have been earned if adjusted non-GAAP revenues and adjusted non-GAAP operating income performance had been at the threshold level for 2007. This resulted in a reduction in the payout level for the two-year performance period (2006 – 2007) to 90% (down from the preliminary calculated level of 95%). The dollar value earned under the LTIP by the named executive officers was as follows: Mr. Carlucci, $869,077; Mr. Pajot, $417,626; Mr. Steinfeld, $225,500; Ms. Katz, $45,100; and Mr. Boggs, $101,475. In the case of each of the executive officers other than Ms. Katz and Mr. Boggs, this will be converted into shares of our common stock at a market price determined in April 2008, and those shares will be delivered to the executives (or deferred, at the election of the executive) without further vesting requirements. The value of these awards is included in the Summary Compensation Table in the "Stock Awards" column (for both 2006 and 2007). This payout to Ms. Katz and Mr. Boggs will be in cash, based on participation terms set at the beginning of the 2006 – 2007 performance period; this cash amount is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Equity Incentive Plan Awards

        PERS Awards—The Summary Compensation Table and Grants of Plan-Based Awards Table contain amounts that result from several types of equity incentive plan awards. One type is the PERS awards, which are grants of RSUs with a value that matches the amount earned by the named executive officer under the AIP for 2007 performance. The PERS program provides an opportunity to earn these RSUs at threshold, target, and maximum levels that are the same as the AIP award opportunity levels, as shown in the Grants of Plan-Based Awards Table. The basis for payouts under the AIP is explained under the caption "Non-Equity Incentive Plan Compensation" above. For 2007, we authorized PERS awards for Messrs. Carlucci, Pajot, and Steinfeld and for Ms. Katz, resulting in a grant of RSUs in early 2008 with a value, for each of these executives, equal to the amount of the executive's AIP payout for 2007. To determine the number of RSUs, we divided the dollar value of the AIP payout by the average fair market value of our stock on the last 20 trading days of 2007 ($22.88), resulting in grants on February 12, 2008 of PERS (in the form of RSUs) as follows: Mr. Carlucci, 29,752 RSUs; Mr. Pajot, 18,862 RSUs; Mr. Steinfeld, 8,109 RSUs; and Ms. Katz, 5,902 RSUs. These RSUs are subject to an additional service period for vesting, extending until January 2, 2010, subject to accelerated vesting upon a change in control and in the event of termination of employment in certain circumstances.

        LTIP Awards—Under the LTIP, all of the named executives earned RSUs under the LTIP for the 2006 – 2007 performance period, at 90% of the target level. The way in which this 90% payout level was determined is the same as for the cash-denominated portion of the LTIP, explained under the caption "Non-Equity Incentive Plan Compensation" above. Amounts of RSUs earned for the 2006 – 2007 performance period were as follows: Mr. Carlucci, 35,086 RSUs; Mr. Pajot, 16,861 RSUs; Mr. Steinfeld, 9,104 RSUs; Ms. Katz, 1,820 RSUs; and

Mr. Boggs, 4,096 RSUs. These RSUs are subject to an additional service period for vesting, extending until April 18, 2010 for Messrs. Carlucci, Pajot and Steinfeld and until January 2, 2010 for Mr. Boggs and Ms. Katz, subject to accelerated vesting upon a change in control and in the event of termination of employment in certain circumstances. The fair value of the RSUs earned under the LTIP, together with other RSUs granted in 2006 and earlier, is included in the "Stock Awards" column of the Summary Compensation Table, apportioned over the years during which such awards are earned and vest.

        We granted two types of equity incentive awards under the LTIP in 2007. Early in the year, we advised each LTIP participant of the target dollar amount of his or her overall award for the 2007 – 2008 performance period. For Messrs. Carlucci, Pajot, and Steinfeld and Ms. Katz, one-half of the LTIP award opportunity is a specified cash amount which, if earned by performance in 2007 – 2008, would be converted into a number of shares of our stock in early 2009 and distributed at that time. This grant, for the 2007 – 2008 performance period, is structured in a way similar to the grants for the 2006 – 2007 performance period described above under the caption "Non-Equity Incentive Plan Compensation," except that Ms. Katz's payout for the 2007 – 2008 performance period will be made in shares rather than cash. A portion of the fair value of these awards was included in the Summary Compensation Table in the "Stock Awards" column for 2007, and the remainder will be included in 2008.

        One-half of each named executive officer's award value under the LTIP for the 2007 – 2008 performance year was converted into RSUs as of the beginning of the performance period. If earned, these RSUs would remain subject to a two-year vesting requirement commencing at the end of the performance period (the structure of this part of the LTIP for the 2007 – 2008 performance period is the same as described above for the LTIP's 2006 – 2007 performance period). The performance goals for the earning of these equity awards under the LTIP are the same as for the earning of the cash-denominated LTIP awards, described above under the caption "Non-Equity Incentive Plan Compensation."

        The performance periods and vesting periods for awards will end on an accelerated basis upon the occurrence of certain kinds of termination of employment or upon a change in control of IMS. These are described below under the caption "Potential Payments Upon Termination or Change-In-Control."

Employment-Related Agreements

        IMS has entered into employment agreements with Messrs. Carlucci, Pajot and Steinfeld, which employ them for a specified period of up to approximately three years, with automatic one-year renewals thereafter. The material terms of these employment agreements that provide information necessary to interpret the Summary Compensation Table are as follows:

        The employment agreements specify annual base salaries, which must be reviewed annually and may be increased but not decreased from the amount previously in effect. Salary levels in effect for 2007 are reflected in the salary column of the Summary Compensation Table.

        The employment agreements permit each executive to participate in all executive compensation plans and programs intended for general participation by senior executives of IMS and generally guarantee that the opportunities and benefits provided under those plans and programs, in the aggregate, will be no less favorable than those in place when the executive was first employed. Accordingly, Messrs. Carlucci, Pajot, and Steinfeld were eligible to participate in the IMS PERS Program, the LTIP and the 1998 Employees' Stock Incentive

Plan, pursuant to which the stock awards presented in the Summary Compensation Table were granted.

        The employment agreements also provide each executive with an opportunity to earn annual incentive compensation based on target achievement of performance objectives set by the Human Resources Committee, in an amount not less than a specified percentage of salary, as follows: Mr. Carlucci, 110%; Mr. Pajot, 82.2%; and Mr. Steinfeld, 57.5%. Earned annual incentive awards for Messrs. Carlucci, Pajot and Steinfeld for 2007 are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

        The employment agreements further permit each executive to participate in all employee and executive benefit plans and programs to the extent such plans and programs are available to other employees or executives of IMS and generally guarantee that the benefits provided under those plans and programs, in the aggregate, will be no less favorable than those in place when the executive was first employed. Accordingly, Messrs. Carlucci and Steinfeld participate in the tax-qualified Retirement Plan and the related nonqualified Retirement Excess Plan. In addition, Mr. Carlucci participates in the SERP, as modified by his employment agreement, and Mr. Steinfeld participates in the EXPP and the US ERP, as modified by his employment agreement. Mr. Pajot is entitled to a supplemental pension benefit under the terms of his employment agreement. The material terms of the Retirement Plan, Retirement Excess Plan, SERP, EXPP and US ERP, as modified by the executives' employment agreements, and the specific terms of Mr. Pajot's supplemental pension benefit are described below under the caption "Nonqualified Pension Plans." The increase in 2007 in the value of the pension benefits payable to Messrs. Carlucci, Pajot, and Steinfeld is reflected in the Change in Pension Value column of the Summary Compensation Table. Another executive benefit plan in which Messrs. Carlucci, Pajot, and Steinfeld participated is the Executive Rewards Program under which the executive received up to $10,000 annually in financial planning, tax preparation, home security or other approved perquisites. These Executive Rewards Program benefits are included in the All Other Compensation column of the Summary Compensation Table.

        The agreements require IMS to provide certain payments and benefits upon termination of the executive's employment, which are quantified and described below under the caption "Potential Payments Upon Termination or Change-In-Control".

        In addition, certain perquisites provided under the employment agreements are included in the All Other Compensation column of the Summary Compensation Table. The All Other Compensation column of the Summary Compensation Table also reflects the benefits noted below that were payable to Mr. Pajot in 2007. Although the majority of these benefits were in place during his assignment in the United Kingdom, several were instituted upon his relocation to the United States, as follows:

  •
  Round-trip, first class airfare to Paris once every 12 months to maintain family ties and additional round-trip, first class airfare to Paris in the event of family illness or death;

  •
  Professional financial planning and tax services associated with his relocation to the United States;

  •
  Automobile costs and reimbursement for the income taxes resulting from the inclusion of commuting costs in income;

  •
  A monthly housing allowance of $18,125, with a tax gross up;

  •
  Tax equalization payments and fees charged by a designated tax preparer so that his U.S. tax burden does not exceed the amount of tax that would have been payable had he continued working in the United Kingdom; and

  •
  Reimbursements, with a tax gross up, of actual relocation expenses incurred following termination of employment for any reason other than to accept employment with a business entity that is not affiliated with IMS.

        In addition, Mr. Pajot's employment agreement provides for the payment of an amount equal to the aggregate matching contributions that would have been credited to an account for him under the tax-qualified Savings Plan and the related non-qualified Savings Equalization Plan had he participated in those plans, which amount is 3% of base salary and bonuses annually, plus earnings at a rate equal to the annual return that would have been realized had such amount been invested 80% in the fixed income fund and 20% in the equity index fund available under the tax-qualified Savings Plan.

        Under their employment agreements, Messrs. Carlucci and Steinfeld participate in the tax-qualified Savings Plan and the related nonqualified Savings Equalization Plan under which they receive matching contributions equal to 3% of their base salary and annual bonuses plus earnings as stated above, which amounts are distributed to them annually. These amounts are also reflected in the All Other Compensation column of the Summary Compensation Table.

        Ms. Katz and Mr. Boggs do not have employment agreements with IMS.

Outstanding Equity Awards

Outstanding Equity Awards At Fiscal Year End—Fiscal 2007

        The following table shows information regarding outstanding equity awards held by our named executive officers as of December 31, 2007.

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)	(i)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or units of Stock That Have Not Vested ($)(1)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(3)
David R. Carlucci	250,000 150,000 175,000 76,666	0 0 0 38,334	(4)	$ $ $ $	13.57 16.05 23.92 23.03	10/7/2012 5/20/2010 4/5/2011 1/1/2012	155,002	3,571,246	79,608	1,834,178
Gilles V. J. Pajot	21,730 114,552 122,988 68,327 82,500 100,000 100,000 66,666	0 0 0 0 0 0 0 33,334	(5)	$ $ $ $ $ $ $ $	26.34 30.39 20.49 15.21 17.70 16.05 23.92 24.06	7/29/2008 1/14/2009 2/15/2010 5/25/2010 7/8/2009 5/20/2010 4/5/2011 4/15/2012	117,764	2,713,283	43,785	1,008,798
Robert H. Steinfeld	21,668 6,207 34,365 40,996 30,747 66,000 120,000 66,666	0 0 0 0 0 0 0 33,334	(5)	$ $ $ $ $ $ $ $	24.86 26.34 30.39 20.49 15.21 17.70 23.92 24.06	4/21/2008 7/29/2008 1/14/2009 2/15/2010 5/25/2010 7/8/2009 4/5/2011 4/15/2012	55,986	1,289,917	19,902	458,545
Bruce F. Boggs	100,000 50,000	0 25,000	(5)	$ $	23.92 24.06	4/5/2011 4/15/2012	52,345	1,206,029	22,438	516,962
Leslye G. Katz	53,334 30,000 40,000 26,666	0 0 0 13,334	(5)	$ $ $ $	22.43 16.05 23.92 24.06	10/25/2008 5/20/2010 4/5/2011 4/15/2012	28,917	666,248	17,912	412,690

(1)
The values shown equal the number of shares or units multiplied by the closing market price of the underlying common stock on December 31, 2007 of $23.04.

(2)
The unearned Equity Incentive Plan Awards, if earned, will vest on April 17, 2011 for all RSUs, except the following RSUs would vest on January 2, 2011: Mr. Boggs, 4,526 RSUs ($125,000 in value).

(3)
Amounts reflect payout assuming target performance is achieved.

(4)
Stock Option vested on January 1, 2008.

(5)
Stock Options vest on April 15, 2008.

(6)
The following table shows the market value and vesting schedule for the shares or units of stock held by named executive officers that were unvested as of December 31, 2007.

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or units of Stock That Have Not Vested ($)(a) (c)		Vest Schedule (d)
David R. Carlucci	37,713 39,784 12,667 29,752 35,086	$ $ $ $ $	868,908 916,623 291,848 685,486 808,381	1/2/2009 1/2/2008 1/2/2008 1/2/2010 4/18/2010
Gilles V. J. Pajot	23,394 18,791 39,856 18,862 16,861	$ $ $ $ $	538,998 432,945 918,282 434,580 388,477	1/2/2009 1/2/2008 1/2/2009 1/2/2010 4/18/2010
Robert H. Steinfeld	9,364 9,481 19,928 8,109 9,104	$ $ $ $ $	215,747 218,442 459,141 186,831 209,756	1/2/2009 1/2/2008 1/2/2009 1/2/2010 4/18/2010
Bruce F. Boggs	4,725 4,303 4,304 4,304 5,685 19,928 5,000 4,096	$ $ $ $ $ $ $ $	108,864 99,141 99,164 99,164 130,982 459,141 115,200 94,372	1/2/2009 4/18/2008 4/18/2009 4/18/2010 1/2/2008 1/2/2009 1/2/2008 1/2/2010
Leslye G. Katz	2,143 2,143 2,143 2,144 1,771 2,869 2,869 2,869 2,244 5,902 1,820	$ $ $ $ $ $ $ $ $ $ $	49,375 49,375 49,375 49,398 40,804 66,102 66,102 66,102 51,702 135,982 41,933	2/13/2008 2/13/2009 2/13/2010 2/13/2011 1/2/2009 4/18/2008 4/18/2009 4/18/2010 1/2/2008 1/2/2010 1/2/2010

  (a)
  The values shown equal the number of shares or units multiplied by the market price of the underlying common stock at the close of business on December 31, 2007 of $23.04.

Options Exercises and Stock Vested

Option Exercises and Stock Vested for Fiscal 2007

        The following table shows information regarding the options exercised and the stock awards that vested for our named executive officers during 2007.

	Option Awards		Stock Awards
Name (a)	Numbers of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting ($) (d)		Value Realized on Vesting ($)(2) (e)
David R. Carlucci	0	0	43,132	(3)	1,202,520
Gilles V. J. Pajot	100,000	403,470	19,782		551,522
Robert H. Steinfeld	0	0	9,323		259,925
Bruce F. Boggs	0	0	13,961	(4)	397,279
Leslye G. Katz	0	0	5,477		158,064

(1)
The values shown equal the difference between the exercise price of the shares acquired on exercise and the market value of the underlying common stock at exercise.

(2)
The values shown equal the number of shares acquired on vesting multiplied by the Fair Market Value of the underlying common stock at vesting.

(3)
Mr. Carlucci deferred delivery of the 43,132 shares reflected above until termination. The deferral is in compliance with § 409A of the Internal Revenue Code, and shares will be delivered in settlement of the deferral six months after termination (except upon death and certain cases of disability).

(4)
Mr. Boggs deferred delivery of 4,658 shares until termination. The deferral is in compliance with § 409A of the Internal Revenue Code, and shares will be delivered in settlement of the deferral six months after termination (except upon death and certain cases of disability).

Pension Benefits

        The following table shows information regarding the present value as of December 31, 2007 of the accumulated benefits of our named executives under our pension arrangements.

Pension Benefits for Fiscal 2007

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2),(3)			Payments During Last Fiscal Year ($)
David R. Carlucci	Qualified Plan Excess Plan Individual Agreement	4.083 4.083 5.25	$ $ $	46,816 289,271 5,979,439	(4)	$ $ $	0 0 0
Gilles V.J. Pajot	Individual Agreement	15.083		$7,306,840	(5)		$0
Leslye G. Katz	Qualified Plan Excess Plan	24.25 24.25	$ $	210,803 196,661		$ $	0 0
Robert H. Steinfeld	Qualified Plan Excess Plan Individual Agreement	9.75 9.75 10.917	$ $ $	106,605 169,857 1,207,878	(6)	$ $ $	0 0 0
Bruce F. Boggs	Qualified Plan Excess Plan	4.333 4.333	$ $	50,891 74,179		$ $	0 0

(1)
Number of years of credited service calculated based on January 1, 2007 valuation data plus 1 year for Messrs. Carlucci, Steinfeld and Boggs and Ms. Katz. Number of years of credited service for Mr. Pajot is measured based on service from December 16, 1997 to December 31, 2007, plus 5 additional years of service for Pharmacia and Upjohn service.

(2)
The present value of accumulated benefits is based on a discount rate of 6.25%, 6.25% and retirement at age 65 for the qualified plan and the Excess plan. The retirement age for the Individual Agreement benefits is age 55 (Mr. Carlucci), age 60 (Messrs. Pajot and Steinfeld). Pre-retirement mortality is ignored in the calculation of the present value of accumulated plan benefits. Other than the change in the discount rate, a 5% cash balance interest crediting rate and cash balance conversion rate, all other assumptions were those used in the January 1, 2007 actuarial valuations.

(3)
Qualified plan and Excess plan benefits were estimated based on the January 1, 2007 valuation data and 2007 compensation.

(4)
This pension amount reflects the FAS assumptions as required. However, if Mr. Carlucci terminates at this time, the assumptions required to be used to determine the benefit would provide for a benefit of $6,947,736. Upon death, his spouse would get a benefit of 50% of this amount.

(5)
This pension amount reflects the FAS assumptions as required. However, if Mr. Pajot terminates at this time, the assumptions required to be used to determine the benefit would provide for a benefit of $8,033,760. Upon death, his beneficiary would get a benefit of 100% of this amount.

(6)
This pension amount reflects the FAS assumptions as required. However, if Mr. Steinfeld terminates at this time, the assumptions required to be used to determine the benefit would provide for a benefit of $1,327,635. Upon death, his spouse would get a benefit of 50% of this amount.

IMS Health Incorporated Retirement Plan

        IMS sponsors a qualified defined benefit Retirement Plan to provide retirement income to IMS's US-based employees. Benefits under the cash balance formula are expressed in the form of a hypothetical account balance. Each month a participant's cash balance account is increased by (i) pay credits of 6% of the participant's plan compensation (base salary plus annual bonus) for that month and (ii) interest credits based on the participant's hypothetical account balance at the end of the prior month. Interest credits are based on 30-year Treasury bond yields. Participants may retire early at age 55 with 5 years of service with unreduced benefits. Pension benefits are payable as an actuarially equivalent life annuity. Lump sum distributions are only available for benefits valued at $1,000 or less. Retirement Plan benefits are provided on a noncontributory basis to employees.

        There is a grandfathered benefit for employees who had participated in The Dun & Bradstreet Corporation defined benefit plan as of October 31, 1996 from which assets were transferred to the Cognizant Retirement Plan and then to the Retirement Plan. Such employees are eligible to receive the better of the benefit under the Retirement Plan and the grandfathered benefit as of October 31, 1996 under The Dun & Bradstreet Corporation defined benefit plan which is based on a final average pay formula that is offset by Social Security benefits. As of December 31, 2007, the benefit for Ms. Katz is based on her October 31, 1996 grandfathered benefit. The benefits for Messrs. Carlucci, Steinfeld, and Boggs are based on the cash balance formula. Mr. Pajot does not participate in the Retirement Plan.

Nonqualified Pension Plans

        IMS also maintains nonqualified pension plans to attract and retain a highly-motivated executive workforce by providing eligible employees with retirement benefits in excess of those permitted under the qualified Retirement Plan. The benefits provided under the Retirement Excess Plan are equal to the difference between the benefits provided under the qualified Retirement Plan and benefits that would have been provided under that plan if not for the limitations imposed by the Internal Revenue Code on the amount of compensation that can be taken into account under a qualified plan and the amount of annual benefits that can be paid from a qualified plan. All of the named executive officers participate in the Retirement Excess Plan except for Mr. Pajot.

        All five of the named executive officers have pension benefits in addition to those provided under the Retirement Plan and the Retirement Excess Plan

        Mr. Carlucci participates in the SERP, as modified by the terms of his employment agreement. He is 100% vested in his retirement benefit, unless he is terminated for cause or breaches his noncompetition, confidentiality and nondisparagement agreement. His benefit is calculated as 8% of average final compensation (base salary plus annual bonus during the highest five consecutive years of the last 10 consecutive years of employment) per year for the first five years of credited service, and 1.675% per year for the next twelve years, and an additional 0.3% for the partial year of service completed at his 65th birthday, up to a maximum of 60% of average final compensation, less the benefits payable from the Retirement Plan, the Retirement Excess Plan, Social Security, and qualified and nonqualified defined benefit pensions plans maintained by IBM Corporation. Retirement benefits are available at age 55 on an unreduced basis. Benefits are payable in a lump sum calculated on the assumption that they are payable as a joint and 50% survivor annuity and on the basis of the 1983 Group Annuity Mortality Table and a discount rate equal to 85% of the average of the 15-year noncallable U.S. Treasury bond yields for the three months preceding payment (or if such bonds are unavailable, using such proxy rate as IMS determines). Payment of the lump sum benefit is subject to a six-month delay to comply with §409A of the Internal Revenue Code. Interest at the six-month Treasury bill rate is payable on the delayed payment.

        Mr. Pajot has a supplemental pension benefit payable under the terms of his employment agreement. He is 100% vested in his pension benefit unless he is terminated for cause. The benefit is calculated as 3.25% of average final compensation (defined as base salary plus annual bonus during the last 60 months of employment with a minimum of £619,295) per year of credited service, subject to a maximum of 65% of average final compensation and a minimum of 55% of average final compensation, less the value of his benefits payable from the qualified and nonqualified defined benefit pension plans maintained by Pharmacia &

UpJohn Company. In order to attract appropriate executive talent, IMS may grant additional years of pension service under its nonqualified retirement programs. IMS has an agreement with Mr. Pajot to provide five extra years of credited service under his supplemental pension benefit formula. Benefits are payable in the form of a lump sum at the later of Mr. Pajot's termination of employment or July 5, 2009, calculated on the basis of the group annuity mortality table used by the qualified Retirement Plan and a discount rate equal to 85% of the average of the 15-year noncallable U.S. Treasury bond yields for the three months preceding payment (or if such bonds are unavailable, using such proxy rate as IMS determines). Payment of the lump sum benefit is subject to a six-month delay to comply with § 409A of the Internal Revenue Code. Interest at the six-month Treasury bill rate is payable on the delayed payment. Mr. Pajot's disability retirement benefits will be at least equal to those provided under the IMS US Executive Retirement Plan ("US ERP"), reduced by any benefits payable under the Pharmacia & Upjohn Company retirement programs. The US ERP disability benefit provides for monthly payments to the disabled employee of an annual benefit equal to 60% of the base salary and cash incentive paid to the employee during the 12-month period prior to becoming disabled.

        Retirement benefits for Mr. Steinfeld are provided under the EXPP and the US ERP as modified by his employment agreement. Benefits vest after five years of credited service unless he is terminated for cause or breaches his noncompetition, confidentiality and nondisparagement agreement. Benefits are calculated as 2.5% of average final compensation (base salary plus annual bonus during the highest five consecutive years of the last 10 consecutive years of employment) per year for the first 15 years of credited service, and 1.5% of average final compensation for the next 15 years, less the benefits payable from the Retirement Plan and the Retirement Excess Plan. In addition, the terms of Mr. Steinfeld's employment agreement guarantee that his minimum average final compensation will not be less than $465,000 and that his benefit under the EXPP will never be less than the benefit that would have been payable to him under the US ERP had he continued to participate in that plan until termination. Although the EXPP benefit formula produces a higher benefit than the US ERP, the US ERP provides unreduced benefits at age 55 and thereby temporarily provides a higher benefit to Mr. Steinfeld than the EXPP. Under the EXPP, unreduced retirement benefits are available at age 60 with 10 years of credited service. If termination occurs after age 55 and 10 years of service, benefits under the EXPP are reduced 2% for each year that termination precedes age 60 or reduced 2% for each year that termination precedes age 65 upon termination with less than 10 years of credited service. If termination occurs before age 55 by the Company without cause or by the executive for good reason, benefits are reduced by 20% if the executive has not completed 10 years of credited service, otherwise by 10%. In the case of voluntary termination before age 55, the benefits are actuarially reduced according to the factors used by the qualified Retirement Plan. Payment of the lump sum benefit is subject to a six-month delay to comply with §409A of the Internal Revenue Code. Interest at the six-month Treasury bill rate is payable on the delayed payment.

        Retirement benefits for Ms. Katz and Mr. Boggs are provided under the Defined Contribution Executive Retirement Plan described below under the caption "Nonqualified Deferred Compensation."

Actuarial Assumptions

        The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age. Actual benefit present values will vary from these estimates depending on many factors, including an executive's actual retirement age.

	December 31, 2007	December 31, 2006
Discount rate	6.00%	5.75%
Cash balance interest crediting rate and cash balance annuity conversion rate	4.75%	4.50%
Lump sum conversion rate for Retirement Excess Plan, SERP, EXPP, US ERP and Mr. Pajot's individual agreement	5.00%	5.00%
Internal Revenue Code §401(a)(17) pay limitation	$225,000	$220,000
Internal Revenue Code §415 benefit limitation	$180,000	$175,000
Retirement ages:
Qualified and Excess Plan	65	65
Individual Agreements:
Mr. Carlucci	55	55
Mr. Pajot	60	60
Mr. Steinfeld	60	60
Termination and disability rates	None	none
Form of payment—Qualified Plan	Single life annuity	Single life annuity
Form of payment—Excess Retirement Plan, SERP, EXPP, US ERP and Individual Agreement for Mr. Pajot	Lump sum	Lump sum

Nonqualified Deferred Compensation

        We permit executives to elect to defer settlement of RSUs, including those resulting from PERS awards. Upon vesting of RSUs, the executive is entitled to receive one share of Common Stock for each RSU being settled. If the executive has elected to defer settlement, we do not deliver the shares upon vesting of the RSUs, but deliver them at a time specified by the executive. An executive may elect a fixed date for this distribution or a date tied to the time of the executive's termination of employment. Elections to defer the share distribution date are subject to the requirements of Internal Revenue Code §409A.

        Retirement benefits for Ms. Katz and Mr. Boggs are provided under the Defined Contribution Executive Retirement Plan. Benefits vest after five years of credited service from January 1, 2007, the date the plan was first implemented, unless the executive is terminated for cause or breaches his or her noncompetition, confidentiality and nondisparagement agreement. Annual notional retirement credits are calculated as a percentage of each year's compensation (actual base salary plus actual bonus paid in the year). The retirement crediting rate for Ms. Katz is 19.0% for the first 10 years and 12.5% for any years of participation in excess of 10 years. The retirement crediting rate for Mr. Boggs is 17.9% for the first 10 years and 12.0% for any years of participation in excess of 10 years. Annual investment credits are calculated based on the corporate bond yields from the AA-AAA Rated/10+ Years Component of the Merrill Lynch U.S. Corporate Master Index. The benefit is the account balance comprising the retirement credits plus the investment credits and is paid as a lump sum on a date elected by the participant prior to commencing participation in the plan, which may be any date on or after termination of employment. Payment upon termination of employment is subject to a six-month delay to comply with §409A of the Internal Revenue Code. Investment credits continue to be earned during the six-month delay.

Nonqualified Deferred Compensation for Fiscal 2007

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($)(2) (c)	Aggregate Earnings in Last FY ($)(3) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(4) (f)
David R Carlucci	1,202,520	0	(75,029)	0	4,517,920
Gilles V. J. Pajot	0	0	0	0	0
Robert H. Steinfeld	0	0	0	0	0
Bruce F. Boggs	129,865	115,276	(15,845)	0	400,637
Leslye G. Katz	0	114,998	0	0	114,998

(1)
Amounts in this column represent the market value of shares deliverable in settlement of RSUs at their vesting date, where the named executive officers have elected to defer settlement to a future date. Such a deferral has the effect of delaying the date at which we will deliver shares to the executives in settlement, but does not result in additional compensation expense for financial reporting purposes in connection with the award or enhance the value of the award to the executives except by virtue of the delay in taxation. The grant-date market value of the shares underlying RSUs has been reflected in full as compensation for each named executive in the Summary Compensation table of this proxy statement and previous IMS proxy statements showing compensation in earlier years, or would have reflected such compensation amount if the named executive for 2007 had been a named executive in earlier years. Of the RSUs deferred in 2007, the following amounts are reflected as compensation in 2007 or 2006 for the named executive officer in the "Stock Awards" column of the Summary Compensation table: Mr. Carlucci, $293,786 and $653,476 respectively; Mr. Boggs, $108 and $26,046, respectively.

(2)
Amounts in this column represent the amounts credited as defined contributions during fiscal 2007 to the named executive officers participating in the Non-Qualified Defined Contribution Executive Retirement Plan. These amounts are also reflected as compensation for each named executive in the "All Other Compensation" column of the Summary Compensation table of this proxy statement.

(3)
Earnings in the last fiscal year includes the increase during 2007 in the value of shares deliverable in settlement of RSUs that have vested but the settlement of which has been deferred at the election of the named executive officer, together with dividend equivalents on such deferred RSUs credited during 2007.

(4)
The aggregate balance at the end of the year consists of the market value of shares deliverable in the future to settle RSUs that have vested but the settlement of which has been deferred at the election of the executive, plus accrued dividend equivalents thereon, plus the executive's aggregate account balance (for Mr. Boggs and Ms. Katz) under the Non-Qualified Defined Contribution Executive Retirement Plan. Market value of deferred RSUs is based on the closing price of common stock of $23.04 on December 31, 2007. Of the amounts shown in this column, the following amounts are reflected as compensation in 2007 or 2006 for the named executive officer in the Summary Compensation table: Mr. Carlucci, $948,851; Mr. Boggs, $141,430; Ms. Katz, $114,998.

Potential Payments Upon Termination or Change-In-Control

        IMS entered into employment agreements with Messrs. Carlucci, Pajot, and Steinfeld and a change-in-control agreement with Mr. Steinfeld which require IMS to provide certain payments and benefits upon termination of the executive's employment. Under the employment agreements with Messrs. Carlucci, Pajot and Steinfeld, if the executive's employment terminates due to retirement, approved early retirement, death or disability, the executive will receive annual incentive compensation for that year prorated to reflect the part of the year worked. If termination results from a disability, the employment agreements provide for accelerated vesting of options, RSUs, performance awards and other awards. For the first 24 months of disability, Mr. Carlucci is guaranteed a monthly disability benefit equal to one-twelfth of his annual base salary and incentive compensation. Upon disability, if Messrs. Carlucci, Pajot or Steinfeld are not eligible for coverage under IMS's health, disability or life insurance plans, the executive will be paid monthly cash payments until the executive attains age 65 (or Medicare entitlement age, if later) equivalent to the value of the benefits that the executive would have received under these plans, with such payments being equal on an after-tax basis to the monthly premium cost to the executive to purchase such benefits separately. Messrs. Carlucci, Pajot and Steinfeld may become eligible to participate in the IMS retiree health plan upon their termination of employment. If they do not satisfy the retiree health plan's eligibility requirements, they will instead be paid monthly cash payments equivalent to the value of the benefits that they would have received under the retiree health plan, with such payments being equal on an after-tax basis to the monthly premium cost to the executive to purchase such benefits separately. These retiree health benefits will continue to Mr. Carlucci for life and to Messrs. Pajot and Steinfeld until they become eligible for Medicare. None of the executives are eligible for this retiree health benefit if their employment is terminated for cause or if they terminate voluntarily and not for good reason.

        If IMS terminates the employment of the executive other than for cause or the executive terminates for good reason, he will receive:

  •
  Payment of a prorated portion of the target annual incentive for that year;

  •
  Payment of a severance amount equal to (i), for Messrs. Carlucci and Pajot, two times the sum of annual salary plus the greater of that year's target annual incentive or the annual incentive paid in the prior year, and (ii), for Mr. Steinfeld, the sum of annual salary plus the greater of that year's target annual incentive or the annual incentive paid in the prior year. These amounts are payable in a lump sum, subject to compliance with any six-month delay in payment that may apply by reason of §409A of the Internal Revenue Code, in which case interest at the six-month Treasury bill rate is payable on the delayed payment. Notwithstanding the foregoing, with respect to Mr. Steinfeld, if the severance amount payable under the IMS Employee Protection Plan (a broad-based severance plan for salaried employees described below that provides benefits in the event of an involuntary termination of employment other than for cause) would be greater than the severance amount payable under Mr. Steinfeld's employment agreement, he will be entitled to the greater severance amount payable under the Employee Protection Plan, but in all other respects the terms of his employment agreement rather than the Employee Protection Plan will apply if IMS terminates his employment other than for cause;

  •
  Accelerated vesting of options, RSUs, performance awards and other awards, with any performance objectives deemed achieved at target levels; and

  •
  Continued participation in health, life and disability benefit plans for up to two years after termination, unless a subsequent employer provides comparable benefits; however, if the executive is not eligible to continue coverage under the IMS plans, the executive will be paid monthly cash payments during such period equivalent to the value of the benefits that the executive would have received under these plans, with such payments being equal on an after-tax basis to the monthly premium cost to the executive to purchase such benefits separately.

        If such a termination occurs within two years after a change-in-control, the executive will receive the benefits listed above plus these enhancements:

  •
  The severance amount multiplier will be three times rather than two or one times the annual cash amount;

  •
  Any option granted during the term of the agreement will remain outstanding until its stated expiration date;

  •
  For purposes of the SERP, Mr. Carlucci will be credited with three additional years of age and three additional years of service for determining his retirement benefit, and his average final compensation will be not less than $1,650,000;

  •
  For purposes of the other executives' pension arrangements, in the case of Mr. Pajot, and of the EXPP and US ERP, in the case of Mr. Steinfeld, the executive will be credited with three additional years of age and three additional years of service for determining their retirement benefits;

  •
  Participation will continue in health, life and disability benefit plans for up to three years or in the event the executive is not eligible for such continued participation, payments in lieu thereof will be made for three years with such payments being equal on an after-tax basis to the monthly premium cost to the executive to purchase such benefits separately. In addition, in the case of Mr. Steinfeld, when he attains age 55, if he is eligible for coverage under the IMS retiree health and life insurance plans, he will receive separate cash payments equal on an after-tax basis to his cost for participating in the IMS retiree health and life insurance plans. If he is ineligible for the IMS retiree health and life insurance plans, he will receive separate cash payments equivalent to the value of the benefits he would have received under the IMS retiree health and life insurance plans, with such payments being equal on an after-tax basis to the monthly premium cost to him to purchase such benefits separately. In either case, the IMS-provided benefits are secondary to coverage from a subsequent employer; and

  •
  In the case of Mr. Steinfeld, he will be entitled to an outplacement benefit under his change-in-control agreement in an amount up to $100,000.

        If payments following a change-in-control trigger the "golden parachute" excise tax, IMS will pay the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. If an excise tax is triggered, a substantial portion of the payments to the executive under the agreement would not be tax deductible by IMS for federal income tax purposes.

        The agreements provide that, upon the occurrence of a change-in-control, outstanding stock options, RSUs and other equity-based awards then held by the executive will become vested.

        For purposes of the agreements, cause means the executive's willful failure to substantially perform or willful engaging in misconduct that is demonstrably and materially damaging to IMS. "Good reason" means a demotion or adverse change in the executive's employment status, compensation or benefits, a required relocation, a failure of IMS to abide by other important provisions of the agreement or to renew the term of the agreement. Under Mr. Pajot's agreement, however, good reason is more liberally defined to allow him to voluntarily terminate employment upon 90 days' advance notice to IMS. If Mr. Pajot elects to voluntarily terminate on this basis prior to or more than two years after a change-in-control, he is not entitled to the full benefits otherwise provided upon a termination for good reason. No acceleration of vesting and exercisability of any option granted on or after January 1, 2006 will occur and any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including PERS awards, and other long-term incentive awards are based will not be deemed to have been met at target and such awards will not become fully vested and non-forfeitable by reason of Mr. Pajot's voluntary termination for good reason upon 90 days' advance notice. In addition, even if Mr. Pajot terminates on this basis during the two-year period after a change-in-control, the three additional years of age and service that would otherwise apply to the calculation of his pension benefit will not be available. Mr. Steinfeld is also entitled to the benefit of a more liberal good reason definition that is included in his change-in-control agreement. Under the terms of his employment agreement, this more liberal definition applies to both his change-in-control agreement and his employment agreement, such that he is entitled to voluntarily terminate his employment 12 months after a change-in-control and receive whichever benefits are more favorable to him from among those provided by his change-in-control agreement and his employment agreement, provided that there is no duplication of benefits. A "change-in-control" is defined in the agreements to occur if a person becomes the beneficial owner of 20% or more of the combined voting power of IMS's securities, if a majority of the Board changes in a 24-month period without the specified approval of incumbent Directors, if there is a merger with another entity in a way that substantially changes the ownership of existing shareholders, if IMS sells substantially all of its assets or liquidates IMS, or if the Board of Directors otherwise determines that a change-in-control has occurred. If a potential change-in-control occurs, IMS must deposit funds into a "rabbi" trust equal to its potential obligations under the agreements.

        Payments and benefits upon termination of the executive's employment are subject to the executive's compliance with a two-year non-competition agreement and confidentiality and non-disparagement agreements. Further, the executive is required to sign a general release of claims against IMS. If the executive fails to comply with these restrictions, no termination payments or benefits are payable under the executive's employment agreement, all outstanding options are forfeited and the spread on any options exercised following such failure must be paid to IMS. The non-competition agreement, however, does not apply if the executive's employment is terminated by IMS for any reason other than cause or if the executive terminates for good reason within the two-year period following a change-in-control. If IMS is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, Mr. Steinfeld is obligated to reimburse IMS for certain incentive-based or equity-based compensation and profits realized from the sale of IMS securities if Mr. Steinfeld knowingly or through gross negligence caused or failed to prevent such misconduct.

        Ms. Katz and Mr. Boggs, who do not have employment agreements, have entered into change-in-control agreements with IMS. Under the change-in-control agreements, an executive commits to remain employed for 180 days following an event that represents a potential change-in-control to maintain stable operations while a change-in-control proceeds. If an executive's employment ends within two years following a change-in-control either because IMS terminates him or her without cause or because the executive resigns under circumstances constituting good reason, the executive will be entitled to:

  •
  payment in lieu of annual bonus in an amount equal to the target bonus for the year of the change-in-control, prorated to reflect the part of the year of termination he or she worked;

  •
  for Ms. Katz, payment of a lump sum of three times the sum of: (i) her base salary plus (ii) annual target bonus for the year of the change-in-control or, if no target bonus has been determined for the year, the annual bonus actually earned in the preceding year,

  •
  for Mr. Boggs, payment of a lump sum of two times the sum of: (i) his base salary plus (ii) annual target bonus for the year of the change-in-control or, if no target bonus has been determined for the year, the annual bonus actually earned in the preceding year;

  •
  vesting and deemed achievement of target performance and payment for outstanding long-term performance awards for all performance periods in progress;

  •
  payment of an allowance for outplacement expenses in an amount equal to 20% of salary and bonus, but not to exceed $100,000;

  •
  continued participation in IMS's health plan for the maximum COBRA continuation period and thereafter payments in lieu of such participation until the third anniversary of termination for Ms. Katz and the second anniversary of termination for Mr. Boggs with such payments being equal on an after-tax basis to the monthly premium cost to the executive to purchase such benefits separately; and at age 55, separate cash payments equal on an after-tax basis to the cost of participating in the IMS retiree health plan, but if they are not eligible for coverage under the IMS retiree health plan, then payments in lieu of such participation equal on an after-tax basis to the monthly premium cost to the executive to purchase such benefits separately, assuming in each case that IMS-provided benefits are secondary to coverage from a subsequent employer; and

  •
  payments in lieu of participation in IMS's life insurance plan until the third anniversary of termination for Ms. Katz and the second anniversary of termination for Mr. Boggs with such payments being equal on an after-tax basis to the monthly premium cost to the executive to purchase such benefits separately; and at age 55, separate cash payments equal on an after-tax basis to the cost of participating in the IMS retiree life insurance plan, but if they are not eligible for coverage under the IMS retiree life insurance plan, then payments in lieu of such participation equal on an after-tax basis to the monthly premium cost to the executive to purchase such benefits separately, assuming in each case that IMS-provided benefits are secondary to coverage from a subsequent employer.

        Except for the continued health and life insurance benefits described above, the amounts provided above are payable in a lump sum, subject to compliance with any six-month delay in payment that may apply by reason of §409A of the Internal Revenue Code, in which case interest at the six-month Treasury bill rate is payable on the delayed payment.

        If payments trigger the "golden parachute" excise tax, IMS will pay an additional "gross-up" amount so that the executive's after-tax benefits are the same as though no excise tax had applied. If an excise tax is triggered, a substantial portion of the payments to the executive under the agreement would not be tax deductible by IMS for federal income tax purposes.

        In addition, the provisions of the Restrictive Covenant Agreement executed by Ms. Katz and Mr. Boggs that prohibit competition with IMS for one year after termination of employment will not apply in the event of the executive's termination within two years following a change-in-control either because IMS terminates him or her without cause or because the executive resigns under circumstances constituting good reason.

        Under the agreements, "cause" and "change-in-control" have the same meanings as provided in the executive employment agreements described above. "Good reason" means an adverse change in employment status, compensation or benefits, or a required move to a new work location not otherwise specified in the agreement. If a potential change-in-control occurs, IMS must deposit funds into a "rabbi" trust to fund potential obligations under the agreements.

        Ms. Katz and Mr. Boggs also participate in the IMS Employee Protection Plan ("EPP"), which provides benefits upon a termination of their employment outside of a change-in-control. The EPP, which generally covers all salaried employees of IMS, provides for the payment of severance benefits if IMS terminates the employee's employment not for cause. An executive officer terminated in this way will receive salary and benefits continuing for not less than 26 weeks nor more than 104 weeks, determined on the basis of 1.5 weeks for each $10,000 of base salary plus three weeks for each year of service, but a minimum of 26 weeks if the employee has less than one year of service at termination. Benefits under the EPP cease when the employee earns or accrues compensation from any new employer or other third party. These benefits are not available to Ms. Katz or Mr. Boggs if they are terminated within two years after a change-in-control, in which case their benefits are provided by the change-in-control agreements described above.

        In addition to continuation of salary, the EPP provides to eligible terminated executives:

  •
  Continued medical, dental and life insurance coverage throughout the salary continuation period;

  •
  Payment of the annual bonus for the year of termination that would have been paid if employment continued, pro-rated to reflect the number of months worked during that year, but only if the executive worked for at least six months in that year; and

  •
  Outplacement services.

        The payment of benefits in excess of two weeks of salary and benefits under the EPP is conditioned upon the employee's signing of a release of claims against IMS.

        LTIP awards to Ms. Katz and Mr. Boggs, as described above under the caption "Equity Incentive Plan Awards," are subject to accelerated vesting on a change-in-control regardless of termination of employment.

        Under the Defined Contribution Executive Retirement Plan in which Ms. Katz and Mr. Boggs participate, as described above under the caption "Nonqualified Deferred Compensation," a participant whose employment is involuntarily terminated within five years of a change-in-control for a reason other than cause or who voluntarily terminates employment for good reason within five years of a change-in-control is automatically fully vested in his or her benefit under the plan. If a participant is involuntarily terminated within two years of a change-in-control for a reason other than cause or voluntarily terminates for good reason within two years of a change-in-control, the participant receives additional retirement credits for the period with respect to which the participant is entitled to severance payments under the EPP or any applicable change-in-control agreement and such retirement credits are based on the participant's base salary plus annual target bonus for the year of termination or, if such annual target bonus has not been determined for such year, then the annual bonus earned for the preceding year is used.

        The tables below summarize the additional compensation that each of our named executive officers would receive in the event of a termination or change-in-control as of December 31, 2007. The tables take into consideration the circumstances of the event and the additional payments that each executive would be entitled to under the various plans and agreements described previously. We have modeled the following termination events for each named executive officer (where applicable): voluntary termination, retirement, involuntary termination without cause, termination by the executive for good reason, change-in-control with and without a termination of employment, death, and disability. The estimates below do not include vested payments that are disclosed in the preceding tables: Outstanding Equity Awards at Fiscal Year End—Fiscal 2007, Pension Benefits, and Nonqualified Deferred Compensation for Fiscal 2007. Also, benefits that are generally available to all salaried employees and are nondiscriminatory are excluded from these estimates.

        These tables provide estimates of payments assuming the events described above occurred on December 31, 2007. None of the payments have actually been made to any of the executives. The actual payments and benefits that will be made to each executive under each circumstance can only be known once an actual termination or change-in-control event occurs.

IMS HEALTH INCORPORATED

Post-employment Payments—David Carlucci

Executive Payments and Benefits upon Termination/CIC	Voluntary Termination	Retirement	Involuntary Termination for Cause		Involuntary Termination Without Cause		Termination by Executive for Good Reason		CIC without Termination		CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	$0	N/A	$0		$3,783,250		$3,783,250		$0		$5,674,875		N/A		$1,153,300	(1)
Other Cash Incentives
—2007 Bonus	0	N/A	0		907,500		907,500		0		907,500		680,625	(2)	680,625	(2)
—2007 PERS Award	0	N/A	0		907,500		907,500		0		907,500		0		907,500
Long-term Incentive(3)
—Acceleration of Unvested Stock Options(4)	0	N/A	0		383		383		383		383		383		383
—Acceleration of Unvested RSUs(5)	0	N/A	0		2,095,506		2,095,506		2,095,506		2,095,506		2,095,506		2,095,506
—LTI Awards	0	N/A	0		3,693,896		3,693,896		3,693,896		3,693,896		2,594,551	(6)	3,693,896

Benefits & Perquisites:
SERP(7)	0	N/A	0	(8)	0		0		0		3,847,312		0		9,785,000	(9)
LTD	0	N/A	0		24,345	(10)	24,345	(10)	0		35,494	(10)	0		114,483	(11)
Outplacement	0	N/A	0		0		0		0		0		0		0
Executive Rewards	0	N/A	0		10,000		10,000		0		10,000		10,000		10,000
Retiree Medical & Dental	0	N/A	0		239,371	(12)	239,371	(12)	0		239,371	(12)	0		239,371	(12)
280G Tax Gross-up	N/A	N/A	N/A		N/A		N/A		1,325,737	(13)	6,906,572	(13)	N/A		N/A

Total	$0	N/A	$0		$11,661,751		$11,661,751		$7,115,522		$24,318,409		$5,381,066		$18,680,064

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Guaranteed additional payment upon disability of 40% of salary and bonus for 24 months less amounts payable through disability insurance plans.

(2)
Pro-rata bonus payout upon death or disability is based upon actual performance.

(3)
Equity awards valued at IMS's closing stock price of $23.04 as of December 31, 2007.

(4)
Represents intrinsic value of unvested stock options.

(5)
Includes dividend equivalent units earned through December 31, 2007 payable in cash upon vesting of awards.

(6)
Upon death, award would be pro-rated based on date of death and settled based on actual performance at the end of the performance period. Amount includes actual LTI award payout for Cycle 2006-2007 and pro-rata portion of target LTI Cycle 2007-2008.

(7)
Table includes enhanced SERP benefits only. Vested SERP benefits are disclosed in the Pension Benefits Table.

(8)
Vested SERP benefit is forfeited if involuntarily terminated for cause.

(9)
Represents the present value of guaranteed additional payments upon disability of 60% of salary and bonus to age 66. In addition, executive would be entitled to vested SERP benefits as disclosed in the Pension Benefits Table.

(10)
Represents the present value of payments to the executive to cover the cost of purchasing LTD insurance including income tax gross-up. Amount assumes the cost of benefits with income tax gross-up of $1,107 per month.

(11)
Represents the present value of payments to the executive to purchase LTD insurance to age 65 including income tax gross-up payments.

(12)
Represents the present value of payments to the executive to purchase medical and dental insurance to age 65 including income tax gross-up payment. Amount assumes the initial cost of benefits with income tax gross-up of $1,675 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage to age 65. For termination other than disability, Mr. Carlucci is also entitled to a Medicare supplemental benefit for life.

(13)
Under the executive Employment Agreement if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional "gross-up" amount so that his or her after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

—
Equity valued at IMS's closing stock price of $23.04 as of December 31, 2007.

—
Parachute payments for time vesting stock options, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

—
Calculations assume a portion of the 2007 bonus is reasonable compensation for services rendered prior to the CIC.

—
Excise tax gross-up for retiree medical payments estimated based on present value of expected payments.

IMS HEALTH INCORPORATED

Post-employment Payments—Gilles Pajot

Executive Payments and Benefits upon Termination/CIC	Retirement		Involuntary Termination for Cause		Involuntary Termination Without Cause		Termination by Executive for Good Reason		Termination by Executive with Notice		CIC without Termination	CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	N/A		$0		$2,742,246		$2,742,246		$2,742,246		$0	$4,113,369		N/A		N/A
Other Cash Incentives
—2007 Bonus	431,500	(1)	0		575,342		575,342		575,342		0	575,342		431,500	(1)	431,500	(1)
—2007 PERS Award	0		0		575,342		575,342		0		0	575,342		0		575,342
Long-term Incentive(2)
—Acceleration of Unvested Stock Options(3)	0		0		0		0		0		0	0		0		0
—Acceleration of Unvested RSUs(4)	0		0		1,907,107		1,907,107		0		1,907,107	1,907,107		1,907,107		1,907,107
—LTI Awards	0		0		1,902,459		1,902,459		0		1,902,459	1,902,459		1,310,482	(5)	1,902,459

Benefits & Perquisites:
SERP(6)	0		0	(7)	0		0		0		0	1,829,425		0		0
Life & LTD	0		0		34,127	(8)	34,127	(8)	34,127	(8)	0	49,756	(8)	1,000,000	(9)	109,512	(10)
Outplacement	0		0		0		0		0		0	0		0		0
Executive Rewards	0		0		10,000		10,000		10,000		0	10,000		10,000		10,000
Retiree Medical & Dental	70,008	(11)	0		70,008	(11)	70,008	(11)	70,008	(11)	0	70,008	(11)	0		70,008	(11)
Relocation Payments	230,195		230,195		230,195		230,195		230,195		0	230,195		230,195		230,195
280G Tax Gross-up	N/A		N/A		N/A		N/A		N/A		0	2,551,594	(12)	N/A		N/A

Total	$731,703		$230,195		$8,046,827		$8,046,827		$3,661,918		$3,809,566	$13,814,597		$4,889,285		$5,236,124

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Pro-rata bonus payout upon retirement, death or disability is based upon actual performance.

(2)
Equity awards valued at IMS's closing stock price of $23.04 as of December 31, 2007.

(3)
Represents intrinsic value of unvested stock options.

(4)
Includes dividend equivalent units earned through December 31, 2007 payable in cash upon vesting of awards.

(5)
Upon death, award would be pro-rated based on date of death and settled based on actual performance at the end of the performance period. Amount includes actual LTI award payout for Cycle 2006-2007 and pro-rata portion of target LTI Cycle 2007-2008.

(6)
Table includes enhanced SERP benefits only. Vested SERP benefits are disclosed in the Pension Benefits Table.

(7)
Vested SERP benefit is forfeited if involuntarily terminated for cause.

(8)
Represents the present value of payments to the executive to cover the cost of purchasing life and LTD insurance including income tax gross-up. Amount assumes the cost of benefits with income tax gross-up of $1,551 per month.

(9)
Executive is also covered under program providing an additional $3 million benefit in the event of accidental death.

(10)
Represents the present value of payments to the executive to purchase life and LTD insurance to age 65 including income tax gross-up payments.

(11)
Represents the present value of payments to the executive to purchase medical and dental insurance to age 65 including income tax gross-up payment. Amount assumes the initial cost of benefits with income tax gross-up of $835 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage to age 65.

(12)
Under the executive Employment Agreement if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional "gross-up" amount so that his or her after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

•
Equity valued at IMS's closing stock price of $23.04 as of December 31, 2007.

•
Parachute payments for time vesting stock options, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

IMS HEALTH INCORPORATED

Post-employment Payments—Robert Steinfeld

Executive Payments and Benefits upon Termination/CIC	Voluntary Termination	Retirement	Involuntary Termination for Cause		Involuntary Termination Without Cause		Termination by Executive for Good Reason		CIC without Termination	CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	$0	N/A	$0		$715,385	(1)	$658,625	(2)	$0	$1,975,875		N/A		N/A
Other Cash Incentives
—2007 Bonus	0	N/A	0		225,068		225,068		0	225,068		185,500	(3)	185,500	(3)
—2007 PERS Award	0	N/A	0		225,068		225,068		0	225,068		0		225,068
Long-term Incentive(4)
—Acceleration of Unvested Stock Options(5)	0	N/A	0		0		0		0	0		0		0
—Acceleration of Unvested RSUs(6)	0	N/A	0		901,512		901,512		901,512	901,512		901,512		901,512
—LTI Awards	0	N/A	0		941,078		941,078		941,078	941,078		664,521	(7)	941,078

Benefits & Perquisites:
SERP(8)	0	N/A	0	(9)	0		0		0	1,747,142		0		3,281,000	(10)
Life & LTD	0	N/A	0		24,846	(11)	24,846	(11)	0	36,225	(11)	0		112,522	(12)
Outplacement	0	N/A	0		20,000		0		0	100,000		0		0
Executive Rewards	0	N/A	0		10,000		10,000		0	10,000		10,000		10,000
Retiree Medical & Dental	0	N/A	0		358,051	(13)	358,051	(13)	0	358,051	(13)	49,386	(14)	358,051	(13)
280G Tax Gross-up	N/A	N/A	N/A		N/A		N/A		0	2,423,356	(15)	N/A		N/A

Total	$0	N/A	$0		$3,421,007		$3,344,248		$1,842,590	$8,943,374		$1,810,918		$6,014,731

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Severance benefit calculated under the terms of the Employee Protection Plan.

(2)
Severance benefit calculated under the terms of Mr. Steinfeld's Employment Agreement.

(3)
Pro-rata bonus payout upon death or disability is based upon actual performance.

(4)
Equity awards valued at IMS's closing stock price of $23.04 as of December 31, 2007.

(5)
Represents intrinsic value of unvested stock options.

(6)
Includes dividend equivalent units earned through December 31, 2007 payable in cash upon vesting of awards.

(7)
Upon death, award would be pro-rated based on date of death and settled based on actual performance at the end of the performance period. Amount includes actual LTI award payout for Cycle 2006-2007 and pro-rata portion of target LTI Cycle 2007-2008.

(8)
Table includes enhanced SERP benefits only. Vested SERP benefits are disclosed in the Pension Benefits Table.

(9)
Vested SERP benefit is forfeited if involuntarily terminated for cause.

(10)
Represents guaranteed additional payment upon disability of 60% of salary and bonus until age 65. In addition, executive would be entitled to receive vested SERP benefits as disclosed in the Pension Benefits table.

(11)
Represents the present value of payments to the executive to cover the cost of purchasing life and LTD insurance including income tax gross-up. Amount assumes the cost of benefits with income tax gross-up of $1,129 per month.

(12)
Represents the present value of payments to the executive to purchase life and LTD insurance to age 65 including income tax gross-up payments.

(13)
Represents the present value of payments to the executive to purchase medical and dental insurance to age 65 including income tax gross-up payment. Amount assumes the initial cost of benefits with income tax gross-up of $2,651 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage to age 65. For termination following a CIC, Mr. Steinfeld is also entitled to a Medicare supplemental benefit for life.

(14)
Represents the present value of payments to executive spouse and dependants to purchase medical and dental insurance for three years including income tax gross-up.

(15)
Under the executive Employment Agreement if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional "gross-up" amount so that his or her after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

—
Equity valued at IMS's closing stock price of $23.04 as of December 31, 2007.

—
Parachute payments for time vesting stock options, restricted stock and restricted stock units were valued using Reg. Section 1.280G-1 Q&A 24(c).

—
Calculations assume a portion of the 2007 bonus is reasonable compensation for services rendered prior to the CIC.

—
Excise tax gross-up for retiree medical payments estimated based on present value of expected payments.

IMS HEALTH INCORPORATED

Post-employment Payments—Bruce Boggs

Executive Payments and Benefits upon Termination/CIC	Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC without Termination	CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	$0	$0	$0	$526,154	$0	$1,252,602		N/A		N/A
Other Cash Incentives
—2007 Bonus	0	0	0	184,700	0	246,301		0		0
—2007 PERS Award	N/A	N/A	N/A	N/A	N/A	N/A		N/A		N/A
Long-term Incentive(1)
—Acceleration of Unvested Stock Options(2)	0	0	0	0	0	0		0		0
—Acceleration of Unvested RSUs(3)	0	0	0	0	1,123,082	1,123,082		1,123,082		1,123,082
—LTI Awards	0	0	0	0	859,111	859,111		516,849	(4)	516,849	(4)

Benefits & Perquisites:
Defined Contribution Executive Retirement Plan	0	0	0	0	0	369,758		115,276		0
Life	0	0	0	0	0	8,606	(5)	0		0
Outplacement	0	0	0	20,000	0	100,000		0		0
Executive Rewards	0	0	0	10,000	0	10,000		10,000		10,000
Retiree Medical & Dental	0	0	0	0	0	309,658	(6)	0		0
280G Tax Gross-up	N/A	N/A	N/A	N/A	0	1,128,507	(7)	N/A		N/A

Total	$0	$0	$0	$740,854	$1,982,193	$5,407,625		$1,765,207		$1,649,931

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Equity awards valued at IMS's closing stock price of $23.04 as of December 31, 2007.

(2)
Represents intrinsic value of unvested stock options.

(3)
Includes dividend equivalent units earned through December 31, 2007 payable in cash upon vesting of awards.

(4)
Upon death or disability, award would be pro-rated based on date of death or disability and settled based on actual performance at the end of the performance period. Amount includes actual LTI award payout for Cycle 2006-2007 and pro-rata portion of target LTI Cycle 2007-2008.

(5)
Represents the present value of payments to the executive to cover the cost of purchasing life insurance including income tax gross-up. Amount assumes the cost of benefits with income tax gross-up of $391 per month.

(6)
Represents the present value of payments to the executive to purchase medical and dental insurance to age 65 including income tax gross-up payment. Amount assumes the initial cost of benefits with income tax gross-up of $2,597 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage to age 65. Mr. Boggs is also entitled to a Medicare supplemental benefit for life.

(7)
Under his change-of-control agreement if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional "gross-up" amount so that his or her after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

•
Equity valued at IMS's closing stock price of $23.04 as of December 31, 2007.

•
Parachute payments for time vesting stock options, restricted stock, restricted stock units and Defined Contribution Executive Retirement Plan account balances were valued using Reg. Section 1.280G-1 Q&A 24(c).

•
Calculations assume a portion of the 2007 bonus is reasonable compensation for services rendered prior to the CIC.

•
Excise tax gross-up for retiree medical payments estimated based on present value of expected payments.

IMS HEALTH INCORPORATED
Post-employment Payments—Leslye Katz

Executive Payments and Benefits upon Termination/CIC	Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC without Termination	CIC with Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	$0	N/A	$0	$750,000	$0	$1,725,000		N/A		N/A
Other Cash Incentives
—2007 Bonus	0	N/A	0	135,000	0	200,000		0		0
—2007 PERS Award	0	N/A	0	0	0	0		0		0
Long-term Incentive(1)
—Acceleration of Unvested Stock Options(2)	0	N/A	0	0	0	0		0		0
—Acceleration of Unvested RSUs(3)	0	N/A	0	0	491,920	491,920		491,920		491,920
—LTI Awards	0	N/A	0	0	509,202	509,202		293,401	(4)	293,401	(4)

Defined Contribution Executive Retirement Plan	0	0	0	0	0	512,143		114,998		0
Life	0	N/A	0	0	0	16,754	(5)	0		0
Outplacement	0	N/A	0	20,000	0	100,000		0		0
Executive Rewards	0	N/A	0	10,000	0	10,000		10,000		10,000
Retiree Medical & Dental	0	N/A	0	0	0	391,799	(6)	0		0
280G Tax Gross-up	N/A	N/A	N/A	N/A	0	1,486,064	(7)	N/A		N/A

Total	$0	N/A	$0	$915,000	$1,001,122	$5,442,882		$910,319		$795,321

"Present Value" amounts were discounted using an annual interest rate of 6%.

(1)
Equity awards valued at IMS's closing stock price of $23.04 as of December 31, 2007.

(2)
Represents intrinsic value of unvested stock options.

(3)
Includes dividend equivalent units earned through December 31, 2007 payable in cash upon vesting of awards.

(4)
Upon death or disability, award would be pro-rated based on date of death or disability and settled based on actual performance at the end of the performance period. Amount includes actual LTI award payout for Cycle 2006-2007 and pro-rata portion of target LTI Cycle 2007-2008.

(5)
Represents the present value of payments to the executive to cover the cost of purchasing life insurance including income tax gross-up. Amount assumes the cost of benefits with income tax gross-up of $522 per month.

(6)
Represents the present value of payments to the executive to purchase medical and dental insurance to age 65 including income tax gross-up payment. Amount assumes the initial cost of benefits with income tax gross-up of $2,651 per month with future costs increasing at a trended rate of 10% to 5% over the duration of coverage to age 65. Ms. Katz is also entitled to a Medicare supplemental benefit for life.

(7)
Under her change-in-control agreement if payments are subject to excise taxes imposed under IRC Section 4999 the Company will pay to the executive an additional "gross-up" amount so that his or her after-tax benefits are the same as though no excise tax had applied. The following major assumptions were used to calculate payments under Section 280G:

—
Equity valued at IMS's closing stock price of $23.04 as of December 31, 2007.

—
Parachute payments for time vesting stock options, restricted stock, restricted stock units and Defined Contribution Executive Retirement Plan account balances were valued using Reg. Section 1.280G-1 Q&A 24(c).

—
Calculations assume a portion of the 2007 bonus is reasonable compensation for services rendered prior to the CIC.

—
Excise tax gross-up for retiree medical payments estimated based on present value of expected payments.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2007, regarding certain outstanding awards and shares remaining available for future issuance under our compensation plans under which equity securities are authorized for issuance (excluding 401(k) plans, ESOPs and similar tax-qualified plans):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2) (a)		Weighted-average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(4) (c)
Equity compensation plans approved by security holders	14,803,962	(1)	$23.84	11,668,641
Equity compensation plans not approved by security holders	2,638,106		22.60	1,755,150
Total	17,442,068		$23.62	13,423,791

(1)
The number of securities to be issued includes 78,368 shares issuable for achievement of the target level of performance under our Long Term Incentive Plan (the "LTIP") for the performance cycle ending December 31, 2008. Up to 78,383 additional shares would be issuable for that LTIP performance cycle if the maximum performance were achieved (with a corresponding reduction in the number of shares remaining available in column (c) of this row). Although not reflected in the table, we are committed to issue shares to eleven executive officers upon completion of the performance cycle ending December 31, 2008 with targeted value of $6,175,000 and a maximum value of $12,350,000, depending on the level of performance achieved, with the number of shares issuable to be determined based on the fair market value of shares at the end of the performance cycle.

(2)
For programs providing for variable levels of earning of shares over performance periods ending December 31, 2007, the number of shares shown in this column is based on the actual number earned by performance through December 31, 2007.

(3)
Weighted-average exercise price is calculated only for options and stock appreciation rights that have an exercise price. Thus, deferred stock and similar full-value awards which are treated as outstanding "rights" for purposes of column (a) of this Table but which have no exercise price, are not included in the calculation of weighted-average exercise price. Restricted stock is not considered a "right" because actual shares are issued at the grant date, subject to a risk of forfeiture and restrictions on transferability.

(4)
Of the shares remaining available for future issuance, the numbers of shares that may be issued under our plans at December 31, 2007, were as follows: 1998 Employees' Stock Incentive Plan, 9,621,235 shares; 2000 Stock Incentive Plan, 1,755,150 shares; and 1998 Non-Employee Directors' Stock Incentive Plan, 223,844 shares. All of these shares are available for issuance as "full-value" awards, which includes restricted stock, restricted stock units, stock granted as a bonus, as well as stock options and stock appreciation rights. Of the shares remaining available for future issuance, 1,823,563 shares remain available under the Company's Employee Stock Purchase Plan, a stock purchase plan meeting the requirements of Section 423 of the Internal Revenue Code.

        Our equity compensation plans that have not been approved by our shareholders are the 2000 Stock Incentive Plan and certain shares authorized for grant under the 1998

Non-Employee Directors' Stock Incentive Plan. Set forth below is a description of the material features of these plans:

  The 2000 Stock Incentive Plan provides for the grant of options and other equity awards to employees, excluding executive officers and directors. The Board of Directors adopted the Plan in 2000. Grants under the Plan are determined, and the Plan is administered by the Human Resources Committee of the Board of Directors (the "Committee") and certain officers to whom the Committee has delegated authority. The features of the Plan are similar to those of the 1998 Employees' Stock Incentive Plan, authorizing grants of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock-based awards. The Committee sets vesting terms of awards at grant; in some cases options or awards may vest upon the achievement of pre-set performance goals. To date, we have granted primarily options and restricted stock units under the Plan. Options must have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, and a term not exceeding ten years. Upon termination of employment, unvested options generally are forfeited and vested options expire 90 days after termination, except terms that are more favorable apply in the case of death, disability and retirement or as determined by the Committee. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock units granted under the Plan are settled by delivery of shares, and generally have been subject to a risk of forfeiture upon termination of employment for a period of one to four years, except more favorable terms apply to termination due to death, disability or retirement. Holders of restricted stock units are entitled to dividend equivalents payable in cash upon vesting. The Committee has specified that certain awards under the Plan will become vested upon a change in control of IMS.

  The 1998 Non-Employee Directors' Stock Incentive Plan currently provides for the grant of options and restricted stock to non-employee directors. Under Securities and Exchange Commission rules governing the above table, the Plan is considered approved by security holders but was amended by the Board of Directors to add 226,678 shares in 2000. Grants under the Plan are determined, and the Plan is administered by, the Human Resources Committee of the Board of Directors, subject to the review and approval of the full Board of Directors. Options must have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, and a term not exceeding ten years. The Committee sets vesting terms of awards at grant. Upon termination of service as a director, unvested options generally are forfeited and vested options expire 90 days after termination, except more favorable terms, including non-forfeiture of unvested options, apply in the case of death, disability and retirement or as determined by the Committee. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock granted under the Plan is subject to a risk of forfeiture upon termination of service as a director, except in the case of death or disability or as otherwise determined by the Committee, for a period specified by the Committee.

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008. The Board will ask IMS shareholders to ratify this selection at the Meeting.

Report of the Audit Committee

        PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the year ended December 31, 2007. PricewaterhouseCoopers has been our independent auditor since July 1998, when IMS became an independent publicly traded company.

        Among its functions, the Audit Committee reviews the financial reporting process of IMS on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing opinions on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America and on the effectiveness, in all material respects, of internal control over financial reporting, based on criteria established in Internal Control—an Integrated Framework issued by The Committee of Sponsoring Organizations of The Treadway Commission (collectively, "COSO").

        The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee also examined with the independent registered public accounting firm the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent registered public accounting firm's examination of the consolidated financial statements.

        PricewaterhouseCoopers has also confirmed to IMS that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee received and discussed with PricewaterhouseCoopers its written disclosures in the form of a letter as required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The Audit Committee James D. Edwards, Chairman H. Eugene Lockhart William C. Van Faasen Bret W. Wise

Fees Paid to Independent Registered Public Accounting Firm

        The accounting firm of PricewaterhouseCoopers served as IMS's independent auditors for the years ended December 31, 2007 and December 31, 2006. In addition to rendering audit services during those two years, PricewaterhouseCoopers performed various non-audit services for IMS worldwide.

Audit and Other Fees for Past Two Fiscal Years

        The following table sets forth the aggregate fees billed to IMS for services rendered by PricewaterhouseCoopers for the 2007 and 2006 fiscal years:

	2007	2006
	(in millions)
Audit fees(1)	$4.4	$4.4
Audit-related fees(2)	0.3	0.4
Tax fees(3)	1.1	2.1

Total	$5.8	$6.9

(1)
Audit fees principally include services related to the annual audit of the consolidated financial statements, audit of internal controls over financial reporting, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

(2)
Audit-related fees consisted principally of audits of employee benefit plans, and financial accounting and reporting consultations for assurance and related services not already reported in Audit fees.

(3)
Tax fees relate primarily to professional services for expatriate tax services and tax compliance, advice and planning services. These services included U.S. and non-U.S. tax services. The decrease in Tax fees related primarily to fewer tax services rendered during 2007 as compared to 2006 related to a reorganization of certain non-U.S. subsidiaries.

        All audit and non-audit services to be performed by IMS's independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Committee also has delegated to its Chairperson and each member determined to be an "audit committee financial expert," acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Committee at its next scheduled meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accountants expect to provide or may provide during the next 12 months. The schedule will be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next 12 months.

        A schedule of additional services proposed to be provided by the independent registered public accountants, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

        Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-related and Tax, none were billed pursuant to these provisions in fiscal 2007 without pre-approval.

        The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers with their independence. Our Committee has concluded that the provision of non-audit services by PricewaterhouseCoopers is compatible with that firm maintaining its independence from IMS and its management.

        The Audit Committee has appointed PricewaterhouseCoopers as independent registered public accountants for IMS for the year ending December 31, 2008. Ratification of the appointment of PricewaterhouseCoopers requires the affirmative vote of a majority of the shares of Common Stock voting in person or represented by proxy at the Meeting and entitled to vote on the matter. A representative of PricewaterhouseCoopers is expected to be available to answer appropriate questions at the Meeting and is free to make statements during the meeting. If the shareholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider the appointment.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL NO. 3: AMENDMENT OF THE RESTATED CERTIFICATE OF
INCORPORATION TO DECLASSIFY THE BOARD

        The Board recommends approval of an amendment to our Restated Certificate of Incorporation (the "Certificate of Incorporation") that would provide for the phased elimination of IMS' classified Board of Directors (the "Declassification Amendment"). Currently, Directors of IMS are elected for staggered terms of three years. If the Declassification Amendment is approved, commencing with the Board's Class I Directors standing for election at the 2009 annual meeting, Directors will stand for election for one-year terms, expiring at the next succeeding annual meeting of shareholders. The Board's Class II Directors and Class III Directors (who are standing for election at this year's annual meeting) will continue to hold office until the end of the terms for which they are elected and will stand for election for one year terms thereafter. Accordingly, Class II Directors will continue to serve for the term expiring at the annual meeting of shareholders in 2010 and Class III Directors, up for election, will serve for the term expiring at the annual meeting of shareholders to be held in 2011. Commencing in 2011, all Directors will be elected on an annual basis. In all cases, each Director will hold office until his or her successor has been elected and qualified or until the Director's earlier resignation or removal.

Background

        At the 2007 annual meeting of shareholders, a shareholder of IMS submitted a shareholder proposal requesting the Board take steps to declassify the election of Directors, as expeditiously as possible (the "Proposal"). The Board gave careful consideration to the Proposal, but recommended against its adoption. The Proposal received support from a majority of the outstanding shares at the 2007 annual meeting.

        In light of shareholder support for the Proposal and current investor expectations regarding corporate governance, the Board and its Nominating and Governance Committee have reconsidered the merits of retaining a classified board. In conducting its evaluation, the Board considered that the general purposes of the classified board are to promote stability and continuity in the work of the Board, enhance the independence of non-management Directors, and provide the Board with a greater opportunity to protect the interests of shareholders in the event of an unsolicited takeover offer. The Board also considered the corporate governance trend towards annual election of Directors, as well as the view of many corporate governance experts and institutional shareholders that a classified board has the effect of insulating Directors from a corporation's shareholders. Taking into account the foregoing, the Board, after careful consideration, and upon recommendation of the Nominating and Governance Committee, has determined that it is appropriate to propose declassifying the Board over a phase-in period, commencing with the 2009 annual meeting.

Declassification Amendment and Ancillary Changes

        If the Declassification Amendment is approved, our Certificate of Incorporation will be amended to eliminate the classification of the Board in the manner noted above and to make certain ancillary changes to the Certificate of Incorporation, as well as the Bylaws, to reflect the absence of a classified Board, as follows:

        Our present Certificate of Incorporation contains supermajority shareholder voting requirements providing that the affirmative vote of at least 80% of the outstanding shares entitled to vote generally in the election of Directors is required to amend the provisions of the Certificate of Incorporation establishing the classified board structure. The Declassification Amendment would remove the supermajority voting requirements applicable to the classification of the Board. If the Declassification Amendment is approved, corresponding amendments to our Bylaws and Corporate Governance Principles will become effective.

        Currently our Certificate of Incorporation permits the removal of Directors only for cause (as contemplated by Delaware law for corporations with classified boards) and requires the affirmative vote of at least 80% of the outstanding shares entitled to vote generally in the election of directors to effect such removal. Upon adoption of the Declassification Amendment, these requirements would continue to apply to all Directors serving terms to which they were elected prior to the 2009 annual meeting until the completion of their terms and, consistent with Delaware law for corporations without classified boards, Directors elected at the annual meeting of shareholders in 2009 and thereafter will be removable "with or without cause" upon the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of Directors.

        Appendix B shows the proposed changes to the relevant sections of Article Seventh and Article Ninth of the Certificate of Incorporation resulting from the proposed amendments, with deletions indicated by strike-outs and additions indicated by underlining.

Vote Required

        For the Declassification Amendment to become effective, it must receive the affirmative vote of at least 80% of the outstanding shares entitled to vote generally in the election of directors. The Board has already provisionally approved the corresponding amendments to our Bylaws and Corporate Governance Principles discussed above, subject to shareholder approval of the Declassification Amendment.

        If the Declassification Amendment is not approved by IMS' shareholders, the present classification of the Board of Directors will continue and the Class I Directors standing for election at the 2009 annual meeting will be elected to three-year terms expiring at the annual meeting of shareholders in 2012.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE DECLASSIFICATION AMENDMENT.

PROPOSAL NO. 4: REAPPROVAL OF BUSINESS CRITERIA
USED IN SETTING PERFORMANCE GOALS
UNDER THE EXECUTIVE ANNUAL INCENTIVE PLAN

        The Board of Directors recommends that shareholders of IMS Health reapprove the business criteria used in setting performance objectives for performance awards under the Executive Annual Incentive Plan (the "Annual Plan"). Although the Annual Plan originally was approved by shareholders in 1999, reapproval of certain terms of performance goals is advisable so that we will be able to continue to claim tax deductions for awards and payouts in 2009 and following years. IMS Health shareholders reapproved the required performance terms of the Annual Plan in 2003.

Reasons for Shareholder Approval

        As discussed in the Compensation Discussion and Analysis, we generally seek to preserve our ability to claim tax deductions for compensation paid to executives. Section 162(m) of the Internal Revenue Code limits the deductions that a publicly held company can claim for compensation in excess of $1 million in a given year paid to the principal executive officer and any of the three other most highly compensated executive officers serving on the last day of the fiscal year other than the principal financial officer (referred to as the "named executive officers"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible by us.

        We seek reapproval of the business criteria used to set performance goals for performance-based awards under the Annual Plan to named executive officers in order to meet a key requirement for such awards to qualify as "performance-based" under Section 162(m). Under 162(m), shareholder approval of general business criteria, without setting out specific levels of performance, qualifies performance-based awards under Section 162(m) for a period of approximately five years. Reapproval of such business criteria by our shareholders will meet the requirements under Section 162(m) until 2013.

Business Criteria Used for Specifying Performance Goals

        The Annual Plan provides that the Human Resources Committee may grant awards that may be earned only upon achievement of specific, pre-established performance goals. Such performance goals must be objective, and are to be based on one or more specific business criteria. The business criteria for which shareholder approval is sought are as follows: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) economic value created; (xx) total shareholder return (stock price appreciation plus dividends and distributions); (xxi) operating management goals; (xxii) execution of pre-approved corporate strategy, (xxiii) operating margin and (xxiv) measures of customer satisfaction and employee satisfaction. This list of business criteria is broader than the list currently set forth in the Annual Plan, but the Annual Plan will be amended to include all of these criteria if this proposal is approved by shareholders. Any of these business criteria may relate to IMS Health or one or more of its subsidiaries, divisions or business units, partnerships, joint ventures or minority investments, product lines or products. The performance goals may be calculated without regard to extraordinary items, or the treatment of extraordinary items for purposes of measuring performance may be specified in advance by the Committee. A performance award qualifying under Section 162(m) may not be paid until the Committee certifies that the performance goals have been met.

Description of the Annual Plan

        The Board of Directors adopted the Annual Plan in 1998, and shareholders approved it in 1999. Its purpose is to advance the interests of IMS Health and shareholders by providing incentives in the form of periodic bonus awards to certain of our management employees, thereby motivating such employees to attain corporate performance goals set in accordance with the Annual Plan.

        Administration.    The Annual Plan is administered and interpreted by the Human Resources Committee (the "Committee"). The Board limits membership on the Committee to non-employee directors, and intends that appointees will be independent directors under all applicable standards of independence.

        Eligibility and Participation.    The Committee selects participants from among our employees whose position and responsibilities are expected to have a material impact on the results of our operations or the operations of our subsidiaries. Approximately 150 senior employees currently participate in the plan.

        Performance Goals.    A participant will earn incentive compensation in a performance period only upon attainment of written performance goals approved by the Committee. The Committee must establish such goals while the performance outcome is substantially uncertain, usually within the first 90 days of a fiscal year. The objective performance goals must be based on the business criteria described above. The Committee must specify an award opportunity for each participant. This is an amount or range of amounts that may be earned upon achievement of specified levels of performance during the performance period. We typically measure performance over a period of one year, but the Committee has authority to specify different length performance periods under the Plan.

        We recently amended the Annual Plan to authorize performance awards to be authorized and paid out based on the level of funding of a hypothetical "pool," where such funding results from achievement of performance goals. As with other performance awards under the Plan, the Committee must set the performance goal based on the business criteria set out in the Plan, which are the business criteria to be approved by shareholders under this proposal. The dollar amount of funding of this pool corresponding to various levels of performance also must be set by the Committee, and these determinations are made relatively early in the performance measurement period. The Committee also must specify, for persons whose compensation in the performance period potentially could be subject to limits on tax deductibility by IMS Health under Code Section 162(m), the maximum percentage of the performance award pool that could be payable; the maximum payout in any event cannot exceed the maximum incentive award amounts payable under the Plan. This funding pool approach will allow the Committee greater flexibility to determine final bonus amounts based on an assessment of all aspects of performance at year end, as well as greater control of expense from our bonus program.

        Payment of Awards.    Following the completion of a performance period, the Committee will determine whether and the extent to which applicable performance goals have been met so that the participant has earned an award authorized under the Plan. The Committee will make a written determination specifying the level of performance achieved and the amount of incentive compensation to be paid or the level of funding of any performance award pool and allocations of incentives based on such a pool. No incentive compensation will be paid under the Plan until certification is made by the Committee. At the discretion of the Committee, the amount of the payment of a performance award may be varied downward or, with respect to a participant who was not designated as a covered employee subject to Section 162(m) of the Code, upward.

        Annual incentive awards under the Plan can be settled in cash or in shares of our Common Stock, but shares may be used only to the extent such shares are drawn from our 1998 Employees' Stock Incentive Plan or another equity plan. No shares are reserved or made available under the Annual Plan itself.

        Maximum Award Limit.    The maximum amount that may be earned by any one participant with respect to any one fiscal year is $3 million.

        Termination of Employment.    The Annual Plan provides that, if a participant dies, retires, is assigned to a different position, is granted a leave of absence, or is otherwise terminated (except for cause) during a performance period, a pro rata share of any incentive compensation based on actual performance during the full performance period or the portion thereof completed at the date of termination may, at the discretion of the Committee, be paid to such participant. We have committed to providing for payouts of annual incentive awards in the event of specified termination events on other terms, in employment agreements and severance policies. These are discussed in greater detail above under the caption "Potential Payments Upon Termination or Change-In-Control."

        Amendment and Termination.    The Board may amend, alter or discontinue the Annual Plan, but no amendment, alteration or discontinuation may materially impair the rights of a participant under any award without his or her consent. The Committee may, however, amend the Annual Plan in a way that ensures that awards meet the requirements of the Code, both to preserve our tax deductions and to avoid penalties and adverse tax consequences to participants. Thus, amendments to the Annual Plan that might broaden eligibility or increase our expense under the Plan would not necessarily be subject to shareholder approval.

        Nontransferability of Awards.    Awards and rights under the Plan are not transferable or assignable by the participant otherwise than by will or the laws of descent and distribution.

        Federal Income Tax Implications of the Annual Plan.    Cash payments of incentive awards under the Annual Plan result in ordinary income to the participant, and we generally are entitled to an equal tax deduction. As discussed above, our ability to claim this tax deduction for the named executive officers may depend on compliance with Section 162(m) of the Code. The Annual Plan permits but does not require such compliance, and compliance may not be attained in all cases. We have discretion to require awards under the Annual Plan to be deferred or to permit such deferral at the election of the participant, which would defer the timing of taxation to the participant and the timing of the corresponding tax deduction to be claimed by us.

New Plan Benefits

        Reapproval of the business criteria used for performance awards under the Annual Plan will not affect any currently outstanding awards or award opportunities. However, such reapproval should permit awards granted in the period from 2009 to 2013 under the Annual Plan to remain fully deductible by IMS Health. It is not possible at this time to determine whether any such awards will be granted or the terms of such awards.

        The Board retains the authority to grant annual incentive awards apart from the Annual Plan, and therefore the plan is not the exclusive means by which such incentives could be authorized or paid to persons eligible to participate in the Annual Plan.

Vote Required For Approval

        Approval of this proposal will require the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. If shareholders vote to disapprove this proposal, awards previously authorized under the Annual Plan would remain outstanding, but future annual incentive awards, if any, to persons whose compensation potentially would be subject to limitations under Code Section 162(m) would not be payable under the Annual Plan.

THE BOARD RECOMMENDS A VOTE FOR REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE ANNUAL PLAN.

OTHER MATTERS

        Other Business.    We know of no matters, other than those referred to in this Proxy Statement that will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the Meeting, the persons named in the enclosed proxy card will have discretion to vote on those matters for you.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement (and form of proxy) for presentation at our 2009 Annual Meeting of Shareholders, the proposal must be received by us, marked to the attention of Robert H. Steinfeld, Corporate Secretary, at our principal executive offices by November 28, 2008. As the rules of the SEC make clear, merely submitting a proposal does not guarantee its inclusion.

        Under our Bylaws, and as permitted by SEC rules, certain procedures are provided that a shareholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary of IMS at 901 Main Avenue, Norwalk, Connecticut 06851. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2009 Annual Meeting no earlier than February 1, 2009, and no later than February 21, 2009.

        If, however, the date of our 2009 Annual Meeting is advanced more than 20 days, or delayed more than 70 days, from May 2, 2009, we must receive notice no earlier than 90 days prior to the 2009 Annual Meeting date and no later than the close of business (i) 70 days prior to the 2009 Annual Meeting date or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later.

        The nomination must contain the following information about the nominee:

  •
  The information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a Director; and

  •
  A signed consent of the nominee to serve as a Director of IMS, if elected.

        As to any other business a shareholder proposes to bring before the meeting, notice of a proposed item of business must include:

  •
  A brief description of the substance of, and the reasons for conducting, such business at the annual meeting;

  •
  The shareholder's name and address;

  •
  The number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and

  •
  Any material interest of the shareholder in such business.

INCORPORATION BY REFERENCE

        In our filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Audit Committee Report" and the "Compensation Committee Report"

contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

SOLICITATION OF PROXIES

        Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and of the 2007 Annual Report will be supplied to brokers, banks or nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Innisfree M&A Incorporated has been retained to assist in soliciting proxies at an estimated fee of $15,000 plus reimbursement of reasonable out-of-pocket expenses.

REDUCE MAILINGS

        If more than one copy of our 2007 Annual Report has been mailed to your address and you wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports or if you wish to receive your reports via the Internet, please let us know. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s). At least one account must continue to receive an annual report and proxy statement either via mail or via Internet delivery.

By Order of the Board of Directors,

ROBERT H. STEINFELD Senior Vice President, General Counsel and Corporate Secretary
Dated: March 28, 2008 Norwalk, Connecticut

APPENDIX A

IMS HEALTH INCORPORATED

Director Independence Standards
(Excerpts from Guidelines for Determining Director Independence)

        The Board of Directors of IMS Health Incorporated has adopted "Guidelines for Determining Director Independence" (the "Guidelines") which may be viewed on the Internet at http://www.imshealth.com. The Guidelines provide a basis for determining that individual Directors are "independent," meaning that each Director has no material relationship with IMS, directly or indirectly, that would interfere with his or her exercise of independent judgment as a Director of IMS. This determination, to be made annually, helps assure the quality of the Board's oversight of management, reduces the possibility of damaging conflicts of interest, and complies with the listing standards of the New York Stock Exchange ("NYSE") applicable to IMS.

        The NYSE requires a listed company to disclose in its proxy statement its specific categorical standards of director independence. Section 2 of our Guidelines is reprinted below, setting forth our categorical standards for director independence:

          (2)  Objective Factors Demonstrating Director Independence.—IMS's Categorical Standards. Absent unusual circumstances, a Director meeting the requirements of (1) above [Note: Section (1) contains the stated NYSE bright line criteria for director "independence"] will be deemed to be independent under IMS's categorical standards if, during the current year and the preceding three years, the Director and his or her immediate family members:

    (a)
    Have not had, during 2005 or earlier years, a transaction or relationship with IMS triggering disclosure under Item 404(a) or (b) of Regulation S-K under the Securities Exchange Act of 1934 as then in effect;

      Note: A charitable organization that employs the Director will be treated as a business entity and IMS contributions to it will be treated as payments in applying Item 404(b);

    (b)
    Have not had, during 2006 and later years, a direct or indirect material interest in a transaction in which IMS was a participant triggering disclosure under Item 404(a) of Regulation S-K as in effect from November 7, 2006; and

    (c)
    Have not had an "interlocking" relationship, in 2005 or earlier years, of the type required to be disclosed under Item 402(j)(3) of Regulation S-K or, in 2006 or later years, of the type required to be disclosed under Item 407(e)(iii) of Regulation S-K as in effect from November 7, 2006 (in both cases this can arise where a Director is an executive officer of another entity and an executive officer of IMS is a Director of the other entity, if either of the two individuals has authority to set the compensation of the other).

        [Sections 1, 3, 4 and 5 omitted]

A-1

APPENDIX B

IMS HEALTH INCORPORATED

Proposed Changes to Certificate of Incorporation Resulting From Proposal No. 3
(Amendment of the Restated Certificate of Incorporation to Declassify the Board of Directors)

        SEVENTH: (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. At the annual meeting of stockholders that is held in calendar year 2008, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is held in calendar year 2011 and until such directors' successors shall have been elected and qualified. Commencing at the annual meeting of stockholders that is held in calendar year 2009, directors shall be elected annually for terms of one year, except that any director in office at the 2009 annual meeting whose term expires at the annual meeting of directors held in calendar year 2010 or 2011 (a "Continuing Classified Director") shall continue to hold office until the end of the term for which such director was elected and until such director's successor shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors' successors shall have been elected and qualified. ~~The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each succeeding annual meeting of stockholders following 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.~~ A director shall hold office ~~until the annual meeting for the year in which his term expires and~~ until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed with or without cause, ~~and only~~ by the affirmative vote of at least a majority ~~80 percent~~ in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class; provided, however, that Continuing Classified Directors may be

B-1

removed only for cause and only by the affirmative vote of the holders of at least 80% in voting power of the shares of the corporation entitled to vote generally in the election of directors (voting as a single class) cast at a meeting of the stockholders called for that purpose.

        (2)  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) applicable thereto~~, and such directors so elected shall not be divided into classes pursuant to this Article Seventh unless expressly provided by such terms.~~

        NINTH: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article Fifth, ~~Article Seventh,~~ Article Eighth or this Article Ninth or to adopt any provision inconsistent therewith."

B-2

ANNUAL MEETING OF SHAREHOLDERS OF

IMS HEALTH INCORPORATED

May 2, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES.
		1.	Election of Directors	FOR	AGAINST	ABSTAIN
			David R. Carlucci	☐	☐	☐
			Constantine L. Clemente	☐	☐	☐
			Kathryn E. Giusti	☐	☐	☐
			M. Bernard Pickett	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.
				FOR	AGAINST	ABSTAIN
		2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2008.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 3.
				FOR	AGAINST	ABSTAIN
		3.	Approval of the amendments to the Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 4.
				FOR	AGAINST	ABSTAIN
		4.	Reapproval of the business criteria used for performance goals under the Executive Annual Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

IMS HEALTH INCORPORATED

May 2, 2008

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
-OR-
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER
-OR-
IN PERSON—You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

\/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES.
		1.	Election of Directors	FOR	AGAINST	ABSTAIN
			David R. Carlucci	☐	☐	☐
			Constantine L. Clemente	☐	☐	☐
			Kathryn E. Giusti	☐	☐	☐
			M. Bernard Pickett	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.
				FOR	AGAINST	ABSTAIN
		2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2008.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 3.
				FOR	AGAINST	ABSTAIN
		3.	Approval of the amendments to the Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 4.
				FOR	AGAINST	ABSTAIN
		4.	Reapproval of the business criteria used for performance goals under the Executive Annual Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMS HEALTH INCORPORATED

2008 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON MAY 2, 2008.

        The undersigned shareholder hereby appoints DAVID R. CARLUCCI, LESLYE G. KATZ and ROBERT H. STEINFELD, and each of them, officers and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IMS Health Incorporated, to be held at The Hyatt Regency, Greenwich, Connecticut on Friday, May 2, 2008, at 11:30 a.m. and any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned shareholder. If no direction is made, the proxy will be voted "FOR" All Nominees under Item 1, the election of David R. Carlucci, Constantine L. Clemente, Kathryn E. Giusti and M. Bernard Puckett, "FOR" Item 2, the ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2008, "FOR" Item 3, the approval of the amendments to the Restated Certificate of Incorporation to declassify the Board of Directors, and "FOR" Item 4, the reapproval to the business criteria used for performance goals under the Executive Annual Incentive Plan.

        For participants in the IMS Health Incorporated Savings Plan that have contributions invested in IMS Common Stock, this proxy card will serve as a voting instruction for the Trustee of the Plan. Participants must return their proxy cards prior to April 30, 2008. American Stock Transfer & Trust Company will then forward the proxy cards to the Trustee. If a participant's proxy card is not received before April 30, 2008 or if such participant signs and returns his or her proxy card without instructions marked in the boxes, the Trustee will vote the participant's shares of Common Stock in the same proportion as other shares of Common Stock held in the Plan for which the Trustee received timely instructions.

        (Continued and to be signed on the reverse side)

QuickLinks

TABLE OF CONTENTS
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE
DIRECTORS STANDING FOR ELECTION
DIRECTORS CONTINUING IN OFFICE
CORPORATE GOVERNANCE AT IMS
Director Compensation for Fiscal 2007
COMPENSATION DISCUSSION AND ANALYSIS
Total Direct Compensation ("TDC") - Payout Levels Based on 2007 Performance
REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table For 2007
Grants of Plan-Based Awards for Fiscal 2007
Option Exercises and Stock Vested for Fiscal 2007
Pension Benefits for Fiscal 2007
Nonqualified Deferred Compensation for Fiscal 2007
IMS HEALTH INCORPORATED Post-employment Payments—David Carlucci
IMS HEALTH INCORPORATED Post-employment Payments—Gilles Pajot
IMS HEALTH INCORPORATED Post-employment Payments—Robert Steinfeld
IMS HEALTH INCORPORATED Post-employment Payments—Bruce Boggs
IMS HEALTH INCORPORATED Post-employment Payments—Leslye Katz
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.
PROPOSAL NO. 3: AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD
THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE DECLASSIFICATION AMENDMENT.
PROPOSAL NO. 4: REAPPROVAL OF BUSINESS CRITERIA USED IN SETTING PERFORMANCE GOALS UNDER THE EXECUTIVE ANNUAL INCENTIVE PLAN
THE BOARD RECOMMENDS A VOTE FOR REAPPROVAL OF THE PERFORMANCE GOALS UNDER THE ANNUAL PLAN.
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
INCORPORATION BY REFERENCE
SOLICITATION OF PROXIES
REDUCE MAILINGS
  APPENDIX A
IMS HEALTH INCORPORATED Director Independence Standards (Excerpts from Guidelines for Determining Director Independence)
  APPENDIX B
IMS HEALTH INCORPORATED Proposed Changes to Certificate of Incorporation Resulting From Proposal No. 3 (Amendment of the Restated Certificate of Incorporation to Declassify the Board of Directors)